Filed Pursuant to Rule 424(b)(2)

Registration No. 333-233213

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
3.350% Notes due 2024	$400,000,000	$48,480
4.000% Notes due 2030	$700,000,000	$84,840
Guarantees(2)
Total	$1,100,000,000	$133,320

(1)

Calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for the registrant’s Registration Statement on Form S-3 (File No. 333-233213) filed with the Securities and Exchange Commission on August 12, 2019.

(2)	In accordance with Rule 457(n), no separate fee is payable with respect to the Guarantees.

Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-233213

Prospectus Supplement

(to the Prospectus dated August 12, 2019)

GLP Capital, L.P.

GLP Financing II, Inc.

$400,000,000 3.350% Senior Notes due 2024

$700,000,000 4.000% Senior Notes due 2030

GLP Capital, L.P. and GLP Financing II, Inc. (together, the “Issuers”) are offering $400.0 million aggregate principal amount of 3.350% senior notes due 2024 (the “2024 notes”) and $700.0 million aggregate principal amount of 4.000% senior notes due 2030 (the “2030 notes” and, together with the 2024 notes, the “notes”). We will pay interest on the 2024 notes semi-annually in arrears on March 1 and September 1 of each year, commencing on March 1, 2020. We will pay interest on the 2030 notes semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2020. Interest on the notes will accrue from August 29, 2019. The 2024 notes will mature on September 1, 2024 and the 2030 notes will mature on January 15, 2030.

We may redeem all or part of either series of notes at any time prior to the date that is, with respect to the 2024 notes 30 days, and with respect to the 2030 notes 90 days, prior to the maturity date of the applicable series of notes (the “Par Call Date”), at our option at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date, plus a “make-whole” premium. At any time on or following the applicable Par Call Date, we may redeem all or part of either series of notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date. See “Description of the Notes—Redemption—Optional Redemption.”

If we experience a change of control accompanied by a decline in the rating of either series of notes, we must give holders of such series of notes the opportunity to sell us their notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the repurchase date. See “Description of the Notes—Repurchase at the Option of Holders—Change of Control and Rating Decline.”

In addition, the notes will be subject to redemption requirements imposed by gaming laws and regulations of gaming authorities in jurisdictions in which we conduct gaming operations. See “Description of the Notes—Redemption—Gaming Redemption.”

The notes will be guaranteed on a senior unsecured basis by Gaming and Leisure Properties, Inc. (“GLPI”), but will not initially be guaranteed by, or be obligations of, any subsidiary of the Issuers. GLPI does not have any material assets other than its investment in GLP Capital, L.P. GLP Financing II, Inc., a wholly-owned subsidiary of GLP Capital, L.P., is nominally capitalized and does not have any material assets or significant operations, other than with respect to acting as co-Issuer for the notes offered hereby, as well as for certain other debt obligations of GLP Capital, L.P.

The notes will rank pari passu in right of payment with all of our existing and future senior indebtedness, including our existing senior unsecured notes and borrowings under our senior unsecured credit facilities, and senior in right of payment to all of our future subordinated indebtedness, without giving effect to collateral arrangements. The notes will be effectively subordinated to all of our future secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes will be structurally subordinated to all indebtedness and other liabilities of any of our subsidiaries, certain of which may in the future elect to guarantee our senior unsecured credit facilities.

The notes will be issued only in registered form in denominations of $2,000 and integral multiples of $1,000 thereafter.

Investing in the notes involves risks. See “Risk Factors”, beginning on page S-20 of this prospectus supplement and on page 23 of GLPI’s Annual Report on Form 10-K for the year ended December 31, 2018, and other reports filed with the Securities and Exchange Commission and incorporated by reference herein and therein.

	Price to Public(1)	Underwriting Discount	Proceeds to Us, Before Expenses
Per 2024 note	99.899%	0.600%	99.299%
Total	$399,596,000	$2,400,000	$397,196,000
Per 2030 note	99.751%	0.650%	99.101%
Total	$698,257,000	$4,550,000	$693,707,000

(1)	Plus accrued interest from August 29, 2019, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No gaming or regulatory agency has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We expect delivery of the notes will be made to investors in book-entry form through The Depository Trust Company on or about August 29, 2019.

Joint Book-Running Managers

Wells Fargo Securities	BofA Merrill Lynch	Fifth Third Securities	J.P. Morgan

Barclays	Citizens Capital Markets	Credit Agricole CIB	M&T Securities

SunTrust Robinson Humphrey

The date of this prospectus supplement is August 15, 2019.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and also adds to and updates information in the accompanying prospectus and the documents incorporated by reference therein. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read this entire document, including this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. In the event that the description of this offering varies between this prospectus supplement and the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information contained in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. The accompanying prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a shelf registration statement. Under the shelf registration process, from time to time, we may offer and sell securities in one or more offerings.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any “free writing prospectus” we authorize to be delivered to you. We have not and the underwriters have not authorized anyone to provide you with any information other than information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any “free writing prospectus” we have authorized for use in connection with this offering. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any authorized “free writing prospectus” are not an offer to sell or the solicitation of an offer to buy any securities other than the notes to which this prospectus supplement relates, nor is this prospectus supplement, the accompanying prospectus, including the documents incorporated by reference herein and therein, or any authorized “free writing prospectus” an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any authorized “free writing prospectus” is accurate only as of their respective dates regardless of the time of delivery of this prospectus supplement, the accompanying prospectus and any authorized “free writing prospectus”. Our business, financial condition, results of operations and prospects may have changed since those dates.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any authorized “free writing prospectus,” in making your investment decision. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus and “Information Incorporated by Reference” in this prospectus supplement and in the accompanying prospectus.

This prospectus supplement and the accompanying prospectus contain, or incorporate by reference, forward-looking statements. Such forward-looking statements should be considered together with the cautionary statements and important factors included or referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein. See “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement and in the accompanying prospectus.

S-ii

BASIS OF PRESENTATION

Except as otherwise indicated or required by the context, references in this prospectus supplement to:

•	“2020 Notes” refers to the Issuers’ 4.875% senior unsecured notes in the aggregate principal amount of $1.0 billion that mature on November 1, 2020;

•	“Capital Corp.” refers to GLP Financing II, Inc., a Delaware corporation and wholly-owned subsidiary of the Operating Partnership;

•

“Credit Facility” refers to the Company’s senior unsecured credit facility consisting of a $1,175.0 million revolving credit facility and a $525.0 million Term Loan A-1 facility. The revolving credit facility matures on May 21, 2023 and the Term Loan A-1 facility matures on April 28, 2021. See “Description of Certain Other Indebtedness—Credit Facility”;

•	“GLPI” refers to Gaming and Leisure Properties, Inc., a Pennsylvania corporation and the guarantor of the notes offered hereby, and, unless the context otherwise requires, none of its subsidiaries;

•	“Issuers” refer to the Operating Partnership and Capital Corp. and none of their consolidated subsidiaries;

•	“Operating Partnership” refers to GLP Capital, L.P., a Pennsylvania limited partnership and wholly-owned subsidiary of GLPI through which GLPI owns substantially all of its real estate assets;

•	“Revolver” refers to the $1,175.0 million revolving credit facility under the Credit Facility;

•	“Term Loan A-1” refers to the $525.0 million unsecured Term Loan A-1 under the Credit Facility;

•

“Tender Offer” refers to the cash tender offer to purchase up to $500.0 million of the outstanding 2020 Notes for up to $512.0 million in cash, subject to the relevant terms and conditions set forth in the Offer to Purchase, dated August 15, 2019 (the “Offer to Purchase”) related to the Tender Offer, which we launched on August 15, 2019 and which will expire at 11:59 p.m., New York City time on September 12, 2019 (neither this prospectus supplement nor the accompanying prospectus constitute an offer to purchase any of our outstanding 2020 Notes and any such offer will be effected solely through the Offer to Purchase);

•

“Transactions” refers collectively to (i) the issuance of the notes offered hereby, (ii) the use of approximately $340.0 million of the net proceeds from this offering to repay outstanding borrowings under the Revolver, excluding any accrued and unpaid interest thereon, (iii) the use of approximately $236.0 million of the net proceeds from this offering to repay outstanding borrowings under the Term Loan A-1 facility, excluding any accrued and unpaid interest thereon, and (iv) the use of approximately $512.0 million of the net proceeds from this offering to finance the Tender Offer, assuming $500.0 million of the 2020 Notes are tendered in the Tender Offer; and

•

“We”, “our”, “us” and “the Company” refer to GLPI and its consolidated subsidiaries; provided that with respect to the discussion of the terms of the notes on the cover page of this prospectus supplement, in the section entitled “Prospectus Supplement Summary—The Offering,” and in the section entitled “Description of the Notes,” references to “we”, “our” and “us” refer only to the Issuers and none of their subsidiaries.

S-iii

PRESENTATION OF NON-GAAP FINANCIAL INFORMATION

Funds From Operations (“FFO”), Adjusted Funds From Operations (“AFFO”) and Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (“Adjusted EBITDA”), which are presented in this prospectus supplement, are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). We use these non-GAAP financial measures as performance measures for benchmarking against our peers and as internal measures of business operating performance, which is used as a bonus metric. We believe FFO, AFFO and Adjusted EBITDA provide a meaningful perspective of the underlying operating performance of our current business. This is especially true since these measures exclude real estate depreciation and we believe that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. In addition, in order for GLPI to qualify as a REIT, it must distribute 90% of its REIT taxable income annually. We adjust AFFO accordingly to provide our investors an estimate of the taxable income available for this distribution requirement.

FFO, AFFO and Adjusted EBITDA are non-GAAP financial measures that are considered supplemental measures for the real estate industry and a supplement to GAAP measures. The National Association of Real Estate Investment Trusts defines FFO as net income (computed in accordance with GAAP), excluding (gains) or losses from sales of property and real estate depreciation. We define AFFO as FFO excluding stock based compensation expense, the amortization of debt issuance costs, bond premiums and original issuance discounts, other depreciation, the amortization of land rights, straight-line rent adjustments, direct financing lease adjustments, losses on debt extinguishment, retirement costs and goodwill and loan impairment charges, reduced by maintenance capital expenditures. Finally, we define Adjusted EBITDA as net income excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, stock based compensation expense, straight-line rent adjustments, direct financing lease adjustments, the amortization of land rights, losses on debt extinguishment, retirement costs and goodwill and loan impairment charges.

FFO, AFFO and Adjusted EBITDA are not recognized terms under GAAP. These non-GAAP financial measures: (i) do not represent cash flow from operations as defined by GAAP; (ii) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity. In addition, these measures should not be viewed as an indication of our ability to fund all of our cash needs, including to make cash distributions to our shareholders, to fund capital improvements, or to make interest payments on our indebtedness. FFO, AFFO and Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other real estate companies, including REITs due to the fact that not all real estate companies use the same definitions. Our presentation of these measures does not replace the presentation of our financial results in accordance with GAAP.

For reconciliations of our net income to FFO, AFFO and Adjusted EBITDA, see the section entitled “Prospectus Supplement Summary—Summary Historical Consolidated Financial Information”.

S-iv

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and in any “free writing prospectus” that we have authorized for use in connection with this offering, may constitute “forward-looking statements” within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include information concerning our business strategy, plans, goals and objectives.

Forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus include, but are not limited to, statements regarding our ability to grow our portfolio of gaming facilities and to secure additional avenues of growth beyond the gaming industry and our intended use of proceeds from this offering. In addition, statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. You should understand that the following important factors could affect future results and could cause actual results to differ materially from those expressed in such forward-looking statements:

•	the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease properties on favorable terms;

•	the degree and nature of our competition;

•

the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate our properties, or other delays or impediments to completing our planned acquisitions or projects;

•

our ability to maintain our status as a REIT, given the highly technical and complex Internal Revenue Code (the “Code”) provisions for which only limited judicial and administrative authorities exist, where even a technical or inadvertent violation could jeopardize REIT qualification and where requirements may depend in part on the actions of third parties over which we have no control or only limited influence;

•	the satisfaction of certain asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis in order for GLPI to maintain its REIT status;

•

the ability and willingness of our tenants, operators and other third parties to meet and/or perform their obligations under their respective contractual arrangements with us, including lease and note requirements and in some cases, their obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities;

•

the ability of our tenants and operators to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation to satisfy obligations under their existing credit facilities and other indebtedness;

•

the ability of our tenants and operators to comply with laws, rules and regulations in the operation of our properties, to deliver high quality services, to attract and retain qualified personnel and to attract customers;

•

the satisfaction of the mortgage loan made to Eldorado Resorts, Inc. (“Eldorado”) by way of substitution of one or more additional Eldorado properties acceptable to Eldorado and us, which will be transferred to us;

S-v

•	the ability to generate sufficient cash flows to service our outstanding indebtedness;

•	the access to debt and equity capital markets, including for acquisitions or refinancings due to maturities;

•	adverse changes in our credit rating;

•	fluctuating interest rates;

•	the impact of global or regional economic conditions;

•	the availability of qualified personnel and our ability to retain our key management personnel;

•

our obligation to indemnify Penn National Gaming, Inc. (“Penn”) and its subsidiaries under certain circumstances if the Penn Spin-Off (as defined in the section entitled “Prospectus Supplement Summary—About Our Company” and as further described in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2018 (“2018 10-K”)) fails to be tax-free;

•	changes in the U.S. tax law and other state, federal or local laws, whether or not specific to real estate, real estate investment trusts or to the gaming, lodging or hospitality industries;

•	changes in accounting standards;

•	the impact of weather events or conditions, natural disasters, acts of terrorism and other international hostilities, war or political instability;

•	other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and

•

additional factors as discussed in the 2018 10-K, in GLPI’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 (“2019 Q1 10-Q”) and June 30, 2019 (“2019 Q2 10-Q”), and in GLPI’s Current Reports on Form 8-K filed with the SEC.

Other unknown or unpredictable factors may also cause actual results to differ materially from those projected by the forward-looking statements. Most of these factors are difficult to anticipate and are generally beyond our control. Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should consider the areas of risk described above in connection with considering any forward-looking statements that may be made by us generally and any forward-looking statements that are included or incorporated by reference herein or in the accompany prospectus supplement specifically. We do not undertake any obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required to do so by law.

S-vi

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein and does not contain all of the information that may be important to you. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference, including the section entitled “Risk Factors” beginning on page S-19 of this prospectus supplement and in GLPI’s 2018 10-K, 2019 Q1 10-Q and 2019 Q2 10-Q, before making an investment decision regarding the notes.

About our company

GLPI is a self-administered and self-managed Pennsylvania REIT, which was incorporated in February 2013 as a wholly-owned subsidiary of Penn National Gaming, Inc. (“Penn”). GLPI’s primary business consists of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements. On November 1, 2013, Penn contributed to GLPI, through a series of internal corporate restructurings, substantially all of the assets and liabilities associated with Penn’s real property interests and real estate development business, as well as the assets and liabilities of Hollywood Casino Baton Rouge and Hollywood Casino Perryville (the “TRS Properties”) and then spun-off GLPI to holders of Penn’s common and preferred stock in a tax-free distribution (the “Penn Spin-Off”). GLPI elected on its U.S. federal income tax return for the taxable year beginning on January 1, 2014 to be treated as a REIT and, together with its indirect wholly-owned subsidiary, GLP Holdings, Inc., jointly elected to treat each of GLP Holdings, Inc., Louisiana Casino Cruises, Inc. (d/b/a Hollywood Casino Baton Rouge) and Penn Cecil Maryland, Inc. (d/b/a Hollywood Casino Perryville) as a “taxable REIT subsidiary” (“TRS”) effective on the first day of the first taxable year of GLPI as a REIT. As a result of the Penn Spin-Off, GLPI owns substantially all of Penn’s former real property assets (as of the Penn Spin-Off) and leases back most of those assets to Penn for use by its subsidiaries, under a unitary master lease, a triple-net operating lease with an initial term of 15 years (expiring October 31, 2028) with no purchase option, followed by four 5-year renewal options (exercisable by Penn) on the same terms and conditions (the “Penn Master Lease”). GLPI also owns and operates the TRS Properties through an indirect wholly-owned subsidiary, GLP Holdings, Inc.

In April 2016, the Company acquired substantially all of the real estate assets of Pinnacle Entertainment, Inc. (“Pinnacle”) for approximately $4.8 billion. GLPI originally leased these assets back to Pinnacle under a unitary triple-net lease with an initial term of 10 years (expiring April 30, 2026) with no purchase option, followed by five 5-year renewal options (exercisable by Pinnacle) on the same terms and conditions (the “Pinnacle Master Lease”). On October 15, 2018, the Company completed its previously announced transactions with Penn, Pinnacle and Boyd Gaming Corporation (“Boyd”) to accommodate Penn’s acquisition of the majority of Pinnacle’s operations, pursuant to a definitive agreement and plan of merger between Penn and Pinnacle, dated December 17, 2017 (the “Penn-Pinnacle Merger”). Concurrent with the Penn-Pinnacle merger, the Company amended the Pinnacle Master Lease to allow for the sale of the operating assets of Ameristar Casino Hotel Kansas City, Ameristar Casino Resort Spa St. Charles and Belterra Casino Resort from Pinnacle to Boyd (the “Amended Pinnacle Master Lease”) and entered into a new unitary triple-net master lease agreement with Boyd (the “Boyd Master Lease”) for these properties on terms similar to the Company’s Amended Pinnacle Master Lease. The Boyd Master Lease has an initial term of 10 years (from the original April 2016 commencement date of the Pinnacle Master Lease and expiring April 30, 2026), with no purchase option, followed by five 5-year renewal options (exercisable by Boyd) on the same terms and conditions. The Company also purchased the real estate assets of Plainridge Park Casino (“Plainridge Park”) from Penn for $250.0 million, exclusive of transaction fees and taxes and added this property to the Amended Pinnacle Master Lease. The Amended Pinnacle Master Lease was assumed by Penn at the consummation of the Penn-Pinnacle Merger. The Company also entered into a mortgage loan agreement with Boyd in connection with Boyd’s acquisition of Belterra Park Gaming & Entertainment Center (“Belterra Park”), whereby the Company loaned Boyd $57.7 million.

In addition to the acquisition of Plainridge Park described above, on October 1, 2018, the Company closed its previously announced transaction to acquire certain real property assets from Tropicana Entertainment Inc. (“Tropicana”) and certain of its affiliates pursuant to a Purchase and Sale Agreement (the “Real Estate Purchase Agreement”) dated April 15, 2018 between Tropicana and GLP Capital L.P., which was subsequently amended on October 1, 2018 (as amended, the “Amended Real Estate Purchase Agreement”). Pursuant to the terms of the Amended Real Estate Purchase Agreement, the Company acquired the real estate assets of Tropicana Atlantic City, Tropicana Evansville, Tropicana Laughlin, Trop Casino Greenville and the Belle of Baton Rouge (the “GLP Assets”) from Tropicana for an aggregate cash purchase price of $964.0 million, exclusive of transaction fees and taxes (the “Tropicana Acquisition”). Concurrent with the Tropicana Acquisition, Eldorado acquired the operating assets of these properties from Tropicana pursuant to an Agreement and Plan of Merger dated April 15, 2018 by and among Tropicana, GLP Capital, Eldorado and a wholly-owned subsidiary of Eldorado, and leased the GLP Assets from the Company pursuant to the terms of a new unitary triple-net master lease with an initial term of 15 years, with no purchase option followed by four successive 5-year renewal periods (exercisable by Eldorado) on the same terms and conditions (the “Eldorado Master Lease”). Additionally, on October 1, 2018 the Company made a mortgage loan to Eldorado in the amount of $246.0 million in connection with Eldorado’s acquisition of Lumiere Place Casino and Hotel (“Lumiére Place”).

As of June 30, 2019, GLPI’s portfolio consisted of interests in 46 gaming and related facilities, including the TRS Properties, the real property associated with 33 gaming and related facilities operated by Penn, the real property associated with 6 gaming and related facilities operated by Eldorado (including one mortgaged facility), the real property associated with 4 gaming and related facilities operated by Boyd (including one mortgaged facility) and the real property associated with the Casino Queen in East St. Louis, Illinois. These facilities are geographically diversified across 16 states and were 100% occupied at June 30, 2019. GLPI expects to continue growing our portfolio by pursuing opportunities to acquire additional gaming facilities to lease to gaming operators under prudent terms.

As of June 30, 2019, the majority of our earnings are the result of the rental revenues we receive from our triple-net master leases with Penn, Boyd and Eldorado. Additionally, we have rental revenue from the Casino Queen property which is leased back to a third-party operator on a triple-net basis and the Meadows property which is leased to Penn under a single property triple-net lease (the “Penn Meadows Lease”). In addition to rent, the tenants are required to pay the following executory costs: (1) all facility maintenance, (2) all insurance required in connection with the leased properties and the business conducted on the leased properties, including coverage of the landlord’s interests, (3) taxes levied on or with respect to the leased properties (other than taxes on the income of the lessor) and (4) all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties.

Additionally, in accordance with ASC 842, we record revenue for the ground lease rent paid by our tenants with an offsetting expense in land rights and ground lease expense within the condensed consolidated statement of income as we have concluded that as the lessee we are the primary obligor under the ground leases. We sublease these ground leases back to our tenants, who are responsible for payment directly to the landlord. Gaming revenue for our TRS Properties is derived primarily from gaming on slot machines and to a lesser extent, table game and poker revenue, which is highly dependent upon the volume and spending levels of customers at our TRS Properties. Other revenues at our TRS Properties are derived from our dining, retail and certain other ancillary activities.

We may periodically loan funds to casino owner-operators pursuant to secured mortgage loans for the purchase of gaming related properties. Interest income related to mortgage loans receivable is recorded as revenue from mortgaged real estate within our condensed consolidated statements of income in the period earned. At June 30, 2019, we had financial interests in two casino properties, Belterra Park and Lumière Place, pursuant to the secured mortgage loans made by us to the respective casino owner-operators, Boyd and Eldorado.

Our Adjusted EBITDA and AFFO for the six months ended June 30, 2019 were $519.3 million and $368.0 million, respectively. For definitions of Adjusted EBITDA and AFFO and reconciliations to our net income, see “Presentation of Non-GAAP Financial Information” and “Prospectus Supplement Summary—Summary Historical Consolidated Combined Financial Information”.

The Operating Partnership is a wholly-owned subsidiary of GLPI through which GLPI owns substantially all of its assets and was formed under Pennsylvania law in March 2013.

Our history

Our competitive strengths

High quality geographically diverse portfolio

As of June 30, 2019, our portfolio consisted of interests in 46 gaming and related facilities, including the TRS Properties, the real property associated with 33 gaming and related facilities operated by Penn, the real property associated with 6 gaming and related facilities operated by Eldorado (including one mortgaged facility), the real property associated with 4 gaming and related facilities operated by Boyd (including one mortgaged facility) and the real property associated with the Casino Queen in East St. Louis, Illinois. These facilities are geographically diversified across 16 states and were 100% occupied at June 30, 2019.

We believe that these properties represent some of the top revenue-producing casinos in leading U.S. regional gaming markets.

Map of Our Properties

(1)	Includes two properties for which GLPI has provided mortgage loans (one operated by BYD and one by ERI)

Strong operating company tenants

As of June 30, 2019, approximately 80% of our collective rental income, excluding deferrals and land lease gross-ups, was derived from tenant leases with Penn, and approximately 20% was derived from tenant leases with Casino Queen, Eldorado and Boyd. Each of Penn, Eldorado and Boyd are leading, diversified, multi-jurisdictional owners and managers of gaming and pari-mutuel properties and established gaming providers with strong financial performance records. These three tenants have each operated casinos as public companies, with each of Penn and Boyd having done so for several decades. As derived from their respective Quarterly Reports on Form 10-Q filed with the SEC for the quarter ended June 30, 2019, Penn, Boyd and Eldorado generated approximately $1.3 billion, $846.1 million and $637.1 million of total revenues, respectively, for the three months ended June 30, 2019. The Company has not independently verified this information and is providing this data for informational purposes and Penn’s, Boyd’s and Eldorado’s respective quarterly reports on Form 10-Q for the quarter ended June 30, 2019 are not incorporated by reference into, and do not constitute a part of, this prospectus supplement or the accompanying prospectus. Each of these three tenants has historically exhibited sufficient liquidity and ability to satisfy their rent obligations. Additionally, the regional markets where they have historically operated casinos have generally proven more profitable and stable during economic cycles than the Las Vegas gaming market.

Tenant Rent Diversification

Three Months Ended June 30, 2019	PENN Master Lease	Amended Pinnacle Master Lease	ERI Master Lease and Mortgage	BYD Master Lease and Mortgage	PENN Meadows Lease	Casino Queen Lease	Total
Building base rent	$68,482	$56,297	$15,229	$18,702	$3,284	$2,276	$164,270
Land base rent	23,492	17,778	3,340	2,933	—	—	47,543
Percentage rent	21,873	7,905	3,340	2,796	2,792	1,356	40,062

Total cash rental income	$113,847	$81,980	$21,909	$24,431	$6,076	$3,632	$251,875
Straight-line rent adjustments	2,232	(6,319)	(2,894)	(2,235)	573	—	(8,643)
Ground rent in revenue	926	1,729	2,115	418	—	—	5,188
Other rental revenue	—	—	—	—	143	—	143

Total rental income	$117,005	$77,390	$21,130	$22,614	$6,792	$3,632	$248,563
Interest income from mortgaged real estate	—	—	5,590	1,611	—	—	7,201

Total income from real estate	$117,005	$77,390	$26,720	$24,225	$6,792	$3,632	$255,764

Six Months Ended June 30, 2019	PENN Master Lease	Amended Pinnacle Master Lease	ERI Master Lease and Mortgage	BYD Master Lease and Mortgage	PENN Meadows Lease	Casino Queen Lease	Total
Building base rent	$136,964	$112,078	$30,459	$36,988	$6,567	$4,551	$327,607
Land base rent	46,984	35,481	6,680	5,839	—	—	94,984
Percentage rent	43,558	15,738	6,680	5,566	5,584	2,712	79,838

Total cash rental income	$227,506	$163,297	$43,819	$48,393	$12,151	$7,263	$502,429
Straight-line rent adjustments	4,463	(12,637)	(5,789)	(4,469)	1,145	—	(17,287)
Ground rent in revenue	1,888	3,510	4,501	852	—	—	10,751
Other rental revenue	—	—	—	—	348	—	348

Total rental income	$233,857	$154,170	$42,531	$44,776	$13,644	$7,263	$496,241
Interest income from mortgaged real estate	—	—	11,181	3,213	—	—	14,394

Total income from real estate	$233,857	$154,170	$53,712	$47,989	$13,644	$7,263	$510,635

Stable cash flows

Our real estate properties are leased under long-term triple-net leases guaranteed by our tenants, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, taxes levied on or with respect to the leased properties and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties.

Penn, Boyd and Eldorado are subject to such long-term cross-collateralized master lease agreements. The Penn Master Lease has an initial 15-year term (with four 5-year extensions), the Amended Pinnacle Master Lease has an initial 10-year term (with five 5-year extensions), the Boyd Master Lease has an initial 10-year term (with five 5-year extensions) and the Eldorado Master Lease has an initial 15-year term (with four 5-year extensions). There are approximately 9, 6.5, 6.5 and 14 years left under the initial terms of the Penn Master Lease, the Amended Pinnacle Master Lease, the Boyd Master Lease and the Eldorado Master Lease, respectively, and each includes a fixed building rent component with a set annual rent escalator (subject to minimum rent coverage).

The Master Leases provide steady in-place organic rent growth. As of June 30, 2019, on a stand-alone basis, approximately 84% of our rental income from rental properties was fixed, excluding deferrals and land lease gross-ups. This provides protection from fluctuations in the economy or regional gaming markets. See “—Master lease summaries” for a description of the lease agreements.

Balance sheet positioned for future growth

We believe there is a market opportunity to acquire additional casino and other leisure properties and that our balance sheet is well-positioned to support such growth. Our moderate leverage, which is in line with our triple-net peers, provides us with the ability to pursue either internal or external growth opportunities. Furthermore, our well-laddered debt maturity profile and capital structure provides further flexibility that we believe will enable us to better take advantage of potential opportunities as they arise.

Proven and experienced management team

Our management team boasts leading industry experience, while maintaining a prudent management approach. Peter M. Carlino, our chief executive officer, has more than 30 years of experience in the acquisition and development of gaming facilities and other real estate projects. Steven T. Snyder, our chief financial officer, is a finance professional with more than 20 years of experience in the gaming industry. Through years of public company experience, our management team also has extensive experience accessing both debt and equity capital markets to fund growth and maintain a flexible capital structure. We believe that our management team will be able to leverage their strong long-term gaming industry, real estate, investment banking, and lending relationships to source and finance future acquisitions.

Our business and growth strategies

Master leases have escalators and percentage rent components

Our leases have a substantial fixed rent component, representing 84% of our rental income excluding deferrals and land lease gross ups for the six months ended June 30, 2019. Approximately 77% of the fixed rent for the six months ended June 30, 2019 is subject to annual rent escalators based on certain rent coverage metrics. The leases generate steady growth in revenues from rental properties and provide a benchmark with which we can implement similar rent growth measures for properties that might be acquired in the future. The Penn Master Lease and the Amended Pinnacle Master Lease contain an escalation provision for up to 2% of the base rent. The Penn Meadows Lease also contains an annual escalator provision for up to 5% of the base rent. The escalator remains at 5% for ten years or until total rent is $31 million, at which point the escalator will be reduced to 2% annually thereafter. The Eldorado Master Lease contains an escalator provision for up to 2% of the base rent, which is guaranteed for the first five anniversaries of the lease so long as the escalator increase does not create an event of default. The Boyd Master Lease also contains an escalator provision for up to 2% of the base rent.

Attractive financing alternative for private or public single or multi-site operators

We have the flexibility to operate through an umbrella partnership, commonly referred to as an UPREIT structure, in which substantially all of our properties and assets are held by the Operating Partnership or by subsidiaries of the Operating Partnership. Conducting business through the Operating Partnership allows us flexibility in the manner in which we structure and acquire properties. In particular, an UPREIT structure enables us to acquire additional properties from sellers in exchange for limited partnership units, which provides property owners the opportunity to defer the tax consequences that would otherwise arise from a sale of their real properties and other assets to us. As a result, this structure potentially may facilitate our acquisition of assets in a more efficient manner and may allow us to acquire assets that the owner would otherwise be unwilling to sell because of tax considerations. We believe that this flexibility will provide us with an advantage in seeking future acquisitions. Further, we could purchase a property outright and roll the acquired asset into an existing master lease agreement with one of our current operators. Additionally, we may be able to partner with other third-party operators to diversify our tenant base.

Sale-leaseback and acquisitions in the gaming space

As the first publicly traded triple-net lease REIT focused on gaming, we believe we are well positioned to partner with gaming operators looking to monetize their real estate assets. To capitalize on this, we intend to explore future potential sale-leaseback opportunities with various regional gaming operators looking to shed real estate assets in an effort to focus on gaming operations. Sale-leasebacks continue to be highly attractive to gaming operators who have a need or a desire to receive immediate cash flow, while maintaining the use of the gaming facilities through long-term leases. We believe that the use of sale-leasebacks will help us grow our portfolio and, in turn, will provide shareholders with more stable and diversified revenue streams and reliable cash flows in the future.

Potential to expand outside of gaming

We believe that our focus on triple-net lease structures will provide us with flexibility to diversify our tenant base in the future. The triple-net lease tenant universe spans virtually every real estate sector, including gaming, leisure, retail, and many others. The diverse array of triple-net opportunities may provide potential tenant and industry diversification avenues for us over time. Further, we have a proven business model that supports scale across various markets and industries, and, we believe, will allow us to quickly expand by acquiring large portfolios.

Our portfolio

GLPI properties

As of June 30, 2019, our diversified high-quality real estate portfolio consisted of 46 gaming and related facilities, comprised of approximately 23.5 million of square footage and over 5,600 acres of owned and leased land and was broadly diversified by location across 16 states. As of June 30, 2019, our portfolio was 100% occupied.

The following table presents selected statistical and other information concerning our properties as of June 30, 2019.

	Location	Tenant/ Operator	Approx. Property Square Footage(1)	Owned Acreage	Leased Acreage(2)	Hotel Rooms
Tenant Occupied Properties
Hollywood Casino Lawrenceburg	Lawrenceburg, IN	Penn	634,000	73.1	32.1	295
Hollywood Casino Aurora	Aurora, IL	Penn	222,189	0.4	1.7	—
Hollywood Casino Joliet	Joliet, IL	Penn	322,446	275.6	—	100
Argosy Casino Alton	Alton, IL	Penn	124,569	0.2	3.6	—
Hollywood Casino Toledo	Toledo, OH	Penn	285,335	42.3	—	—
Hollywood Casino Columbus	Columbus, OH	Penn	354,075	116.2	—	—
Hollywood Casino at Charles Town Races	Charles Town, WV	Penn	511,249	298.6	—	150
Hollywood Casino at Penn National Race Course	Grantville, PA	Penn	451,758	573.7	—	—

	Location	Tenant/ Operator	Approx. Property Square Footage(1)	Owned Acreage	Leased Acreage(2)	Hotel Rooms
M Resort	Henderson, NV	Penn	910,173	83.5	—	390
Hollywood Casino Bangor	Bangor, ME	Penn	257,085	6.4	37.9	152
Zia Park Casino(3)	Hobbs, NM	Penn	109,067	317.4	—	—
Hollywood Casino Gulf Coast	Bay St. Louis, MS	Penn	425,920	578.7	—	291
Argosy Casino Riverside	Riverside, MO	Penn	450,397	37.9	—	248
Hollywood Casino Tunica	Tunica, MS	Penn	315,831	—	67.7	494
Boomtown Biloxi	Biloxi, MS	Penn	134,800	1.5	1	—
Hollywood Casino St. Louis	Maryland Heights, MO	Penn	645,270	220.8	—	502
Hollywood Gaming at Dayton Raceway	Dayton, OH	Penn	191,037	119.7	—	—
Hollywood Gaming at Mahoning Valley Race Course	Youngstown, OH	Penn	177,448	193.4	—	—
Resorts Casino Tunica(4)	Tunica, MS	Penn	319,823	—	86.6	201
1st Jackpot Casino	Tunica, MS	Penn	78,941	52.9	93.8	—
Ameristar Black Hawk	Black Hawk, CO	Penn	775,744	104.1	—	535
Ameristar East Chicago	East Chicago, IN	Penn	509,867	—	21.6	288
Ameristar Council Bluffs(3)	Council Bluffs, IA	Penn	312,047	36.2	22.6	160
L’Auberge Baton Rouge	Baton Rouge, LA	Penn	436,461	99.1	—	205
Boomtown Bossier City	Bossier City, LA	Penn	281,747	21.8	—	187
L’Auberge Lake Charles	Lake Charles, LA	Penn	1,014,497	—	234.5	995
Boomtown New Orleans	New Orleans, LA	Penn	278,227	53.6	—	150
Ameristar Vicksburg	Vicksburg, MS	Penn	298,006	74.1	—	148
River City Casino and Hotel	St. Louis, MO	Penn	431,226	—	83.4	200
Jackpot Properties(5)	Jackpot, NV	Penn	419,800	79.5	—	416
Plainridge Park Casino	Plainville, MA	Penn	196,473	87.9	—	—
The Meadows Racetrack and Casino(3)	Washington, PA	Penn	417,921	155.5	—	—
Casino Queen	East St. Louis, IL	Casino Queen	330,502	67.2	—	157
Belterra Casino Resort	Florence, IN	Boyd	782,393	167.1	148.5	662
Ameristar Kansas City	Kansas City, MO	Boyd	763,939	224.5	31.4	184
Ameristar St. Charles	St. Charles, MO	Boyd	1,272,938	241.2	—	397
Tropicana Atlantic City	Atlantic City, NJ	Eldorado	4,232,018	18.3	—	2,366
Tropicana Evansville	Evansville, IN	Eldorado	754,833	18.4	10.2	338
Tropicana Laughlin	Laughlin, NV	Eldorado	936,453	93.6	—	1,487
Trop Casino Greenville	Greenville, MS	Eldorado	94,017	—	7.4	40
Belle of Baton Rouge	Baton Rouge, LA	Eldorado	386,398	13.1	0.8	288

			21,846,920	4,547.5	884.8	12,026
Mortgaged Properties
Belterra Park Gaming & Entertainment Center(6)	Cincinnati, OH	Boyd	372,650	160	—	—
Lumiére Place(6)	St. Louis, MO	Eldorado	1,020,782	18.5	—	494

			1,393,432	178.5	—	494

	Location	Tenant/ Operator	Approx. Property Square Footage(1)	Owned Acreage	Leased Acreage(2)	Hotel Rooms
Other Properties
Other owned buildings and land(7)	various	N/A	23,400	3.9	—	—

TRS Properties
Hollywood Casino Baton Rouge	Baton Rouge, LA	GLPI	95,318	25.1	—	—
Hollywood Casino Perryville	Perryville, MD	GLPI	97,961	36.4	—	—

			193,279	61.5	—	—

Total			23,457,031	4,791.4	884.8	12,520

(1)	Square footage includes air-conditioned space and excludes parking garages and barns.
(2)

Leased acreage reflects land subject to leases with third-parties and includes land on which certain of the current facilities and ancillary supporting structures are located as well as parking lots and access rights.

(3)	These properties include hotels not owned by us. Square footage and rooms associated with properties not owned by us are excluded from the table above.
(4)	Property ceased gaming operations on June 30, 2019.
(5)	Encompasses two gaming properties in Jackpot, Nevada, Cactus Petes and The Horseshu.
(6)

We financed the purchase of these properties by their respective owner-operators through mortgage loans to the owner-operators. Square footage, acreage and rooms associated with these properties that we do not own are included in this table for informational purposes only.

(7)	This includes our corporate headquarters building and undeveloped land that we own at locations other than our tenant occupied properties.

Master lease summaries

Penn Tenant; Penn Master Lease; Amended Pinnacle Master Lease; Penn Meadows Lease

Penn Tenant

Penn is a leading, diversified, multi-jurisdictional owner and manager of gaming and pari-mutuel properties, and an established gaming provider with strong financial performance. Penn is a publicly traded company that is subject to the informational filing requirements of the Exchange Act, and is required to file periodic reports on Form 10-K and Form 10-Q with the SEC. These reports are not incorporated by reference into, and do not constitute a part of, this prospectus supplement or the accompanying prospectus.

Penn Master Lease

The Penn Master Lease provides for the lease of land, buildings, structures and other improvements on the land, easements and similar appurtenances to the land and improvements relating to the operation of the leased properties. The obligations under the Penn Master Lease are guaranteed by Penn and by all Penn subsidiaries that occupy and operate the facilities leased under the Penn Master Lease, or that own a gaming license, other license or other material asset necessary to operate any portion of the facilities. A default by Penn or its subsidiaries with regard to any facility will cause a default with regard to the entire Penn portfolio.

The Penn Master Lease provides for an initial term of 15 years with no purchase option. There are approximately 9 years left under the initial term of the Penn Master Lease. At Penn’s option, the Penn Master Lease may be extended for up to four 5-year renewal terms beyond the initial term, on the same terms and conditions. If Penn elects to renew the term of the Penn Master Lease, the renewal will be effective as to all, but not less than all, of the leased property then subject to the Penn Master Lease, provided that each renewal option shall only be exercisable with respect to any of the barge-based facilities following an independent third party expert’s review of the total useful life of the applicable barged-based facility measured from the beginning of the initial term. If the exercise of any renewal term would cause the aggregate term to exceed 80% of the estimated useful life of any facility, such facility shall be included in such 5-year renewal only for the period of time that is within 80% of the estimated useful life of such facility. In the event that a barge-based facility is not included in all or any portion of the final 5-year renewal term, such property shall cease to be subject to the Penn Master Lease at the end of such partial period and will no longer be occupied by Penn absent the entry by GLPI and Penn into a new lease.

Penn does not have the ability to terminate its obligations under the Penn Master Lease prior to its expiration without the lessor’s consent. If the Penn Master Lease is terminated prior to its expiration other than with lessor’s consent, Penn may be liable for damages and incur charges such as continued payment of rent through the end of the lease term and maintenance costs for the property.

The Penn Master Lease is commonly known as a triple-net lease. Accordingly, in addition to rent, Penn is required to pay the following: (1) all facility maintenance, (2) all insurance required in connection with the leased properties, and the business conducted on the leased properties, including coverage of the landlord’s interests, (3) taxes levied on or with respect to the leased properties (other than taxes on the income of the lessor) and (4) all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties. Penn makes the rent payment in monthly installments.

Amended Pinnacle Master Lease

A subsidiary of Penn (“Pinnacle Tenant”), leases certain real property assets from the Company under the Amended Pinnacle Master Lease. The obligations of Pinnacle Tenant under the Amended Pinnacle Master Lease are guaranteed by Pinnacle and all subsidiaries of Pinnacle Tenant that operate the facilities leased under the Amended Pinnacle Master Lease, or that own a gaming license, other license or other material asset or permit necessary to operate any portion of the facilities. A default by Pinnacle Tenant with regard to any facility will cause a default with regard to the entire portfolio.

The Amended Pinnacle Master Lease provides for an initial term of 10 years with no purchase option. There are approximately 6.5 years left under the initial term of the Amended Pinnacle Master Lease. At Pinnacle Tenant’s option, the Amended Pinnacle Master Lease may be extended for up to five 5-year renewal terms beyond the initial 10-year term, on the same terms and conditions. If Pinnacle Tenant elects to renew the term of the Amended Pinnacle Master Lease, the renewal will be effective as to all, but not less than all, of the leased property then subject to the Amended Pinnacle Master Lease.

The Amended Pinnacle Master Lease is commonly known as a triple-net lease. Accordingly, in addition to rent, Pinnacle Tenant is required to pay the following: (1) all facility maintenance, (2) all insurance required in connection with the leased properties, and the business conducted on the leased properties, including coverage of the landlord’s interests, (3) taxes levied on or with respect to the leased properties (other than taxes on the income of the landlord) and (4) all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties.

Penn Meadows Lease

A subsidiary of Penn (“Penn Meadows Tenant”), leases certain real property assets from the Company under the Penn Meadows Lease. The Penn Meadows Lease provides for an initial term of 10 years with no purchase option. There are approximately 7 years left under the initial term of the Penn Meadows Lease. At Penn Meadows Tenant’s option, the Penn Meadows Lease may be extended for up to three 5-year renewal terms and one 4- year renewal term beyond the initial 10-year term, on the same terms and conditions.

The Penn Meadows Lease is commonly known as a triple-net lease. Accordingly, in addition to rent, Penn Meadows Tenant is required to pay the following: (1) all facility maintenance, (2) all insurance required in connection with the leased properties, and the business conducted on the leased properties, including coverage of the landlord’s interests, (3) taxes levied on or with respect to the leased properties (other than taxes on the income of the landlord) and (4) all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties.

Boyd Tenant; Boyd Master Lease

Boyd

Boyd is a leading geographically diversified operator of gaming entertainment properties and an established gaming provider with strong financial performance. Boyd is a publicly traded company that is subject to the informational filing requirements of the Exchange Act, and is required to file periodic reports on Form 10-K and Form 10-Q with the SEC. These reports are not incorporated by reference into, and do not constitute a part of, this prospectus supplement or the accompanying prospectus.

Boyd Tenant; Boyd Master Lease

BOYD TCIV, LLC, one of Boyd’s wholly owned subsidiaries (“Boyd Tenant”), leases the real property assets from us. The obligations of Boyd Tenant under the Boyd Master Lease are guaranteed by the subsidiaries of Boyd Tenant that operate the facilities leased under the Boyd Master Lease, or that own a gaming license, other license or other material asset or permit necessary to operate any portion of the facilities. A default by Boyd Tenant with regard to any facility will cause a default with regard to the entire portfolio.

The Boyd Master Lease provides for an initial term of approximately 10 years. There are approximately 6.5 years left under the initial term of the Boyd Master Lease. Boyd Tenant does not have a purchase option under the Boyd Master Lease. However, Boyd Tenant has the right to purchase the fee interest in any portion of the leased premises that is subject to a ground lease in the event the Company does not exercise its option to purchase the fee that may be granted to us under such ground lease. At Boyd Tenant’s option, the Boyd Master Lease may be extended for up to five 5-year renewal terms beyond the initial term, on the same terms and conditions. If Boyd Tenant elects to renew the term of the Boyd Master Lease, the renewal will be effective as to all, but not less than all, of the leased property then subject to the Boyd Master Lease.

The Boyd Master Lease is commonly known as a triple-net lease. Accordingly, in addition to rent, Boyd Tenant is required to pay the following: (1) all facility maintenance, (2) all insurance required in connection with the leased properties, and the business conducted on the leased properties, including coverage of the landlord’s interests, (3) taxes levied on or with respect to the leased properties (other than taxes on the income of the Landlord) and (4) all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties.

Eldorado Tenant; Eldorado Master Lease

Eldorado

Eldorado is a leading casino entertainment company that owns and operates properties across several states. Eldorado is a publicly traded company that is subject to the informational filing requirements of the Exchange

Act, and is required to file periodic reports on Form 10-K and Form 10-Q with the SEC. These reports are not incorporated by reference into, and do not constitute a part of, this prospectus supplement or the accompanying prospectus.

Eldorado Tenant; Eldorado Master Lease

Tropicana Entertainment Inc. (the “Eldorado Tenant”), a wholly owned subsidiary of Eldorado, leases the real property assets from us. The obligations of Eldorado Tenant under the Eldorado Master Lease are guaranteed by Eldorado and the subsidiaries of the Eldorado Tenant that operate the facilities leased under the Eldorado Master Lease, or that own a gaming license, other license or other material asset or permit necessary to operate any portion of the facilities. A default by Eldorado Tenant with regard to any facility will cause a default with regard to the entire portfolio.

The Eldorado Master Lease provides for an initial term of 15 years and there is no purchase option except following a final unstayed decision of the New Jersey Casino Control Commission or the New Jersey Division of Gaming Enforcement requiring us to divest our interest in any portion of the leased premises located in New Jersey. There are approximately 14 years left under the initial term of the Eldorado Master Lease. Eldorado Tenant’s option, the Eldorado Master Lease may be extended for up to four 5-year renewal terms beyond the initial term, on the same terms and conditions. If Eldorado Tenant elects to renew the term of the Eldorado Master Lease, the renewal will be effective as to all, but not less than all, of the leased property then subject to the Eldorado Master Lease.

The Eldorado Master Lease is commonly known as a triple-net lease. Accordingly, in addition to rent, Eldorado Tenant is required to pay the following: (1) all facility maintenance, (2) all insurance required in connection with the leased properties, and the business conducted on the leased properties, including coverage of the landlord’s interests, (3) taxes levied on or with respect to the leased properties (other than taxes on the income of the Landlord) and (4) all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties.

Tax Status

We elected on our 2014 U.S. federal income tax return to be treated as a REIT and intend to continue to be organized and to operate in a manner that will permit us to qualify as a REIT. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our annual REIT taxable income to shareholders. As a REIT, we generally will not be subject to federal income tax on income that we distribute as dividends to our shareholders. If we fail or have failed to qualify as a REIT in any taxable year, we will be subject to U.S. federal income tax on our taxable income at regular corporate income tax rates, and dividends paid to our shareholders would not be deductible by us in computing taxable income. Any resulting corporate liability could be substantial and could materially and adversely affect our net income and net cash available for distribution to shareholders and holders of notes. Unless we were entitled to relief under certain Code provisions, we also would be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year in which we failed to qualify to be taxed as a REIT.

Our TRS Properties are able to engage in activities resulting in income that is not qualifying income for a REIT. As a result, certain activities of the Company which occur within our TRS Properties are subject to federal and state income taxes.

Recent Developments

Tender Offer for Outstanding 2020 Notes

On August 15, 2019, we commenced the Tender Offer to purchase up to $500.0 million of the outstanding 2020 Notes for approximately $512.0 million in cash, subject to the relevant terms and conditions set forth in the Offer to Purchase related to the Tender Offer. The Tender Offer will expire at 11:59 p.m., New York City time, on September 12, 2019, unless the Tender Offer is extended or earlier terminated. As of August 14, 2019, there was $1.0 billion aggregate principal amount of 2020 Notes outstanding. If we complete the Tender Offer, a portion of the net proceeds of this offering will be used to fund the purchase of the 2020 Notes pursuant to the Tender Offer. See “Use of Proceeds.”

Our obligation to accept for payment, and to pay for, any 2020 Notes validly tendered pursuant to the Tender Offer is subject to, among other things, the satisfaction of the customary general conditions described in the Offer to Purchase related to the Tender Offer, including the consummation of this offering. The consummation of this offering is not conditioned on the completion of the Tender Offer. Neither this prospectus supplement nor the accompanying prospectus constitute an offer to purchase any of our outstanding 2020 Notes and any such offer will be effected solely through the Offer to Purchase.

Corporate Information

Our principal executive offices are located at 845 Berkshire Blvd., Suite 200, Wyomissing, Pennsylvania 19610, and our telephone number is (610) 401-2900. Our website address is www.glpropinc.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus, and you should not consider it part of this prospectus supplement or the accompanying prospectus. For additional information, see “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus and “Information Incorporated by Reference” in this prospectus supplement and in the accompanying prospectus.

The Offering

The following is a brief summary of some of the terms of this offering. For a more complete description of the terms of the notes, see the sections entitled “Description of the Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. In this section, “we”, “our”, and “us” refer only to the Issuers and none of their subsidiaries.

Issuers	GLP Capital, L.P. and GLP Financing II, Inc.

Securities	$400.0 million aggregate principal amount of 3.350% Senior Notes due 2024 and $700.0 million aggregate principal amount of 4.000% Senior Notes due 2030.

Maturity	The 2024 notes will mature on September 1, 2024. The 2030 notes will mature on January 15, 2030.

Interest Rate	Interest on the 2024 notes will be payable in cash and will accrue at a rate of 3.350% per annum. Interest on the 2030 notes will be payable in cash and will accrue at a rate of 4.000% per annum.

Interest Payment Dates	We will pay interest on the 2024 notes on March 1 and September 1 of each year, commencing on March 1, 2020. We will pay interest on the 2030 notes on January 15 and July 15 of each year, commencing on January 15, 2020. Interest on the notes will accrue from August 29, 2019.

Guarantees	The notes will be guaranteed on a senior unsecured basis by GLPI. The notes will not be guaranteed by any of our subsidiaries; provided that, in the event that $100.0 million principal amount or more of certain of our existing or future debt securities are guaranteed or co-issued by any of the Operating Partnership’s subsidiaries (other than Capital Corp.), such subsidiaries will be required to guarantee the notes.

Ranking	The notes and GLPI’s guarantee of the notes will be our and GLPI’s general senior unsecured obligations and will:

•

rank equally in right of payment with all of our and GLPI’s existing and future senior unsecured indebtedness, including our existing senior unsecured notes and Credit Facility and GLPI’s guarantees thereof;

•	rank senior in right of payment to all of our and GLPI’s future subordinated indebtedness;

•	be effectively subordinated to all of our and GLPI’s future secured indebtedness to the extent of the value of the collateral securing such indebtedness; and

•	be structurally subordinated to all indebtedness and other liabilities of any of GLPI’s subsidiaries that is not an Issuer.

Unless and until our subsidiaries become guarantors of the notes, creditors of our subsidiaries (including potentially lenders under the Credit Facility, as our subsidiaries may in the future elect to guarantee the Credit Facility without triggering a guarantee obligation with respect to the notes) and holders of any of our debt that is guaranteed by any of our subsidiaries will have a prior claim, ahead of the notes, on all of such subsidiaries’ assets. As of June 30, 2019, our subsidiaries had approximately $145.0 million of liabilities (excluding intercompany liabilities).

As of June 30, 2019, as adjusted to give effect to the Transactions, on a consolidated basis, we would have had approximately $5.8 billion of long-term indebtedness, net of unamortized issuance costs, bond premiums and original issuance discounts, including $1.1 billion representing the notes offered hereby, $4.475 billion of existing senior unsecured notes and approximately $289.0 million of indebtedness outstanding under the Credit Facility, and would have had approximately $1,174.6 million of availability under the Revolver (including $0.4 million of contingent obligations under letters of credit). To the extent less than $500.0 million of the 2020 Notes are tendered in the Tender Offer, there will be more existing senior unsecured notes outstanding than described above.

Optional Redemption	The Issuers may redeem all or part of either series of notes at any time at their option at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date, plus a “make-whole” premium, as described under the section entitled “Description of the Notes—Redemption—Optional Redemption.”

Redemption Based upon Gaming Laws	The notes will be subject to redemption requirements imposed by gaming laws and regulations of gaming authorities in jurisdictions in which we conduct gaming operations. See “Description of the Notes—Redemption—Gaming Redemption.”

Change of Control Offer	If we experience a change of control accompanied by a decline in the rating of a series of notes, we must give holders of such series of notes the opportunity to sell us their notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the repurchase date. See “Description of the Notes—Repurchase at the Option of Holders—Change of Control and Rating Decline.”

Certain Indenture Provisions	The indenture governing the notes will contain covenants limiting, among other things:

•	the ability of the Issuers and their subsidiaries to incur additional indebtedness and use their assets to secure indebtedness;

•	the ability of the Issuers to amend or terminate the Penn Master Lease; and

•	the ability of the Issuers to merge, consolidate or transfer all or substantially all of our and our subsidiaries’ assets, taken as a whole.

These covenants are subject to a number of important and significant limitations, qualifications and exceptions. See “Description of the Notes—Certain Covenants.”

No Prior Market	The notes will be new securities for which there is currently no market. Although certain of the underwriters have informed us that they intend to make a market in the notes, they are not obligated to do so, and they may discontinue market making activities at any time without notice. Accordingly, we cannot assure you that a liquid market for the notes will develop or be maintained.

Use of Proceeds	We estimate that the net proceeds from this offering, after the deduction of the underwriting discounts and commissions and our estimated expenses, will be approximately $1,087.9 million.

We intend to use (i) approximately $340.0 million of the net proceeds from this offering to repay outstanding borrowings under the Revolver, excluding any accrued and unpaid interest thereon, (ii) approximately $236.0 million of the net proceeds from this offering to repay outstanding borrowings under the Term Loan A-1 facility, excluding any accrued and unpaid interest thereon, and (iii) approximately $512.0 million of the net proceeds from this offering to finance the Tender Offer, assuming $500.0 million of the 2020 Notes are tendered in the Tender Offer. To the extent less than $500.0 million of the 2020 Notes are tendered in the Tender Offer and there are any remaining net proceeds, we will use such remaining net proceeds for general corporate purposes or to pay down additional borrowings under the Term Loan A-1 facility. The consummation of this offering is not conditioned on the completion of the Tender Offer.

Conflicts of Interest	As described above under “Use of Proceeds,” we intend to use net proceeds from this offering to repay outstanding borrowings under the Revolver, the Term Loan A-1 facility and to finance the Tender Offer. Because certain of the underwriters and/or their affiliates are lenders under the Revolver and the Term Loan A-1 facility and may hold a position in our 2020 Notes, more than 5% of the net proceeds of this offering (not including underwriting discounts and commissions) may be received by such affiliates. Nonetheless, in accordance with the Financial Industry Regulatory Authority, Inc. Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering because the notes are investment grade rated. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

Risk Factors	In analyzing an investment in the notes being offered pursuant to this prospectus supplement, you should carefully consider, along with other matters included or incorporated by reference in this prospectus supplement or the accompanying prospectus, the information set forth under the section entitled “Risk Factors” beginning on page S-19 of this prospectus supplement and in our 2018 10-K, 2019 Q1 10-Q and 2019 Q2 10-Q.

Summary Historical Consolidated Financial Information

The following summary historical consolidated financial and operating data for the three-year period ended December 31, 2018, and the summary historical consolidated balance sheet data as of the years ended December 31, 2018 and 2017 have been derived from, and should be read together with, our audited consolidated financial statements and related notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, each of which is included in our 2018 10-K, which is incorporated by reference into this prospectus supplement. See “Information Incorporated by Reference” in this prospectus supplement.

The summary historical consolidated financial information for each of the six-month periods ended June 30, 2019 and 2018, and the balance sheet data as of June 30, 2019 have been derived from, and should be read together with, our unaudited consolidated financial statements and related notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, each of which is included in our 2019 Q2 10-Q, which is incorporated by reference into this prospectus supplement. In our view, the unaudited consolidated financial statements include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the financial information for the interim periods. Interim results for the six months ended and as of June 30, 2019 are not necessarily indicative of, and are not projections for, the results to be expected for any future period, including the fiscal year ending December 31, 2019 or any subsequent interim period.

	For the Years Ended December 31,			For the Six Months Ended June 30,
	2018	2017	2016	2019	2018
	(in thousands)
Income Statement Data:
Total revenues	$1,055,727	$971,307	$828,255	$576,877	$498,271
Total operating expenses	461,917	365,789	347,632	235,335	193,179

Income from operations	593,810	605,518	480,623	341,542	305,092
Total other expenses	249,330	215,133	183,773	152,914	113,224

Income before income taxes	344,480	390,385	296,850	188,628	191,868
Income tax expense	4,964	9,787	7,545	2,585	3,098

Net income	$339,516	$380,598	$289,305	$186,043	$188,770

Other Operating Data:
FFO(1)	$465,455	$481,704	$384,924	$307,299	$238,744
AFFO(1)	683,648	669,490	542,120	368,033	337,936
Adjusted EBITDA(1)	926,586	884,562	721,403	519,289	446,473

	As of December 31,		As of June 30,
	2018	2017	2019
	(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$25,783	$29,054	$24,739
Real estate investments, net	7,331,460	3,662,045	7,210,028
Investment in direct financing lease, net	—	2,637,639	—
Total assets	8,577,293	7,246,882	8,563,864
Long-term debt, net of unamortized debt issuance costs, bond premiums and original issuance discounts	5,853,497	4,442,880	5,796,990
Shareholders’ equity	2,265,607	2,458,247	2,158,687

(1)	For a discussion of and definitions for FFO, AFFO and Adjusted EBITDA, see “Presentation of Non-GAAP Financial Information.”

The reconciliation of our net income to FFO, AFFO and Adjusted EBITDA for the periods presented is as follows:

	For the Years Ended December 31,			For the Six Months Ended June 30,
	2018	2017	2016	2019	2018
	(in thousands)
Net income	$339,516	$380,598	$289,305	$186,043	$188,770
Losses (gains) from dispositions of property	309	530	(455)	13	225
Real estate depreciation	125,630	100,576	96,074	121,243	49,749

Funds from operations	$465,455	$481,704	$384,924	$307,299	$238,744

Straight-line rent adjustments	61,888	65,971	58,673	17,287	33,233
Direct financing lease adjustments(1)	38,459	73,072	48,533	—	29,239
Other depreciation	11,463	12,904	13,480	5,200	5,728
Amortization of land rights(2)	11,272	10,355	6,163	12,496	5,455
Amortization of debt issuance costs, bond premiums and original issuance discounts(3)	12,167	13,026	15,146	5,790	6,296
Stock based compensation	11,152	15,636	18,312	8,508	4,603
Losses on debt extinguishment	3,473	—	—	—	3,473
Retirement costs	13,149	—	—	—	13,149
Loan impairment	—	—	—	13,000	—
Goodwill impairment charges	59,454	—	—	—	—
Maintenance CAPEX	(4,284)	(3,178)	(3,111)	(1,547)	(1,984)

Adjusted funds from operations	$683,648	$669,490	$542,120	$368,033	$337,936

Interest, net	245,857	215,133	183,773	152,914	109,751
Income tax expense	4,964	9,787	7,545	2,585	3,098
Maintenance CAPEX	4,284	3,178	3,111	1,547	1,984
Amortization of debt issuance costs, bond premiums and original issuance discounts(3)	(12,167)	(13,026)	(15,146)	(5,790)	(6,296)

Adjusted EBITDA	$926,586	$884,562	$721,403	$519,289	$446,473

(1)	Represents cash rental payments received from tenants and applied against the direct financing lease receivable on our balance sheet under ASC 840.
(2)	Such amortization represents a non-cash expense related to our above market ground leases.
(3)	Such amortization is a non-cash component included in interest, net.

RISK FACTORS

An investment in our notes involves risk. In addition to the other information included in, or incorporated by reference into, this prospectus supplement, you should carefully consider the risk factors incorporated by reference in this prospectus supplement and the accompanying prospectus from our 2018 10-K, 2019 Q1 10-Q and 2019 Q2 10-Q, as well as the risks, uncertainties and additional information set forth in our 2018 10-K, 2019 Q1 10-Q and 2019 Q2 10-Q generally and in other documents we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus, when determining whether or not to purchase our notes offered under this prospectus supplement. See the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement and the accompanying prospectus. The risks and uncertainties we discuss in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement are those that we currently believe may materially affect our company. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. You may lose all or a part of your investment.

We have a material amount of indebtedness that involves debt service obligations, exposes us to interest rate fluctuations and exposes us to the risk of default under our debt obligations.

We have a material amount of indebtedness and debt service requirements. As of June 30, 2019, as adjusted to give effect to the Transactions, on a consolidated basis, we would have had approximately $5.8 billion of long-term indebtedness, net of unamortized issuance costs, bond premiums and original issuance discounts, including $1.1 billion representing the notes offered hereby, $4.475 billion of existing senior unsecured notes and approximately $289.0 million of indebtedness outstanding under the Credit Facility, and would have had approximately $1,174.6 million of availability under the Revolver (including $0.4 million of contingent obligations under letters of credit). To the extent less than $500.0 million of the 2020 Notes are tendered in the Tender Offer, there will be more existing senior unsecured notes outstanding than described above. In addition, we may incur additional substantial indebtedness in the future to finance acquisitions.

Our material indebtedness could have important consequences to you, including the following:

•	it may limit our ability to obtain additional debt or equity financing for working capital, capital expenditures, acquisitions, debt service requirements and general corporate or other purposes;

•

a material portion of our cash flows will be dedicated to the payment of principal and interest on our indebtedness, including indebtedness we may incur in the future, and will not be available for other purposes, including to make acquisitions;

•

it could limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate and place us at a competitive disadvantage compared to our competitors that have less debt or are less leveraged;

•	it could make us more vulnerable to downturns in general economic or industry conditions or in our business, or prevent us from carrying out activities that are important to our growth;

•	it could increase our interest expense if interest rates in general increase because our indebtedness under the Credit Facility bears interest at floating rates;

•	it could limit our ability to take advantage of strategic business opportunities; and

•

it could make it more difficult for us to satisfy our obligations with respect to our indebtedness, including under the notes, and any failure to comply with the obligations of any of our debt instruments, including any financial and other restrictive covenants, could result in an event of default under the indenture governing the notes or under the agreements governing our other indebtedness which, if not cured or waived, could result in the acceleration of our indebtedness under the Credit Facility, under the existing senior unsecured notes and under the notes.

We cannot assure you that our business will generate sufficient cash flow from operations, or that future borrowings will be available to us under the Credit Facility or from other debt financing, in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs. If we do not generate sufficient cash flow from operations to satisfy our debt service obligations, we may have to undertake alternative financing plans, such as refinancing or restructuring our indebtedness, selling assets or seeking to raise additional capital, including by issuing equity securities or securities convertible into equity securities. Our ability to restructure or refinance our indebtedness will depend on the capital markets and our financial condition at such time. Any refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. Our inability to generate sufficient cash flow to satisfy our debt service requirements or to refinance our obligations on commercially reasonable terms would have an adverse effect, which could be material, on our business, financial position and results of operations. To the extent that we will incur additional indebtedness or such other obligations, the risks associated with our leverage, including our possible inability to service our debt, would increase.

Our indebtedness imposes restrictive covenants on us that could limit our operations and lead to events of default if we do not comply.

The Credit Facility requires us, among other obligations, to maintain specified financial ratios and to satisfy certain financial tests, including a maximum total debt to total asset value ratio, a maximum senior secured debt to total asset value ratio, a maximum ratio of certain recourse debt to unencumbered asset value, a minimum fixed charge coverage ratio and a minimum tangible net worth covenant. In addition, the Credit Facility restricts, among other things, our ability to grant liens on our assets, incur indebtedness, sell assets, make investments, engage in acquisitions, mergers or consolidations and pay dividends and other restricted payments.

Further, the indenture governing our existing senior unsecured notes restricts and the indenture relating to the notes will restrict, among other things, the Issuers’ and their subsidiaries’ ability to incur additional indebtedness and use their respective assets to secure indebtedness, our ability to amend or terminate the Penn Master Lease, and our ability to consummate a merger, consolidation or transfer of all or substantially all of our and our subsidiaries’ assets, taken as a whole. A failure to comply with the restrictions contained in the Credit Facility, the indenture governing our existing senior unsecured notes or the indenture governing the notes offered hereby could lead to an event of default thereunder, which could result in an acceleration of such indebtedness and an event of default under our other debt.

To service our indebtedness, we will require a significant amount of cash, which depends on many factors beyond our control.

We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under the Credit Facility in amounts sufficient to enable us to fund our liquidity needs, including with respect to the notes and our other indebtedness. In addition, if we consummate significant acquisitions in the future, our cash requirements may increase significantly. As we are required to, or expected to be required to, satisfy amortization requirements as other debt matures, we may also need to raise funds to refinance all or a portion of our debt. We cannot assure you that we will be able to refinance any of our debt, including the Credit Facility or our existing senior unsecured notes, on attractive terms, on commercially reasonable terms or at all. Our future operating performance and our ability to service or refinance the notes and to service, extend or refinance our other debt, including the Credit Facility and our existing senior unsecured notes, will be subject to future economic conditions and to financial, business and other factors, many of which are beyond our control.

The notes are unsecured. Therefore, our future secured creditors, if any, would have a priority claim, ahead of the notes, on our assets.

The notes are unsecured. As a result, upon any distribution to our creditors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or our property, the holders of our future secured debt, if any, will be entitled to be paid in full from our assets securing that secured debt before any payment may be made with respect to the notes. In addition, if we fail to meet our payment or other obligations under any such secured debt, the holders of that secured debt would be entitled to foreclose on our assets securing that secured debt and liquidate those assets. Accordingly, we may not have sufficient funds to pay amounts due on the notes. As a result you may lose a portion of or the entire value of your investment in the notes. As of June 30, 2019 and after giving effect to the issuance of the notes offered hereby, GLPI and the Issuers (not including any of their subsidiaries) would have had no secured debt outstanding.

Because the notes are not guaranteed by any of our subsidiaries, the creditors of our subsidiaries have a priority claim, ahead of the notes, on all of our subsidiaries’ assets.

We have no material direct operations and no material assets other than ownership of the stock of our subsidiaries. Because we conduct our operations through our subsidiaries, we depend on those entities for dividends and other payments to generate the funds necessary to meet our financial obligations, including payments of principal and interest on the notes.

Unless and until our subsidiaries become guarantors of the notes, creditors of our subsidiaries (including potentially lenders under the Credit Facility, as certain of our subsidiaries may in the future elect to guarantee the Credit Facility without triggering a guarantee obligation with respect to the notes) and holders of any of our debt that is guaranteed by any of our subsidiaries will have a prior claim, ahead of the notes, on all of such subsidiaries’ assets. In addition, our subsidiaries have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payments. In the event of a bankruptcy, liquidation, reorganization or other winding up of any of our subsidiaries, holders of indebtedness and trade creditors of our subsidiaries will generally be entitled to payment of their claims from the assets of our subsidiaries before any assets are made available for distribution to us. Accordingly, there may be insufficient funds to satisfy claims of noteholders. As of June 30, 2019, our subsidiaries had approximately $145.0 million of liabilities (excluding intercompany liabilities).

Legal and contractual restrictions in agreements governing current and future indebtedness of our subsidiaries, as well as the financial condition and operating requirements of our subsidiaries, may further limit our ability to obtain cash from our subsidiaries. In addition, the earnings of our subsidiaries, covenants contained in our and our subsidiaries’ debt agreements (including the Credit Facility, the indenture governing the existing senior unsecured notes and the indenture governing the notes offered hereby), covenants contained in other agreements to which we or our subsidiaries are or may become subject, business and tax considerations, and applicable law, including laws regarding the payment of dividends and distributions, may further restrict the ability of our subsidiaries to make distributions to us. We cannot assure you that our subsidiaries will be able to provide us with sufficient dividends, distributions or loans to fund the interest and principal payments on the notes when due.

GLPI has no material assets other than its investment in the Operating Partnership.

GLPI will fully and unconditionally guarantee all payments due on the notes. However, GLPI has no material assets other than its investment in the Operating Partnership. GLPI’s guarantee of the notes will rank equally in right of payment with all of GLPI’s senior unsecured indebtedness, including GLPI’s guarantee of the Credit Facility and our existing senior unsecured notes, will rank senior in right of payment to all of GLPI’s subordinated indebtedness, and will be effectively subordinated to all of GLPI’s secured indebtedness to the extent of the value of the collateral securing such indebtedness. Furthermore, GLPI’s guarantee of the notes will be structurally subordinated to all existing and future liabilities and preferred equity of its subsidiaries that are not Issuers of the notes. The liabilities of our subsidiaries currently consist primarily of payables, deferred taxes, intercompany debt and other ordinary course liabilities. As a result, the guarantee by GLPI provides little, if any, additional credit support for the notes.

GLPI is not subject to most of the covenants in the indenture.

GLPI will guarantee the notes, but is not directly subject to most of the covenants in the indenture governing the notes. For example, the indenture does not restrict the ability of GLPI to incur additional debt (secured or unsecured). Transactions undertaken by GLPI could have a material adverse effect on the ability of GLPI to make payments in respect of its guarantee of the notes.

We may not have the ability to raise the funds necessary to finance a change of control offer required by the indenture relating to the notes or the terms of our other indebtedness. In addition, under certain circumstances, we may be permitted to use the proceeds from debt to effect merger payments in compliance with the indenture.

Upon the occurrence of certain change of control transactions, a default could occur in respect of the Credit Facility, and when such change of control transaction is accompanied by a decline in the rating of the notes, we may be required to make an offer to purchase all outstanding notes and all of our existing senior unsecured notes at purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase. If such a change of control triggering event were to occur, we cannot assure you that we would have sufficient funds to pay the purchase price for all the notes and existing senior unsecured notes tendered. See “Description of the Notes—Repurchase at the Option of Holders—Change of Control and Rating Decline.”

The Credit Facility contains, and any future agreements relating to indebtedness to which we become a party may contain, provisions restricting our ability to purchase notes (upon a change of control coupled with a ratings decline) or providing that an occurrence of a change of control constitutes an event of default, or otherwise requiring payment of amounts borrowed under those agreements. If such a change of control triggering event occurs at a time when we are prohibited from purchasing the notes, we could seek the consent of our then existing lenders and other creditors to the purchase of the notes or could attempt to refinance the indebtedness that contains the prohibition. If we do not obtain such consent or repay such indebtedness, we would remain prohibited from purchasing the notes. In that case, our failure to purchase tendered notes would constitute a default under the terms of the indenture governing the notes and any other indebtedness that we may enter into from time to time with similar provisions.

You may be required to sell your notes if any gaming authority finds you unsuitable to hold them or otherwise requires us to redeem or repurchase the notes from you.

In the event that any of the applicable regulatory agencies or authorities requires a holder (including a beneficial holder) of the notes to be licensed, qualified or found suitable under the applicable gaming or racing laws, and such holder fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so or if such holder is denied such license or qualification or is not found suitable or if any of the applicable regulatory agencies or authorities otherwise require that the notes held by such holder be redeemed, we will have the right, at our option, to redeem or require such holder to dispose of such holder’s notes. See “Description of the Notes—Redemption—Gaming Redemption.”

Illiquidity and an absence of a public market for the notes could cause purchasers of the notes to be unable to resell the notes.

The notes constitute a new issue of securities for which there is no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. An active trading market for the notes may not develop or, if such market develops, it could be very illiquid. We have been informed by certain of the underwriters that they intend to make a market in the notes after the offering is completed. However, they are not obligated to do so and may cease their market-making at any time without notice. Accordingly, we cannot assure you that a liquid market for the notes will develop or be maintained.

Holders of the notes may experience difficulty in reselling, or an inability to sell, the notes. If no active trading market develops, the market price and liquidity of the notes may be adversely affected, and you may not be able to resell your notes at their fair market value, at the initial offering price or at all. If a market for the notes develops, any such market may be discontinued at any time. If a trading market develops for the notes, future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our operating results, liquidity of the issue, the market for similar securities and other factors, including our financial condition and prospects and the financial condition and prospects for companies in our industry.

Changes in our credit rating could adversely affect the market price or liquidity of the notes.

Credit rating agencies continually revise their ratings for the companies that they follow, including us. The credit rating agencies also evaluate our industry as a whole and may change their credit ratings for us based on their overall view of our industry. We cannot be sure that credit rating agencies will maintain their ratings on the notes. A negative change in our ratings could have an adverse effect on the price of the notes.

Federal and state statutes allow courts, under specific circumstances, to void the notes, the guarantees and certain other transfers, to require holders of the notes to return payments or other value received from us or GLPI (as guarantor) and to otherwise cancel transfers, and to take other actions detrimental to the holders of the notes.

Our creditors or the creditors of GLPI could challenge the issuance of the notes or GLPI’s issuance of its guarantee as fraudulent conveyances or on other grounds. Under the U.S. federal bankruptcy law and similar provisions of state fraudulent transfer and conveyance laws, the issuance of the notes or the delivery of the guarantees could be voided if a court determined that we, at the time we issued the notes, or GLPI, at the time it delivered the guarantee (in some jurisdictions, a court may focus on when payment became due under the notes or a guarantee):

•	issued the notes or provided the guarantee, as the case may be, with the intent of hindering, delaying or defrauding any present or future creditor; or

•

received less than reasonably equivalent value or fair consideration for issuing the notes or providing such guarantee, as the case may be, and (1) was insolvent or rendered insolvent by reason of such incurrence, (2) was engaged in a business or transaction for which our or such guarantor’s remaining assets constituted unreasonably small capital, or (3) intended to incur, or believed that it would incur, debts beyond our or such guarantor’s ability to pay such debts as they matured.

A court would likely find that we or GLPI did not receive reasonably equivalent value or fair consideration for the notes or the guarantees if we or GLPI did not substantially benefit directly or indirectly from the notes issuance. If the notes or guarantees were voided or limited as a fraudulent conveyance, holders of the notes would cease to be our creditors or creditors of GLPI, would likely have no source from which to recover amounts due under the notes and any claim you may make against us or GLPI for amounts payable on the notes or guarantees would be unenforceable to the extent of such voidance or limitation. Under certain circumstances, a court might direct you to repay amounts received on account of the notes or the guarantees or otherwise take actions detrimental to the holders of the notes on equitable or other grounds.

The test for determining solvency for purposes of these fraudulent transfer laws will vary depending on the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, a court would consider the Issuer or a guarantor insolvent if:

•	the sum of its debts, including contingent and unliquidated liabilities, was greater than the value of its property, at a fair valuation;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

The indenture governing the notes offered hereby contains a “savings clause” intended to limit GLPI’s liability under its guarantee to the maximum amount without causing the incurrence of obligations under its guarantee to be a fraudulent transfer under applicable law. This provision, however, may not be effective to protect the guarantees from being voided under applicable fraudulent transfer laws. In certain bankruptcy court cases, such clause was found to be ineffective to protect the guarantee.

We may not complete the Tender Offer on the contemplated terms or at all.

Concurrently with this offering, we commenced the Tender Offer. We may not complete the Tender Offer on the contemplated terms or at all. The Tender Offer is currently subject to a number of conditions. Upon the failure of any condition to be satisfied, we may choose to terminate, withdraw or amend the Tender Offer, including, subject to applicable law, the deadline by which noteholders must tender, and we may waive any of the conditions to the Tender Offer at any time. This offering is not contingent on the completion of the Tender Offer. Although we intend to use approximately $512.0 million of the net proceeds of this offering to purchase $500.0 million aggregate principal amount of the 2020 Notes and to pay related fees and expenses, if for any reason the Tender Offer is not completed for such principal amount of 2020 Notes or at all, we intend to use the net proceeds from this offering for general corporate purposes or to pay down additional borrowings under the Term Loan A-1 facility.

The gaming industry is heavily regulated by local gaming, racing and other regulatory authorities.

The ownership, operation, financing and transfer of gaming and racing facilities are subject to extensive regulation. The operators of our gaming properties must be licensed under applicable state law and, prior to the transfer of gaming and/or racing facilities, including a controlling interest, the new owner or operator generally must become licensed under state law. In addition, many gaming and racing regulatory agencies in the jurisdictions in which our tenants operate require GLPI, its affiliates and certain officers and directors to maintain licenses as a key business entity, supplier or key person because of GLPI’s status as landlord. Some jurisdictions may also limit the number of gaming licenses in which a person may hold an ownership or a controlling interest.

Additionally, substantially all material loans, significant acquisitions, leases, sales of securities and similar financing transactions by us and our subsidiaries must be reported to and in some cases approved by gaming authorities in advance of the transaction. Subject to certain administrative proceeding requirements and regulations, the gaming regulators have the authority to deny any application or limit, condition, restrict, revoke or suspend any license, registration, finding of suitability or approval, or fine any person licensed, registered or found suitable or approved, for any cause deemed reasonable by the gaming authorities. For example, we have been notified that the Missouri Gaming Commission’s staff disciplinary review board is recommending that we pay a fine as a penalty for alleged violations of the Missouri Gaming Commission’s resolution approving a loan we made to an affiliate of Eldorado Resorts, Inc. in connection with Eldorado’s 2018 acquisition of Lumiere Place in St. Louis. We are disputing the alleged material violations and it is expected that the matter will be further considered by the Missouri Gaming Commission at a meeting scheduled for later in August 2019. While we do not believe any fine or other regulatory action in this instance will have a material adverse effect on our business or financial condition, regulatory actions of this kind or others that substantially restrict our ability to hold, acquire or invest in gaming assets in our chosen markets may have a material adverse impact on our business, financial condition and cash flows, which in turn could have an adverse effect on the price of the notes and our ability to make payments on the notes.

Pursuant to certain tax matters agreements entered into in connection with the Penn Spin-Off and our acquisition of Pinnacle’s gaming properties, we could be subject to significant tax liabilities and, in certain circumstances, we could be required to indemnify Penn and/or Pinnacle for material taxes.

In connection with the Penn Spin-Off, we entered into a tax matters agreement with our former parent Penn pursuant to which we agreed to be responsible for certain liabilities and obligations following the Penn Spin-Off. In general, under the terms of the tax matters agreement, in the event the Penn Spin-Off were to fail to qualify for tax deferred treatment under Sections 355 and 368(a)(l)(D) of the Code (including as a result of Section 355(e) of the Code) and if such failure were the result of actions taken after the Penn Spin-Off by us or Penn, the party responsible for such failure will be responsible for all taxes imposed on Penn to the extent such taxes result from such actions. However, if such failure was the result of any acquisition of our shares or assets or any of our representations or undertakings being incorrect or breached, we will be responsible for all taxes imposed on Penn as a result of such acquisition or breach. Our indemnification obligations to Penn and its subsidiaries, officers and directors will not be limited in amount or subject to any cap. If we are required to indemnify Penn and its subsidiaries and their respective officers and directors under the circumstances set forth in the tax matters agreement, we may be subject to substantial liabilities.

We entered into a tax matters agreement with Pinnacle and the Operating Partnership in connection with our acquisition of Pinnacle’s gaming properties (the “Pinnacle Transaction”). Pursuant to the tax matters agreement, the Operating Partnership will generally be liable for taxes of Pinnacle relating to time periods before the effective time of the Pinnacle Transaction. We, however, will be liable for taxes of Pinnacle arising as a result of the Pinnacle Transaction, the taxable spin-off and certain related transactions. Our liability in this regard will be limited by certain assumptions relating to Pinnacle’s tax attributes and projected taxable income, with Pinnacle bearing liability to the extent additional taxes may result from an inaccuracy in such assumptions. We have agreed to share liability with Pinnacle for certain taxes relating to the assets we acquired. We will bear liability for any transfer taxes incurred on the Pinnacle Transaction, the taxable spin-off and certain related transactions.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after the deduction of the underwriting discounts and commissions and our estimated expenses, will be approximately $1,087.9 million.

We intend to use (i) approximately $340.0 million of the net proceeds from this offering to repay outstanding borrowings under the Revolver, excluding any accrued and unpaid interest thereon, (ii) approximately $236.0 million of the net proceeds from this offering to repay outstanding borrowings under the Term Loan A-1 facility, excluding any accrued and unpaid interest thereon, and (iii) approximately $512.0 million of the net proceeds from this offering to finance the Tender Offer, assuming $500.0 million of the 2020 Notes are tendered in the Tender Offer. To the extent less than $500.0 million of the 2020 Notes are tendered in the Tender Offer and there are any remaining net proceeds, we will use such remaining net proceeds for general corporate purposes or to pay down additional borrowings under the Term Loan A-1 facility. The consummation of this offering is not conditioned on the completion of the Tender Offer.

The Term Loan A-1 facility matures on April 28, 2021. The interest rates payable on loans borrowed under the Credit Facility are, at our option, equal to either a LIBOR rate or a base rate plus an applicable margin, which ranges from 1.0% to 2.0% per annum for LIBOR loans and 0.0% to 1.0% per annum for base rate loans, in each case, depending on the credit ratings assigned to the senior unsecured credit facilities. At June 30, 2019, the applicable margin was 1.5% for LIBOR loans and 0.5% for base rate loans. Generally, we may prepay all or any portion of the loans under the Credit Facility prior to maturity without premium or penalty, subject to reimbursement of any LIBOR breakage costs of the lenders.

The 2020 Notes to be redeemed in the Tender Offer have a 4.875% coupon and mature on November 1, 2020.

Certain of the underwriters and/or their affiliates are lenders under the Credit Facility. Accordingly, such affiliates will receive their pro rata portions of the borrowings repaid thereunder. In addition, certain of the underwriters and/or their affiliates may hold a position in our 2020 Notes and tender such 2020 Notes pursuant to the terms of the Tender Offer, and as a result, may receive a portion of the net proceeds of the notes offered hereby. Wells Fargo Securities, LLC is acting as dealer manager in the Tender Offer and will receive customary fees in connection therewith. See “Underwriting (Conflicts of Interest)—Other Relationships.”

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2019:

•	on an actual basis; and

•	on an as adjusted basis to give effect to the Transactions.

You should read this table in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited consolidated financial statements as of and for the fiscal quarter ended June 30, 2019 contained in our 2019 Q2 10-Q, which is incorporated by reference into this prospectus supplement.

	As of June 30, 2019 (in thousands)
	Actual	As Adjusted
Cash and cash equivalents	$24,739	$24,739

Long term debt, including current maturities
Unsecured Revolver	$340,000	$—
Unsecured Term Loan A-1	525,000	288,962
4.875% senior unsecured notes due November 2020(1)	1,000,000	500,000
4.375% senior unsecured notes due April 2021	400,000	400,000
5.375% senior unsecured notes due November 2023	500,000	500,000
5.25% senior unsecured notes due June 2025	850,000	850,000
5.375% senior unsecured notes due April 2026	975,000	975,000
5.75% senior unsecured notes due June 2028	500,000	500,000
5.30% senior unsecured notes due January 2029	750,000	750,000
Notes offered hereby(2)	—	1,100,000
Capital lease	1,052	1,052

Total long-term debt	5,841,052	5,865,014
Less: unamortized debt issuance costs, bond premiums and original issuance discounts	(44,062)	(56,122)

Total long-term debt, net of unamortized debt issuance costs, bond premiums and original issuance discounts	$5,796,990	$5,808,892

Shareholders’ equity	2,158,687	2,158,687

Total Capitalization	$7,955,677	$7,967,579

(1)	Assumes that $500.0 million of the 2020 notes will be validly tendered and not validly withdrawn prior to 11:59 p.m. (New York City time) on September 12, 2019 pursuant to the Tender Offer.
(2)	Consists of $400.0 million 3.350% 2024 notes and $700.0 million 4.000% 2030 notes.

DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

The following is a summary of principal terms and provisions of the Credit Facility and our existing senior unsecured notes. This summary is not a complete description of all of the terms and provisions of such indebtedness or the relevant agreements, and is qualified in its entirety by reference to such agreements and related documents.

Credit Facility

Our senior unsecured credit facilities consist of a $1,175.0 million revolving credit facility (the “Revolver”) and a $525.0 million Term Loan A-1 Facility, pursuant to the Credit Agreement, dated as of October 28, 2013 (as amended to date, the “Credit Facility”), among the Operating Partnership, as borrower thereunder and as successor-by-merger to GLP Financing, LLC, each lender from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”). The Revolver matures on May 21, 2023 and the Term Loan A-1 Facility matures on April 28, 2021.

The interest rates payable on loans borrowed under the Credit Facility are, at our option, equal to either a LIBOR rate or a base rate plus an applicable margin, which ranges from 1.0% to 2.0% per annum for LIBOR loans and 0.0% to 1.0% per annum for base rate loans, in each case, depending on the credit ratings assigned to the senior unsecured credit facilities. At June 30, 2019, the applicable margin was 1.5% for LIBOR loans and 0.5% for base rate loans. In addition, we are required to pay a commitment fee on the unused portion of the commitments under the Revolver at a rate that ranges from 0.15% to 0.35% per annum, depending on the credit ratings assigned to the senior unsecured credit facilities. At June 30, 2019, the commitment fee rate was 0.25%. Generally, we are not required to repay any loans under the Credit Facility prior to maturity on May 21, 2023, in the case of borrowings under the Revolver, or April 28, 2021, in the case of term loans under our Term Loan A-1 Facility, and may prepay all or any portion of the loans under the Credit Facility prior to maturity without premium or penalty, subject to reimbursement of any LIBOR breakage costs of the lenders.

At June 30, 2019, the Credit Facility had a gross outstanding balance of $865 million, consisting of $525 million of term loans under the Term Loan A-1 facility and $340 million of borrowings under the Revolver. Additionally, at June 30, 2019, we were contingently obligated under letters of credit issued pursuant to the Revolver with face amounts aggregating approximately $0.4 million, resulting in $834.6 million of available borrowing capacity under the Revolver as of June 30, 2019.

The Credit Facility contains customary covenants that, among other things, restrict, subject to certain exceptions, the ability of GLPI and its subsidiaries to grant liens on their assets, incur indebtedness, sell assets, make investments, engage in acquisitions, mergers or consolidations or pay certain dividends and other restricted payments. The Credit Facility contains the following financial covenants, which are measured quarterly on a trailing four-quarter basis: a maximum total debt to total asset value ratio, a maximum senior secured debt to total asset value ratio, a maximum ratio of certain recourse debt to unencumbered asset value and a minimum fixed charge coverage ratio. In addition, GLPI is required to maintain a minimum tangible net worth and its status as a REIT. GLPI is permitted to pay dividends to its shareholders as may be required in order to maintain REIT status. GLPI is also permitted to make other dividends and distributions subject to pro forma compliance with the financial covenants and the absence of defaults. The Credit Facility also contains certain customary affirmative covenants and events of default, including the occurrence of a change of control and termination of the Penn Master Lease (subject to certain replacement rights). The occurrence and continuance of an event of default under the Credit Facility will enable the lenders under the Credit Facility to accelerate the loans and terminate the commitments thereunder, which could result in an event of default under our other debt. At June 30, 2019, we were in compliance with all required covenants under the Credit Facility.

Existing Senior Unsecured Notes

At June 30, 2019, the Company had $750.0 million outstanding of 5.30% senior unsecured notes maturing on January 15, 2029 (the “2029 notes”), $500.0 million outstanding of 5.75% senior unsecured notes maturing on

June 1, 2028 (the “2028 notes”), $975.0 million outstanding of 5.375% senior unsecured notes maturing on April 15, 2026 (the “2026 notes”), $850.0 million outstanding of 5.25% senior unsecured notes maturing on June 1, 2025 (the “2025 notes”), $500.0 million outstanding of 5.375% senior unsecured notes maturing on November 1, 2023 (the “2023 notes”), $400.0 million outstanding of 4.375% senior unsecured notes maturing on April 15, 2021 (the “2021 notes”) and $1.0 billion outstanding of 4.875% senior unsecured notes maturing on November 1, 2020 (the “2020 notes” and, collectively with the 2029 notes, the 2028 notes, the 2026 notes, the 2025 notes, the 2023 notes and the 2021 notes, the “existing senior unsecured notes”). Interest on the 2029 notes is payable semi-annually on January 15 and July 15 of each year. Interest on the 2028 notes and 2025 notes is payable semi-annually on June 1 and December 1 of each year. Interest on the 2026 notes and 2021 notes is payable semi-annually on April 15 and October 15 of each year. Interest on the 2023 notes and the 2020 notes is payable semi-annually on May 1 and November 1 of each year.

The indenture governing the existing senior unsecured notes contains covenants limiting our ability to: incur additional debt and use our assets to secure debt; merge or consolidate with another company; and make certain amendments to the Penn Master Lease. The indenture governing the existing senior unsecured notes also require us to maintain a specified ratio of unencumbered assets to unsecured debt. These covenants are subject to a number of important and significant limitations, qualifications and exceptions.

We may redeem the existing senior unsecured notes of any series at any time, and from time to time, at a redemption price of 100% of the principal amount of the existing senior unsecured notes redeemed, plus a “make-whole” redemption premium described in the indenture governing the existing senior unsecured notes, together with accrued and unpaid interest to, but not including, the redemption date, except that if the existing senior unsecured notes of a series are redeemed 90 or fewer days prior to their maturity, the redemption price will be 100% of the principal amount of the existing senior unsecured notes redeemed, together with accrued and unpaid interest to, but not including, the redemption date. If GLPI experiences a change of control accompanied by a decline in the credit rating of the existing senior unsecured notes of a particular series, we will be required to give holders of the existing senior unsecured notes of such series the opportunity to sell their existing senior unsecured notes of such series at a price equal to 101% of the principal amount of the existing senior unsecured notes of such series, together with accrued and unpaid interest to, but not including, the repurchase date. The existing senior unsecured notes also are subject to mandatory redemption requirements imposed by gaming laws and regulations.

DESCRIPTION OF THE NOTES

General

In this description, (1) the “Operating Partnership” refers only to GLP Capital, L.P., and not to any of its Subsidiaries, (2) ”Capital Corp.” refers only to GLP Financing II, Inc., and not to any of its Subsidiaries, (3) “Issuers,” “we,” “us” and “our” refer only to the Operating Partnership and Capital Corp., and (4) “Guarantor” refers only to Gaming and Leisure Properties, Inc. and not to any of its Subsidiaries.

The notes will be issued in two series of debt securities, as described below, in each case under the indenture, dated as of October 30, 2013 (the “base indenture”), among the Issuers, the Guarantor and Wells Fargo Bank, National Association, as trustee, as supplemented by the supplemental indenture among the Issuers, the Guarantor and the trustee, dated as of March 28, 2016 (the “first supplemental indenture”). The terms of the notes will include those stated in the base indenture as supplemented by the first supplemental indenture as well as those stated in an additional supplemental indenture or officer’s certificate, as applicable, related to the notes (the base indenture, as supplemented by the first supplemental indenture and by such additional supplemental indenture or officer’s certificate, as applicable, is referred to as the “indenture”) and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”).

The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because the indenture, and not this description, defines your rights as holders of the notes. The indenture is available from us upon request. See “—Additional Information” and “Where You Can Find More Information.”

Certain defined terms used in this description but not defined below under the caption “—Certain Definitions” have the meanings assigned to them in the indenture.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

Brief Description of the Notes and the Note Guarantee

The Notes

The notes:

•	will be general senior unsecured obligations of the Issuers;

•

will be pari passu in right of payment with all of the Issuers’ senior indebtedness, including the Existing Notes and borrowings under the Credit Facility, without giving effect to collateral arrangements;

•	will be effectively subordinated in right of payment to all of the Issuers’ secured indebtedness to the extent of the value of the assets securing such indebtedness;

•	will be senior in right of payment to all of the Issuers’ senior subordinated or subordinated indebtedness;

•	will be structurally subordinated to all liabilities of the Issuers’ subsidiaries (other than Capital Corp., which is a co-Issuer of the notes); and

•	will be fully and unconditionally guaranteed by the Guarantor.

The Note Guarantee

The notes will be guaranteed by the Guarantor; however, the Guarantor is not subject to most of the covenants in the indenture.

The guarantee of the notes:

•	will be a general unsecured obligation of the Guarantor;

•

will be pari passu in right of payment with all of the Guarantor’s senior indebtedness, including its guarantee of the Existing Notes and borrowings under the Credit Facility, without giving effect to collateral arrangements;

•	will be effectively subordinated in right of payment to all of the Guarantor’s secured indebtedness to the extent of the value of the assets securing such indebtedness;

•	will be senior in right of payment to all of the Guarantor’s senior subordinated or subordinated indebtedness; and

•	will be structurally subordinated to all liabilities of the Guarantor’s subsidiaries (other than the Issuers).

The obligation of the Guarantor under its guarantee is limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law.

As of June 30, 2019, as adjusted to give effect to the Transactions, (i) the Issuers, the Guarantor and the Issuers’ Subsidiaries would have had $5.8 billion of long-term indebtedness, net of unamortized issuance costs, bond premiums and original issuance discounts, including $1.1 billion representing the notes offered hereby, approximately $4.475 billion of Existing Notes and approximately $289.0 million of indebtedness outstanding under the Credit Facility, and would have had approximately $1,174.6 million of availability under the Revolver (including $0.4 million of contingent obligations under letters of credit); (ii) the Issuers and the Guarantor would have had no secured indebtedness; and (iii) the liabilities of the Issuers’ Subsidiaries (other than Capital Corp.) would have consisted primarily of payables, deferred taxes, intercompany debt and other ordinary course liabilities. The indenture permits the Issuers and the Issuers’ Subsidiaries to incur substantial additional indebtedness and does not limit the amount of indebtedness that the Guarantor may incur.

Capital Corp.

Capital Corp. is a Delaware corporation and a wholly owned Subsidiary of the Operating Partnership. Capital Corp. is nominally capitalized and does not have any material assets or significant operations, other than with respect to acting as co-Issuer or guarantor for certain debt obligations the Operating Partnership may incur or guarantee from time to time. As a result, prospective purchasers of the notes should not expect Capital Corp. to participate in servicing the interest and principal obligations on the notes. See “—Certain Covenants—Limitation on Activities of Capital Corp.”

Principal, Maturity and Interest

The Issuers are issuing $400.0 million aggregate principal amount of their 3.350% Senior Notes due 2024 (the “2024 notes”) and $700.0 million aggregate principal amount of their 4.000% Senior Notes due 2030 (the “2030 notes” and, together with the 2024 notes, the “notes”). The 2024 notes and the 2030 notes will each constitute a separate series of debt securities under the indenture. The Issuers may issue additional notes of the same or different series from time to time under the indenture. Any issuance of additional notes is subject to the covenants set forth below under “—Certain Covenants—Limitations on Incurrence of Indebtedness.” The notes and any additional notes of the same series subsequently issued will be treated as a single series for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the indenture and this “Description of the Notes,” references to the notes include any additional notes actually issued. The Issuers will issue notes in denominations of $2,000 and integral multiples of $1,000.

The entire principal amount of the 2024 notes will mature and become due and payable, together with any accrued and unpaid interest, on September 1, 2024. The 2024 notes will not be entitled to the benefit of any sinking fund. Interest on the 2024 notes will accrue at the rate of 3.350% per annum and will be payable semi-annually in arrears on March 1 and September 1, commencing March 1, 2020. The Issuers will make each interest payment on the 2024 notes to the holders of record on the immediately preceding February 15 and August 15.

The entire principal amount of the 2030 notes will mature and become due and payable, together with any accrued and unpaid interest, on January 15, 2030. The 2030 notes will not be entitled to the benefit of any sinking fund. Interest on the 2030 notes will accrue at the rate of 4.000% per annum and will be payable semi-annually in arrears on January 15 and July 15, commencing January 15, 2020. The Issuers will make each interest payment on the 2030 notes to the holders of record on the immediately preceding January 1 and July 1.

Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If any interest payment date, redemption date, repurchase date or maturity date falls on a day that is not a business day, the required payment of principal, premium, if any, and/or interest may be made on the next succeeding business day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such interest payment date, redemption date, repurchase date or maturity date, as the case may be, to the date of such payment on the next succeeding business day.

Redemption

Optional Redemption

We may redeem all or part of the 2024 notes at any time at our option at a redemption price equal to the greater of:

(1)    100% of the principal amount of the 2024 notes to be redeemed, and

(2)    the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if such 2024 notes matured 30 days prior to their maturity date (the “2024 Par Call Date”) but for the redemption thereof (exclusive of interest accrued to, but not including, the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points, plus accrued and unpaid interest on the amount being redeemed to, but not including, the date of redemption; provided, however, that if we redeem the 2024 notes on or after the 2024 Par Call Date, the redemption price will equal 100% of the principal amount of the 2024 notes to be redeemed plus accrued and unpaid interest on the amount being redeemed to, but not including, the date of redemption; provided, further, that installments of interest that are due and payable on any interest payment dates falling on or prior to a redemption date shall be payable on such interest payment dates to the persons who were registered holders of the 2024 notes at the close of business on the applicable record dates.

We may redeem all or part of the 2030 notes at any time at our option at a redemption price equal to the greater of:

(1)    100% of the principal amount of the 2030 notes to be redeemed, and

(2)    the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if such 2030 notes matured 90 days prior to their maturity date (the “2030 Par Call Date”) but for the redemption thereof (exclusive of interest accrued to, but not including, the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points, plus accrued and unpaid interest on the amount being redeemed to, but not including, the date of redemption; provided, however, that if we redeem the 2030 notes on or after the 2030 Par Call Date, the redemption price will equal 100% of the principal amount of the 2030 notes to be redeemed plus accrued and unpaid interest on the amount being redeemed to, but not including, the date of redemption; provided, further, that installments of interest that are due and payable on any interest payment dates falling on or prior to a redemption date shall be payable on such interest payment dates to the persons who were registered holders of the 2030 notes at the close of business on the applicable record dates.

Unless we default in our payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions of such notes called for redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the applicable series of notes being redeemed calculated as if the maturity date of such notes was, with respect to such notes that are 2024 notes, the 2024 Par Call Date, and with respect to such notes that are 2030 notes, the 2030 Par Call Date (as applicable, the “Remaining Life”), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such series of notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Issuers are provided fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Issuers to act as the Quotation Agent from time to time.

“Reference Treasury Dealer” means (1) Wells Fargo Securities, LLC and its successors, (2) BofA Securities, Inc. and its successors, (3) Fifth Third Securities, Inc. and its successors, (4) J.P. Morgan Securities LLC and its successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer, and (5) any other Primary Treasury Dealers selected by the Issuers.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by an Issuer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuers by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date (or the third business day preceding the relevant Deposit Date in connection with the satisfaction and discharge of notes in accordance with the terms of the indenture).

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price on such redemption date.

Gaming Redemption

In addition to the foregoing, if any Gaming Authority requires that a holder or Beneficial Owner of notes must be licensed, qualified or found suitable under any applicable Gaming Laws and such holder or Beneficial Owner:

(1)    fails to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable Gaming Authority) after being requested to do so by the Gaming Authority, or

(2)    is denied such license or qualification or not found suitable, or if any Gaming Authority otherwise requires that notes from any holder or Beneficial Owner be redeemed, subject to applicable Gaming Laws the Issuers shall have the right, at their option:

(i)    to require any such holder or Beneficial Owner to dispose of its notes within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of receipt of such notice or finding by such Gaming Authority, or

(ii)    to call for the redemption of the notes of such holder or Beneficial Owner at a redemption price equal to the least of:

(A)    the principal amount thereof, together with accrued interest to the earlier of the date of redemption or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority,

(B)    the price at which such holder or Beneficial Owner acquired the notes, together with accrued interest to the earlier of the date of redemption or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority, or

(C)    such other lesser amount as may be required by any Gaming Authority.

The Issuers shall notify the trustee in writing of any such redemption as soon as practicable. The holder or Beneficial Owner applying for license, qualification or a finding of suitability must pay all costs of the licensure or investigation for such qualification or finding of suitability.

No Mandatory Redemption

The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the notes.

Selection and Notice

If less than all of the notes of any series are to be redeemed at any time, the trustee will select notes of such series for redemption as follows:

(1)    if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2)    if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate and in accordance with DTC procedures.

No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail (or in the case of global notes, given pursuant to applicable DTC procedures) at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that (a) redemption notices may be mailed or given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture, and (b) redemption notices may be mailed or given less than 30 days or more than 60 days prior to a redemption date if so required by any applicable Gaming Authority in connection with a redemption described above under the caption “—Redemption—Gaming Redemption.”

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption (subject to satisfaction of any applicable conditions precedent). Unless we default in the payment of the redemption price, on and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption. For the avoidance of doubt, the Trustee shall not have any responsibility for calculating the redemption price.

Subject to applicable securities laws, the Issuers or their affiliates may at any time and from time to time purchase notes or other indebtedness. Any such purchases may be made through open market or privately negotiated transactions with third parties or pursuant to one or more tender or exchange offers or otherwise, upon such terms and at such prices as well as with such consideration as the Issuers or any such affiliates may determine.

Repurchase at the Option of Holders

Change of Control and Rating Decline

If a Change of Control Triggering Event occurs with respect to a series of notes, each holder of such notes will have the right to require the Issuers to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000) of that holder’s notes of the applicable series pursuant to an offer by the Issuers (a “Change of Control Offer”) on the terms set forth in the indenture, except to the extent the Issuers have previously redeemed such notes as described under “—Redemption—Optional Redemption.” In the Change of Control Offer, the Issuers will offer a payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest on the notes repurchased, to the date of purchase (the “Change of Control Payment”). Within 30 days following the occurrence of a Change of Control Triggering Event, the Issuers will mail a notice to each holder describing the transaction or transactions that constitute, or are expected to constitute, the Change of Control Triggering Event, and offering to repurchase notes on the date (the “Change of Control Payment Date”) specified in the notice, which date will be no earlier than 30 days and no later than 60 days after the date such notice is mailed (or in the case of global notes, given pursuant to applicable DTC procedures), pursuant to the procedures required by the indenture and described in such notice. The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.

On the Change of Control Payment Date, the Issuers will, to the extent lawful:

(1)    accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2)    deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3)    deliver or cause to be delivered to the trustee the notes properly accepted together with an officer’s certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Issuers.

The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000.

The provisions described above that require the Issuers to make a Change of Control Offer following the occurrence of a Change of Control Triggering Event will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control Triggering Event, the indenture does not contain provisions that permit the holders of the notes to require that the Issuers repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The Issuers will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuers and purchases all notes properly tendered and not withdrawn under the Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of an anticipated Change of Control Triggering Event, conditional upon such Change of Control Triggering Event.

If holders of not less than 90% in aggregate principal amount of the outstanding applicable series of notes validly tender and do not withdraw such notes in a Change of Control Offer and the Issuers, or any third party making a Change of Control Offer in lieu of the Issuers as described above, purchases all of the notes validly tendered and not withdrawn by such holders, the Issuers or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes of the applicable series that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but not including the date of redemption.

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Guarantor, the Issuers and their Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuers to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Guarantor, the Issuers and their Subsidiaries taken as a whole to another Person or group may be uncertain.

The Credit Facility provides that certain change of control events with respect to the Issuers would constitute a default under the Credit Facility. Any future credit agreements or other agreements to which any of the Issuers becomes a party may contain similar provisions. In the event a Change of Control Triggering Event occurs at a time when the Issuers are prohibited from purchasing notes, the Issuers could seek the consent of their senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuers do not obtain such a consent or repay such borrowings, the Issuers will remain prohibited from purchasing notes. In such case, the Issuers’ failure to purchase tendered notes would constitute a default under the indenture which could, in turn, constitute a default under such other indebtedness.

Certain Covenants

Limitations on Incurrence of Indebtedness

Limitation on Total Debt. The Issuers shall not, and shall not permit any of their Subsidiaries to, incur any Indebtedness (other than Permitted Debt) if, immediately after giving effect to the incurrence of such additional Indebtedness, the Total Debt of the Issuers and their Subsidiaries on a pro forma basis (including pro forma application of the net proceeds from such Indebtedness) would exceed 60% of the sum of (i) Total Asset Value as of the end of the Latest Completed Quarter and (ii) any increase in Total Asset Value since the end of the Latest Completed Quarter (such sum of (i) and (ii), “Adjusted Total Asset Value”); provided, however, that from and after the consummation of a Significant Acquisition, such percentage shall be 65% for the fiscal quarter in which such Significant Acquisition is consummated and the three consecutive fiscal quarters immediately succeeding such fiscal quarter.

Limitation on Secured Debt. The Issuers shall not, and shall not permit any of their Subsidiaries to, incur any Secured Debt if, immediately after giving effect to the incurrence of such additional Secured Debt, the Secured Debt of the Issuers and their Subsidiaries on a pro forma basis (including pro forma application of the net proceeds from such Indebtedness) would exceed 40% of Adjusted Total Asset Value.

Interest Coverage Ratio. The Issuers shall not, and shall not permit any of their Subsidiaries to, incur any Indebtedness (other than Permitted Debt) if, immediately after giving effect to the incurrence of such additional

Indebtedness, the ratio of Consolidated EBITDA to Interest Expense for the Issuers and their Subsidiaries (the “Coverage Ratio”) for the four consecutive fiscal quarter period ending on and including the Latest Completed Quarter would be less than 1.50 to 1.00 on a pro forma basis (including pro forma application of the net proceeds from such Indebtedness).

Limitation on Subordinated Debt and Subsidiary Guarantees. The Issuers shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any other Indebtedness of the Issuers, unless such Indebtedness is expressly subordinated in right of payment to the notes. The foregoing does not apply to distinctions between categories of Indebtedness that exist by reason of any Liens securing some but not all of such Indebtedness or securing such Indebtedness with greater or lesser priority or with different collateral or as a result of provisions that apply proceeds or amounts received by the borrower, obligor or Issuer following a default or exercise of remedies in a certain order of priority.

In addition, following the date of the indenture, no Subsidiary of the Operating Partnership (excluding Capital Corp.) will directly or indirectly guarantee, or become jointly and severally liable with respect to any Debt Securities of the Operating Partnership (excluding, in any event, (x) Acquired Debt and (y) guarantees of such Acquired Debt or any other Indebtedness of the Operating Partnership to the extent a guarantee is required as a result of the assumption by the Operating Partnership of such Acquired Debt described in clause (x) pursuant to the terms thereof as they existed at the time of and after giving effect to (and are not modified in contemplation of, other than to give effect to) the assumption of or acquisition of such Acquired Debt) issued after the date of the indenture, unless a guarantee is provided in respect of the notes by such Subsidiary.

Maintenance of Total Unencumbered Assets

The Issuers and their Subsidiaries shall maintain Total Unencumbered Asset Value of not less than 150% of Unsecured Debt, in each case calculated as of the end of the Latest Completed Quarter.

Reports

Whether or not required by the SEC, so long as any notes are outstanding, the Issuers will furnish to the trustee with written instructions for mailing (or in the case of global notes, delivery pursuant to applicable DTC procedures) to the holders of notes, within 30 days after the time periods specified in the SEC’s rules and regulations:

(1)    all quarterly and annual financial information that is filed or that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if or as if the Issuers were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuers’ certified independent accountants; and

(2)    all current reports that would be required to be filed with the SEC on Form 8-K if the Issuers were required to file such reports.

The availability of the foregoing materials on the SEC’s EDGAR service (or any successor thereto) shall be deemed to satisfy the Issuers’ obligations to furnish such materials to the trustee with written instructions for mailing (or in the case of global notes, delivery pursuant to applicable DTC procedures) to the holders of notes; provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the “EDGAR” system (or its successor).

Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of its covenants under the indenture (as to which the trustee is entitled to rely exclusively on officer’s certificates).

Notwithstanding the foregoing, for so long as the Guarantor guarantees the notes (or in the event that another parent entity of the Issuers becomes a guarantor of the notes), the Issuers may satisfy their obligations to furnish the reports and other information described above by furnishing such reports filed by, or such information of, the Guarantor (or such other parent guarantor, respectively) and the availability of the Guarantor’s (or such other parent guarantor’s, as applicable) information on the SEC’s EDGAR service (or any successor thereto) shall be deemed to satisfy such obligation.

Penn Master Lease

The Issuers will not enter into any amendment to the Penn Master Lease if such amendment would materially impair the ability of the Issuers to satisfy their obligations to make payments on the notes; provided that amendments of the Penn Master Lease (and corresponding rent reduction) pursuant to the terms of the Penn Master Lease in connection with an asset sale made in accordance with the Penn Master Lease shall not be deemed to materially impair the ability of the Issuers to satisfy their obligations to make payments on the notes or to materially impair the rights and remedies of the holders of the notes.

Consolidation, Merger and Sale of Assets

Each Issuer may not, directly or indirectly: (x) consolidate or merge with or into another Person (whether or not such Issuer is the surviving entity); or (y) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of such Issuer and its Subsidiaries taken as a whole to another Person unless:

(1)    either (a) such Issuer is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia (provided that if such Person is not a corporation, a co-obligor of the notes is a corporation organized or existing under such laws);

(2)    the Person formed by or surviving any such consolidation or merger (if other than an Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of such Issuer under the notes and the indenture pursuant to agreements reasonably satisfactory to the trustee; and

(3)    immediately after such transaction no default or event of default exists with respect to the notes.

The Guarantor may not, directly or indirectly: (x) consolidate or merge with or into another Person (whether or not the Guarantor is the surviving corporation); or (y) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Guarantor and its Subsidiaries taken as a whole to another Person unless:

(1)    either (a) the Guarantor is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)    the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Guarantor under the notes and the indenture pursuant to agreements reasonably satisfactory to the trustee; and

(3)    immediately after such transaction no default or event of default exists with respect to the notes.

Upon any sale, assignment, transfer, conveyance or other disposition of all or substantially all of an Issuer’s or the Guarantor’s, as applicable, and its Subsidiaries’ assets, taken as a whole, in compliance with the provisions of this “Consolidation, Merger and Sale of Assets” covenant, such Issuer or the Guarantor, as applicable, will be released from the obligations under the notes or its guarantee, respectively, and the indenture except with respect to any obligations that arise from, or are related to, such transaction.

This “Consolidation, Merger and Sale of Assets” covenant will not apply to:

(1)    a merger, consolidation, sale, assignment, transfer, conveyance or other disposition of assets between or among the Guarantor, the Issuers (or an Issuer) or any of the Issuers’ Subsidiaries;

(2)    a merger between the Issuers (or an Issuer), the Guarantor or any Subsidiary respectively, and an Affiliate of an Issuer, the Guarantor or such Subsidiary incorporated or formed solely for the purpose of reincorporating or reorganizing an Issuer, the Guarantor or such Subsidiary in another state of the United States or changing the legal domicile or form of an Issuer, the Guarantor or such Subsidiary or for the sole purpose of forming or collapsing a holding company structure;

(3)    the lease of all or substantially all of the real estate assets of the Guarantor or any Issuer, or any of their respective Subsidiaries, to Penn or its Subsidiaries or another operator pursuant to the Penn Master Lease, Pinnacle Master Lease or another real estate lease or leases; or

(4)    the Penn Transactions and any transactions related thereto.

The description above includes a phrase relating to the sale or disposition of “all or substantially all” of the properties or assets of the Issuers or the Guarantor, and their respective Subsidiaries. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law.

Limitation on Activities of Capital Corp.

Capital Corp. will not hold any material assets, become liable for any material obligations or engage in any significant business activities; provided, that Capital Corp. may be a co-obligor or guarantor with respect to indebtedness if the Operating Partnership is an obligor on or guarantor of such indebtedness and the net proceeds of such indebtedness are funded to, or at the direction of, the Operating Partnership or a Subsidiary thereof other than Capital Corp.

Certain Definitions

“2013 Offering Memorandum” means the offering memorandum of the Issuers, dated October 23, 2013.

“Acquired Debt” means, with respect to any specified Person:

(1)    Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2)    Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Asset Value” means, at any date of determination, the sum of:

(1)    in the case of any Income Property (or group of Income Properties, including, without limitation, the Penn Master Lease Properties), the Capitalized Value of such Income Property (or group of Income Properties) as of such date; provided, however, that the Asset Value of each Income Property (other than a former Development Property or Redevelopment Property) during the first four complete fiscal quarters following the date of acquisition thereof shall be the greater of (i) the acquisition price thereof and (ii) the Capitalized Value thereof (provided that the Asset Value shall be the acquisition price thereof if results of one full fiscal quarter after the acquisition thereof are not available with respect to such Income Property (or group of Income Properties) (and after results of one full fiscal quarter after the acquisition thereof are available, the Capitalized Value thereof may be determined by annualizing such results) including for purposes of determining any increase in Total Asset Value since the end of the Latest Completed Quarter); provided, further, that an adjustment shall be made to the Asset Value of any Income Property (in an amount reasonably determined by an Issuer) as new tenancy leases are entered into, or existing tenancy leases terminate or expire, in respect of such Income Property;

(2)    in the case of any Development Property or Redevelopment Property (or former Development Property or Redevelopment Property) prior to the date when financial results are available for at least one complete fiscal quarter following completion or opening of the applicable development project, 100% of the book value (determined in accordance with GAAP but determined without giving effect to any depreciation) of any such Development Property or Redevelopment Property (or former Development Property or Redevelopment Property); and

(3)    100% of the book value (determined in accordance with GAAP) of any undeveloped land owned or leased as of such date of determination.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Capitalized Value” means, with respect to the Penn Master Lease Properties or any other group of related properties or any other property, the Property EBITDA of the Penn Master Lease Properties or such other group of related properties or such property, as the case may be, for the most recent four completed fiscal quarters divided by 8.25%.

“Change of Control” means the occurrence of any of the following:

(1)    the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Guarantor, the Operating Partnership and their Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act); provided, however, that for the avoidance of doubt, the lease of all or substantially all of the real estate assets of the Guarantor or any Issuer or any of their respective subsidiaries, to Penn or its Subsidiaries or to another operator pursuant to the Penn Master Lease or another real estate lease or leases shall not constitute a Change of Control;

(2)    the adoption by shareholders or partners of a plan relating to the liquidation or dissolution of the Guarantor or the Operating Partnership;

(3)    the consummation of any transaction (including any merger or consolidation) the result of which is that any “person” (as defined above), other than any holding company which owns 100% of the Voting Stock of the Guarantor (so long as no Change of Control would otherwise have occurred in respect of the Voting Stock of such holding company), becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Guarantor, measured by voting power rather than number of shares;

(4)    (i) the Guarantor ceases to own, directly or indirectly, more than 50% of the Voting Stock of the Operating Partnership or (ii) the sole general partner of the Operating Partnership ceases to be the Guarantor or one or more of the Guarantor’s wholly owned subsidiaries; or

(5)    the first day on which a majority of the members of the Board of Directors of the Guarantor are not Continuing Directors.

For purposes of this definition, (1) no Change of Control shall be deemed to have occurred solely as a result of a transfer of assets among the Guarantor, any Issuer and any of their respective Subsidiaries and (2) a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

“Change of Control Triggering Event” means the occurrence of both (i) a Change of Control and (ii) a Rating Decline.

“Consolidated EBITDA” means, for the applicable test period, the net income (or net loss) of the Issuers and their Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, except to the extent that GAAP is not applicable, including, without limitation, with respect to the determination of all extraordinary, non-cash and non-recurring items ((x) excluding, without duplication, gains (or losses) from dispositions of depreciable real estate investments, property valuation losses and impairment charges and (y) before giving effect to cash dividends on preferred units of the Issuers or charges resulting from the redemption of preferred units of the Issuers attributable to the Issuers and their Subsidiaries for such period determined on a consolidated basis in conformity with GAAP);

(1)    plus, without duplication and solely to the extent already deducted (and not added back) in arriving at such net income (or net loss), the sum of the following amounts for such period:

(a)    interest expense (whether paid or accrued and whether or not capitalized);

(b)    income tax expense;

(c)    depreciation expense;

(d)    amortization expense;

(e)    extraordinary, non-recurring and unusual items, charges or expenses (including, without limitation, impairment charges, fees, costs and expenses relating to the Penn Transactions, prepayment penalties and costs, fees or expenses incurred in connection with any capital markets offering, debt financing, or amendment thereto, redemption or exchange of indebtedness, lease termination, business combination, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed));

(f)    expenses and losses associated with hedging agreements;

(g)    expenses and losses resulting from fluctuations in foreign exchange rates;

(h)    other non-cash items, charges or expenses reducing net income (or increasing net loss) (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made in which case, at the election of the Issuers such items may be added back when accrued and deducted from net income when paid in cash, or given effect (and not added back to net income) when accrued or reserved);

(i)    the amount of integration costs deducted (and not added back) in such period in computing the net income (or net loss);

(j)    severance, relocation costs, signing costs, retention or completion bonuses, transition costs, curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities); and

(k)    to the extent not included in net income or, if otherwise excluded from Consolidated EBITDA due to the operation of clause (2)(a) below, the amount of insurance proceeds received during such period, or after such period and on or prior to the date the calculation is made with respect to such period, attributable to any property which has been closed or had operations curtailed for such period; provided that such amount of insurance proceeds shall only be included pursuant to this clause (k) to the extent of the amount of insurance proceeds plus Consolidated EBITDA attributable to such property for such period (without giving effect to this clause (k)) does not exceed Consolidated EBITDA attributable to such property during the most recent four consecutive fiscal quarter period that such property was fully operational (or if such property has not been fully operational for the most recent such period prior to such closure or curtailment, the Consolidated EBITDA attributable to such property during the consecutive fiscal quarter period prior to such closure or curtailment (for which financial results are available) annualized over four fiscal quarters);

(2)    minus, without duplication and solely to the extent included in arriving at such net income (or net loss), the sum of the following amounts for such period:

(a)    extraordinary, non-recurring and unusual gains (other than insurance proceeds);

(b)    gains attributable to hedging agreements;

(c)    non-cash gains resulting from fluctuations in foreign exchange rates; and

(d)    other non-cash gains increasing net income (or decreasing net loss) other than accruals in the ordinary course.

For purposes of this definition, net income (net loss) shall only include the Issuers’ Ownership Share of net income (net loss) of their non-wholly owned Subsidiaries and Unconsolidated Affiliates and, accordingly, there shall be no deduction from net income or Consolidated EBITDA for non-controlling or minority interests in such Persons.

Consolidated EBITDA will be adjusted, without duplication, to give pro forma effect: (x) in the case of any assets having been placed-in-service or removed from service since the beginning of the period and on or prior to the date of determination, to include or exclude, as the case may be, any Consolidated EBITDA earned or eliminated as a result of the placement of such assets in service or removal of such assets from service as if the placement of such assets in service or removal of such assets from service occurred at the beginning of the period; and (y) in the case of any acquisition or disposition of any asset or group of assets since the beginning of the period and on or prior to the date of determination, including, without limitation, by merger, or stock or asset purchase or sale, to include or exclude, as the case may be, any Consolidated EBITDA earned or eliminated as a result of the acquisition or disposition of those assets as if the acquisition or disposition occurred at the beginning of the period. For purposes of calculating Consolidated EBITDA, all amounts shall be as reasonably determined by an Issuer, and in accordance with GAAP except to the extent that GAAP is not applicable, including, without limitation, with respect to the determination of extraordinary, non-cash or non-recurring items.

“Consolidated Financial Statements” means, with respect to any Person, collectively, the consolidated financial statements and notes to those financial statements, of that Person and its Subsidiaries prepared in accordance with GAAP.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Guarantor who:

(1)    was a member of such Board of Directors on the date of the indenture; or

(2)    was nominated for election or elected to such Board of Directors with the approval of a majority of the continuing directors under clause (1) or this clause (2) who were members of such Board at the time of such nomination or election.

“Credit Facility” means the Credit Agreement, dated October 28, 2013, among the Operating Partnership, as the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, L/C Issuer and Swingline Lender and the parties named therein as Co-Syndication Agents, Documentation Agents, Joint Physical Bookrunners and Joint Lead Arrangers, and the lenders from time to time party thereto, including any related notes, guarantees, instruments and agreements executed in connection therewith, and in each case as amended through the Issue Date and as amended, modified, renewed, refunded, restructured, replaced or refinanced from time to time including increases in principal amount (whether the same are provided by the original agents and lenders under such Credit Facility or other agents or other lenders).

“Credit Facilities” means one or more debt facilities or commercial paper facilities (providing for revolving credit loans, term loans, other loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit) or debt securities, including any related notes, guarantees, collateral documents, agreements relating to swap or other hedging obligations, and other instruments, agreements and documents executed in connection therewith, in each case as amended, restated, modified, renewed, refunded, replaced, restructured or otherwise refinanced in whole or in part from time to time by one or more agreements, facilities (whether or not in the form of a debt facility or commercial paper facility) or instruments.

“Debt Securities” means any debt securities, as such term is commonly understood, issued in any public offering or private placement in an aggregate principal amount of $100.0 million or more.

“Development Property” means real property (a) acquired for, or currently under, development into an Income Property that, in accordance with GAAP, would be classified as an asset on the consolidated balance sheet of the Issuers and their Subsidiaries and (b) of the type described in clause (a) of this definition to be (but not yet) acquired by the Issuers or any of their Subsidiaries upon completion of construction pursuant to a contract in which the seller of such real property is required to build, develop or renovate prior to, and as a condition precedent to, such acquisition.

“Existing Notes” means the Penn Notes and the Issuers’ 4.375% Senior Notes due 2021, 5.250% Senior Notes due 2025, 5.375% Senior Notes due 2026, 5.750% Senior Notes due 2028 and 5.30% Senior Notes due 2029.

“Fitch” means Fitch Ratings, Inc., doing business as Fitch Ratings, or any successor thereto.

“GAAP” means generally accepted accounting principles set forth as of the relevant date in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), including, without limitation, any Accounting Standards Codifications, which are applicable to the circumstances as of the date of determination; provided that (1) any lease that is accounted for by any Person as an operating lease as of the Issue Date, (2) the Pinnacle Master Lease and (3) any similar lease to either lease referred to in clauses (1) and (2) and entered into after the Issue Date by any Person may, in the sole discretion of the Operating Partnership, be accounted for as an operating lease for purposes of the notes and the indenture with respect to the notes (and shall not constitute a capitalized lease).

“Gaming Approval” means any and all approvals, licenses, authorizations, permits, consents, rulings, orders or directives (a) relating to any gaming business (including pari-mutuel betting) or enterprise, including to enable the Issuers or any of their Subsidiaries or affiliates to engage in or manage the casino, gambling, horse racing or gaming business or otherwise continue to conduct or manage such business substantially as is presently conducted or managed or contemplated to be conducted or managed following the Issue Date or (b) required by any Gaming Law.

“Gaming Authority” means any governmental agency, authority, board, bureau, commission, department, office or instrumentality with regulatory, licensing or permitting authority or jurisdiction over any gaming business or enterprise or any Gaming Facility, or with regulatory, licensing or permitting authority or jurisdiction over any gaming operation (or proposed gaming operation) owned, managed or operated by the Issuers or any of their Subsidiaries.

“Gaming Facility” means any gaming or pari-mutuel wagering establishment, including any casino or “racino,” and other property or assets ancillary thereto or used in connection therewith, including any casinos, hotels, resorts, racetracks, off-track wagering sites, theaters, parking facilities, recreational vehicle parks, timeshare operations, retail shops, restaurants, other buildings, restaurants, theatres, related or ancillary businesses, land, golf courses and other recreation and entertainment facilities, marinas, vessels, barges, ships and equipment.

“Gaming Laws” means all applicable provisions of all: (a) constitutions, treaties, statutes or laws governing Gaming Facilities (including card club casinos and pari-mutuel racetracks) and rules, regulations, codes and ordinances of, and all administrative or judicial orders or decrees or other laws pursuant to which, any Gaming Authority possesses regulatory, licensing or permit authority over gambling, gaming, racing or Gaming Facility activities conducted or managed by the Issuers or any of their Subsidiaries or affiliates within its jurisdiction; (b) Gaming Approvals; and (c) orders, decisions, determinations, judgments, awards and decrees of any Gaming Authority.

“Income Property” means any real or personal property or assets or vessels (including any personal property ancillary thereto or used in connection therewith or in support thereof) owned, operated or leased or otherwise controlled by the Issuers or their Subsidiaries and earning, or intended to earn, current income whether from rent, lease payments, operations or otherwise. “Income Property” shall not include any Development Property, Redevelopment Property or undeveloped land during the period such property or assets or vessels are Development Properties, Redevelopment Properties or undeveloped land as reasonably determined by an Issuer.

“Indebtedness” means, as of any date of determination, all indebtedness for borrowed money of the Issuers and their Subsidiaries that is included as a liability on the Consolidated Financial Statements of the Issuers in accordance with GAAP, excluding: (i) any indebtedness to the extent Discharged or to the extent secured by cash, cash equivalents or marketable securities (it being understood that cash collateral shall be deemed to include cash deposited with a trustee or other agent with respect to third party indebtedness), (ii) Intercompany Debt, (iii) all liabilities associated with customary exceptions to non-recourse indebtedness, such as for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar exceptions and (iv) any redeemable equity interest in the Issuers; provided that Indebtedness of a Subsidiary of any of the Issuers that is not a wholly owned Subsidiary of the Issuers shall be reduced to reflect the Issuers’ proportionate interest therein.

“Intercompany Debt” means, as of any date, Indebtedness to which the only parties are the Guarantor, the Issuers and any of their respective Subsidiaries as of such date; provided, however, that with respect to any such Indebtedness of which any of the Issuers is the borrower, such Indebtedness is subordinate in right of payment to the notes.

“Interest Expense” means, for any period of time, the aggregate amount of interest payable in cash on Indebtedness of the Issuers and their Subsidiaries, net of interest income and payments received under swap and other hedging agreements or arrangements relating to interest rates, and excluding (i) any commitment, upfront, arrangement or structuring fees or premiums (including redemption and prepayment premiums) or original issue discount, (ii) interest reserves funded from the proceeds of any Indebtedness, (iii) any cash costs associated with breakage in respect of hedging agreements for interest rates, (iv) all cash interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations and financing fees, and (v) amortization of deferred financing costs; provided that the components of Interest Expense relating to a Subsidiary of any of the Issuers that is not a wholly owned Subsidiary of the Issuers shall be reduced to reflect the Issuers’ proportionate interest therein.

“Issue Date” means August 29, 2019.

“Latest Completed Quarter” means, as of any date, the most recently ended fiscal quarter of the Issuers for which Consolidated Financial Statements of the Issuers (or the Guarantor or another parent guarantor, as applicable) have been completed, it being understood that at any time when the Issuers (or the Guarantor or another parent guarantor, as applicable) are subject to the informational requirements of the Exchange Act, and in accordance therewith file annual and quarterly reports with the SEC, the term “Latest Completed Quarter” shall be deemed to refer to the fiscal quarter covered by the Issuers’ (or the Guarantor’s or another parent guarantor’s, as applicable) most recently filed Quarterly Report on Form 10-Q, or, in the case of the last fiscal quarter of the year, the Issuers’ (or the Guarantor’s or another parent guarantor’s, as applicable) Annual Report on Form 10-K.

“Lien” means, with respect to any asset (without duplication), any lien, security interest or other type of preferential arrangement for security, including, without limitation, the lien or retained security title of a conditional vendor; provided that, for purposes hereof, “Lien” shall not include any Lien related to Indebtedness that has been Discharged or otherwise satisfied by the Issuers or any of their Subsidiaries in accordance with the provisions thereof, including through the deposit of cash, cash equivalents or marketable securities (it being understood that cash collateral shall be deemed to include cash deposited with a trustee with respect to third party indebtedness).

“Ownership Share” means, with respect to any Subsidiary (other than a wholly owned Subsidiary of any of the Issuers) or any Unconsolidated Affiliate of the Issuers, the Issuers’ relative direct and indirect economic interest (calculated as a percentage) in such Subsidiary or Unconsolidated Affiliate determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Subsidiary or Unconsolidated Affiliate.

“Penn” means Penn National Gaming, Inc., a Pennsylvania corporation.

“Penn Master Lease” means that certain Master Lease, dated as of November 1, 2013, between the Operating Partnership (and any Subsidiaries of the Operating Partnership acting as landlord or co-landlord) and the Penn Tenant, as it may be amended, supplemented or modified from time to time.

“Penn Master Lease Guaranty” means the Guaranty of the Penn Master Lease by Penn in favor of the Operating Partnership or a Subsidiary thereof.

“Penn Master Lease Properties” means, as of any date of determination, the real properties that are leased to Penn Tenant pursuant to the Penn Master Lease.

“Penn Notes” means the Issuers’ 4.875% Senior Notes due 2020 and 5.375% Senior Notes due 2023.

“Penn Notes Issue Date” means October 30, 2013, with respect to the Issuers’ 5.375% Senior Notes due 2023, and October 31, 2013, with respect to the Issuers’ 4.875% Senior Notes due 2020.

“Penn Spin-Off” means the spin-off of the Guarantor from Penn to the shareholders of Penn in November 2013, which resulted in the Operating Partnership having title to substantially all of the real estate assets held by Penn prior to the spin-off, and including the entering into by the Penn Tenant and the Operating Partnership (or one or more Subsidiaries of the Operating Partnership acting as landlord or co-landlord) of the Penn Master Lease.

“Penn Tenant” means Penn Tenant, LLC, a Pennsylvania limited liability company, in its capacity as tenant under the Penn Master Lease, and its successors in such capacity.

“Penn Transactions” means, collectively, (a) the Penn Spin-Off and the series of corporate restructurings and other transactions entered into in connection with the foregoing, the acquisition by the Guarantor of the GLPI Assets (as defined in the 2013 Offering Memorandum) and the entering into of the Penn Master Lease, (b) the issuance of the Penn Notes (and the Issuers’ 4.375% Senior Notes due 2018, which have been redeemed in full as of the date hereof) and the entering into of the Credit Agreement on October 28, 2013, (c) the payment of the earnings and profits purge described in the 2013 Offering Memorandum, (d) any other transactions defined as “Transactions” in the 2013 Offering Memorandum and (e) the payment of fees and expenses in connection with the foregoing.

“Permitted Debt” means:

(1)    Indebtedness incurred under the Credit Facilities on or prior to the date of the indenture; and

(2)    Indebtedness represented by the Existing Notes.

“Permitted Replacement Lease” means (a) any new lease entered into pursuant to Section 17.1(f) of the Penn Master Lease, (b) any new lease entered into with a Qualified Successor Tenant or (c) any assignment of the Penn Master Lease to a Qualified Successor Tenant, in each case, whether in respect of all or a portion of the gaming facilities subject to the Penn Master Lease.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Pinnacle” means Pinnacle Entertainment, Inc., a Delaware corporation.

“Pinnacle Master Lease” means that certain master lease, dated as of April 28, 2016, between, Pinnacle MLS, LLC, as tenant, and Gold Merger Sub, LLC (as successor to Pinnacle), as landlord, as such Master Lease may be amended, supplemented or modified from time to time.

“pro forma basis” means:

(1)    For purposes of calculating the amount of Total Debt or Secured Debt or Unsecured Debt under “—Certain Covenants—Limitations on Incurrence of Indebtedness—Limitation on Total Debt” and “—Limitation on Secured Debt,” there shall be excluded Indebtedness to the extent secured by cash, cash equivalents or marketable securities (it being understood that cash collateral shall be deemed to include cash deposited with a trustee or other agent with respect to third party indebtedness) or which has been repaid, discharged, defeased (whether by covenant or legal defeasance), retired, repurchased or redeemed or otherwise satisfied on or prior to the date such calculation is being made or for which the Guarantor, the Issuers or any of their Subsidiaries has irrevocably made a deposit to repay, defease (whether by covenant or legal defeasance), discharge, repurchase, retire or redeem or otherwise satisfy or called for redemption, defeasance (whether by covenant or legal defeasance), discharge, repurchase or retirement, on or prior to the date such calculation is being made (collectively, “Discharged”);

(2)    For purposes of calculating the Coverage Ratio:

(a)    in the event that the Issuers or any of their Subsidiaries incurs, assumes, guarantees or Discharges any Indebtedness (other than ordinary working capital borrowings) subsequent to the commencement of the period for which the Coverage Ratio is being calculated and on or prior to the date such calculation is being made, then the Coverage Ratio will be calculated giving pro forma effect thereto, and the use of the proceeds therefrom (including any such transaction giving rise to the need to calculate the Coverage Ratio), in each case, as if the same had occurred at the beginning of the applicable four-quarter period and Interest Expense relating to any such Indebtedness that has been Discharged or to the extent secured by cash, cash equivalents or marketable securities (it being understood that cash collateral shall be deemed to include cash deposited with a trustee or other agent with respect to third party indebtedness) shall be excluded;

(b)    acquisitions or investments that have been made by the Issuers or any of their Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter period or subsequent to such period and on or prior to the date such calculation is being made, and the change in Consolidated EBITDA resulting therefrom, will be given pro forma effect as if they had occurred on the first day of the four-quarter period, and Consolidated EBITDA for such period shall include the Consolidated EBITDA of the acquired entities or applicable to such investments, and related transactions, and shall otherwise be calculated on a pro forma basis;

(c)    (a) any Person that is a Subsidiary on the date such calculation is being made will be deemed to have been a Subsidiary at all times during the applicable four-quarter period, and (b) any Person that is not a Subsidiary on the date such calculation is being made will be deemed not to have been a Subsidiary at any time during the applicable four-quarter reference period;

(d)    the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the date such calculation is being made, will be excluded;

(e)    the Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the date such calculation is being made, will be excluded, but only to the extent that the obligations giving rise to such Interest Expense will not be obligations of the Issuers or any of their Subsidiaries following the date such calculation is being made;

(f)    interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate as the Issuers may designate; and

(g)    for any period that includes any period of time occurring prior to the Penn Notes Issue Date, the Penn Transactions shall be given pro forma effect as if the Penn Transactions had occurred at the beginning of such period.

“Property EBITDA” means, for any period of time with respect to the Penn Master Lease Properties or any other group of related properties or any property (excluding any properties that are not Income Properties), the sum, with respect to the Penn Master Lease Properties or other group of related properties or property, of the net income (or net loss) derived from such property for such period (excluding, without duplication, gains (or losses) from dispositions of depreciable real estate investments, property valuation losses and impairment charges);

(1)    plus, without duplication and solely to the extent already deducted (and not added back) in arriving at such net income (or net loss), the sum of the following amounts for such period:

(a)    interest expense (whether paid or accrued and whether or not capitalized);

(b)    income tax expense;

(c)    depreciation expense;

(d)    amortization expense;

(e)    extraordinary, non-recurring and unusual items, charges or expenses (including, without limitation, property valuation losses, impairment charges, fees, costs and expenses relating to the Penn Transactions, prepayment penalties and costs, fees or expenses incurred in connection with any capital markets offering, debt financing, or amendment thereto, redemption or exchange of indebtedness, lease termination, business combination, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed));

(f)    expenses and losses associated with hedging agreements;

(g)    expenses and losses resulting from fluctuations in foreign exchange rates;

(h)    other non-cash items, charges or expenses reducing net income (or increasing net loss) (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made in which case, at the election of the Issuers such items may be added back when accrued and deducted from net income when paid in cash, or given effect (and not added back to net income) when accrued or reserved);

(i)    the amount of integration costs deducted (and not added back) in such period in computing the net income (or net loss);

(j)    severance, relocation costs, signing costs, retention or completion bonuses, transition costs, curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities); and

(k)    to the extent not included in net income or, if otherwise excluded from Property EBITDA due to the operation of clause (2)(a) below, the amount of insurance proceeds received during such period, or after such period and on or prior to the date the calculation is made with respect to such period, attributable to such property;

(2)    minus, without duplication and solely to the extent included in arriving at such net income (or net loss), the sum of the following amounts for such period:

(a)    extraordinary, non-recurring and unusual gains (other than insurance proceeds);

(b)    gains attributable to hedging agreements;

(c)    non-cash gains resulting from fluctuations in foreign exchange rates; and

(d)    other non-cash gains increasing net income (or decreasing net loss) other than accruals in the ordinary course;

provided that to the extent any amounts referred to in this definition or deducted in calculating net income (or net loss) (including any costs or expenses included in calculating net income (or net loss)) are required to be paid by the Penn Tenant under the Penn Master Lease or any other Person that is a lessee or operator of any such property, such amounts will not be subtracted, and will be added back to Property EBITDA for the applicable property or group of properties.

Property EBITDA will be adjusted, without duplication, to give pro forma effect: (x) in the case of any assets having been placed-in-service or removed from service since the beginning of the period and on or prior to the date of determination, to include or exclude, as the case may be, any Property EBITDA earned or eliminated as a result of the placement of such assets in service or removal of such assets from service as if the placement of such assets in service or removal of such assets from service occurred at the beginning of the period; and (y) in the case of any acquisition or disposition of any asset or group of assets since the beginning of the period and on or prior to the date of determination, including, without limitation, by merger, or stock or asset purchase or sale, to include or exclude, as the case may be, any Property EBITDA earned or eliminated as a result of the acquisition or disposition of those assets as if the acquisition or disposition occurred at the beginning of the period. For purposes of calculating Property EBITDA, all amounts shall be as determined reasonably by an Issuer, and in accordance with GAAP except to the extent that GAAP is not applicable.

“Qualified Successor Tenant” means a Person that: (a) in the reasonable judgment of an Issuer, has sufficient experience (directly or through one or more of its Subsidiaries) operating or managing casinos or is owned, controlled or managed by a Person with such experience, to operate properties subject to a Permitted Replacement Lease and (b) is licensed or certified by each gaming authority with jurisdiction over any gaming facility subject to the applicable Permitted Replacement Lease as of the initial date of the effectiveness of the applicable Permitted Replacement Lease.

“Rating Agency” means (a) Fitch, Moody’s or S&P or (b) if any of Fitch, Moody’s or S&P shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuers (as certified by a resolution of the Issuers’ Board of Directors) which shall be substituted for Fitch, Moody’s or S&P, as the case may be.

“Rating Category” means (a) with respect to Fitch or S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); (b) with respect to Moody’s, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (c) the equivalent of any such category of Fitch, S&P or Moody’s used by another Rating Agency selected by the Issuers. In determining whether the rating of the notes has decreased by one or more gradations, gradations within Rating Categories ((i) + and – for S&P and Fitch; (ii) 1, 2 and 3 for Moody’s; and (iii) the equivalent gradations for another Rating Agency selected by the Issuers) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, or from BB- to B+, will constitute a decrease of one gradation).

“Rating Date” means the date which is 90 days prior to the earlier of (a) a Change of Control or (b) public notice of the occurrence of a Change of Control or of the intention by the Issuers to effect a Change of Control.

“Rating Decline” with respect to a particular series of notes shall be deemed to occur if, within 90 days after public notice of the occurrence of a Change of Control (which period shall be extended in respect of a Rating Agency so long as the rating of the notes is under publicly announced consideration for possible downgrade by any such Rating Agency with respect to a Rating Category), the rating of such series of notes by at least two of the three Rating Agencies shall be decreased by one or more gradations to or within a Rating Category (including gradations within Rating Categories as well as between Rating Categories) as compared to the rating of the notes on the Rating Date.

“Redevelopment Property” means any real property owned by an Issuer or its Subsidiaries that operates or is intended to operate as an Income Property (a)(i) that has been acquired by an Issuer or any of its Subsidiaries with a view toward renovating or rehabilitating such real property at an aggregate anticipated cost of at least 10% of the acquisition cost thereof and such renovation or rehabilitation is expected to disrupt the occupancy of at least 30% of the square footage of such property or (x) that an Issuer or any of its Subsidiaries intends to renovate or rehabilitate at an aggregate anticipated cost in excess of (y) 10% of the Capitalized Value of such real property immediately prior to such renovation or rehabilitation and such renovation or rehabilitation is expected to temporarily reduce the Property EBITDA attributable to such property by at least 30% as compared to the immediately preceding comparable prior period and or (ii) with respect to which an Issuer or a Subsidiary thereof has entered into a binding construction contract or construction has commenced, (b) that does not qualify as a “Development Property” and (c) that an Issuer so desires to classify as a “Redevelopment Property” for purposes of the notes.

“Secured Debt” means, as of any date of determination, the portion of Total Debt as of such date that is secured by a Lien on property or assets of the Issuers or any of their Subsidiaries.

“Significant Acquisition” means an acquisition in which the aggregate consideration (whether in the form of cash, securities, goodwill, or otherwise) with respect to such acquisition is not less than five percent (5%) of Total Asset Value immediately prior to such acquisition.

“Significant Subsidiary” means any Subsidiary of an Issuer having (together with its Subsidiaries) assets that constitute five percent (5%) or more of Total Asset Value as of the end any of the most recently completed fiscal year of the Issuers for which Consolidated Financial Statements have been prepared prior to the date of determination.

“Subsidiary” means, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of an Issuer, and in the case of each of clauses (i) and (ii) which is required to be consolidated with such Person in accordance with GAAP.

“Total Asset Value” means, as of any date, the sum of the following without duplication: (a) the sum of the Asset Values for all assets constituting Income Properties, Development Properties, Redevelopment Properties or undeveloped land owned by the Issuers or any of their Subsidiaries at such date, plus (b) an amount (but not less than zero) equal to all unrestricted cash and cash equivalents on hand of the Issuers and their Subsidiaries (including the proceeds of the Indebtedness to be incurred), plus(c) earnest money deposits associated with potential acquisitions as of such date, plus (d) the book value (determined in accordance with GAAP) (but determined without giving effect to any depreciation or amortization) of all other investments held by the Issuers and their Subsidiaries at such date (exclusive of accounts receivable and goodwill and other intangible assets). Total Asset Value shall be adjusted in the case of assets owned by Subsidiaries of the Issuers which are not wholly owned Subsidiaries of the Issuers to reflect the Issuers’ Ownership Share therein.

“Total Debt” means, as of any date of determination, the aggregate principal amount of outstanding Indebtedness of the Issuers and their Subsidiaries as of such date; provided that (a) Total Debt shall not include Indebtedness in respect of letters of credit, except to the extent of unreimbursed amounts thereunder, and (b) the amount of Total Debt, in the case of Indebtedness of a Subsidiary of the Issuers that is not a wholly owned Subsidiary of the Issuers, shall be reduced to reflect the Issuers’ proportionate interest therein.

“Total Unencumbered Asset Value” means, as of any date of determination, the Total Asset Value for all assets owned by the Issuers or one of their Subsidiaries at such date that are not subject to any Lien which secures Indebtedness of the Issuers and their Subsidiaries; provided, however, that all investments by the Issuers and their Subsidiaries in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Asset Value to the extent such investments would have otherwise been included.

“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the Consolidated Financial Statements of such Person.

“Unsecured Debt” means, as of any date of determination, that portion of Total Debt as of that date that is not Secured Debt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

Events of Default

The following are “events of default” under the indenture with respect to debt securities of a particular series issued under the indenture, including the notes:

(1)    default for 30 days in the payment when due of interest on the debt securities of a particular series issued under the indenture, including the notes;

(2)    default in payment when due of the principal of or premium, if any, on the debt securities of a particular series issued under the indenture, including the notes;

(3)    failure by the Issuers or any of their Subsidiaries for 60 days after receipt of notice from the trustee or holders of at least 25% in principal amount of the notes then outstanding to comply with any of the covenants or agreements in the indenture (other than a covenant or agreement included in the indenture for the benefit of one or more series of debt securities other than the notes) or the notes;

(4)    certain specified events under bankruptcy, insolvency or other similar laws with respect to the Issuers or any of their Significant Subsidiaries;

(5)    a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any of our recourse Indebtedness (or the payment of which we guarantee), whether such Indebtedness or guarantee now exists or is created after the date of the indenture, if that default: (i) is caused by a failure to pay principal of such Indebtedness at final maturity (a “payment default”); or (ii) results in the acceleration of such Indebtedness prior to its express maturity (which acceleration has not been rescinded, annulled or cured within 20 business days after receipt by us of notice from the trustee or holders of at least 25% in principal amount of the notes then outstanding specifying such default), and, in each case, the due and payable principal amount of any such Indebtedness, together with the due and payable principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $100.0 million or more; and

(6)    other than in connection with any transaction not prohibited by “—Certain Covenants—Penn Master Lease,” the Penn Master Lease shall have terminated or the Penn Master Lease Guaranty shall have terminated (other than in accordance with the terms of the Penn Master Lease); provided that such termination shall not constitute an event of default if within 90 days after such termination the Operating Partnership has entered into one or more Permitted Replacement Leases (or in the case of the Penn Master Lease Guaranty, a replacement guaranty is entered into in accordance with the Penn Master Lease).

In the case of an event of default arising under clause (4) of the immediately preceding paragraph with respect to the Issuers, all notes then outstanding will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of then outstanding notes (or then outstanding debt securities of a particular series in case of an event of default specific to such series) may declare all the debt securities outstanding under the indenture (or all of the notes of such series, as applicable) to be due and payable immediately.

Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of then outstanding notes may direct the trustee, in writing, in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing default or event of default if it determines that withholding notice is in their interest, except a default or event of default relating to the payment of principal or interest.

The holders of a majority in aggregate principal amount of the notes then outstanding by written notice to the trustee may on behalf of the holders of all of the notes waive any existing default or event of default with respect to the notes and its consequences under the indenture (or in the case of an event of default specific to a series of debt securities outstanding under the indenture, including the notes, holders of a majority in aggregate principal amount of the debt securities of such series then outstanding by written notice to the trustee may on behalf of the holders of all of such series waive any existing default or event of default with respect to the debt securities of such series and its consequences under the indenture), in each case, except a continuing default or event of default in the payment of interest on, or the principal of, such debt securities, including the notes; provided that the holders of a majority in aggregate principal amount of such debt securities (or of the debt securities of such series, respectively) then outstanding may rescind an acceleration of the debt securities (or the debt securities of such series) and waive the payment default that resulted from such acceleration.

The Issuers are required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any default or event of default, the Issuers are required to deliver to the trustee, a statement specifying such default or event of default.

Notwithstanding clause (3) of the first paragraph above or any other provision of the indenture, except as provided in the final sentence of this paragraph, the sole remedy for any failure to comply by the Issuers with the covenant described under the caption “—Certain Covenants—Reports” shall be the payment of liquidated damages as described in the following sentence, such failure to comply shall not constitute an event of default, and holders of the notes shall not have any right under the indenture or the notes to accelerate the maturity of the notes as a result of any such failure to comply. If a failure to comply by the Issuers with the covenant described under the caption “—Certain Covenants—Reports” continues for 60 days after the Issuers receives notice of such failure to comply in accordance with clause (3) of the first paragraph above (such notice, the “Reports Default Notice”), and is continuing on the 60th day following the Issuers’ receipt of the Reports Default Notice, the Issuers will pay liquidated damages to all holders of notes at a rate per annum equal to 0.25% of the principal amount of the notes from the 60th day following the Issuers’ receipt of the Reports Default Notice to but not including the earlier of (x) the 121st day following the Issuers’ receipt of the Reports Default Notice and (y) the date on which the failure to comply by the Issuers with the covenant described under the caption “—Certain Covenants—Reports” shall have been cured or waived. On the earlier of the date specified in the immediately preceding clauses (x) and (y), such liquidated damages will cease to accrue. If the failure to comply by the Issuers with the covenant described under the caption “—Certain Covenants—Reports” shall not have been cured or waived on or before the 121st day following the Issuers’ receipt of the Reports Default Notice, then the failure to comply by the Issuers with the covenant described under the caption “—Certain Covenants—Reports” shall on such 121st day constitute an event of default. A failure to comply with the covenant described under the caption “—Certain Covenants—Reports” automatically shall cease to be continuing and shall be deemed cured at such time as the Issuers (or the Guarantor or other parent guarantor of the Issuers, as applicable) furnishes to the trustee the applicable information or report (it being understood that the availability of such information or report on the SEC’s EDGAR service (or any successor thereto) shall be deemed to satisfy the Issuers’ obligation to furnish such information or report to the trustee); provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the “EDGAR” system (or its successor).

Amendment, Supplement and Waiver

Except as provided in the next three succeeding paragraphs, the notes and the indenture may be amended or supplemented with the consent of the holders of a majority in principal amount of the notes of a series then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with the notes of a series or any provision of the indenture as it relates to the notes of a series may be waived with the consent of the holders of a majority in principal amount of the notes of such series then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each holder of notes affected, an amendment or waiver may not (with respect to any notes held by a non-consenting holder):

(1)    reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)    reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes;

(3)    reduce the rate of or change the time for payment of interest on any note;

(4)    waive a default or event of default in the payment of principal of or interest or premium on the notes (except a rescission of acceleration of the notes by the holders of a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

(5)    make any note payable in money other than that stated in the notes;

(6)    make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of notes to receive payments of principal of or interest or premium on the notes;

(7)    waive a redemption payment with respect to any note; or

(8)    make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of notes, the Issuers and the trustee may amend or supplement the indenture or the notes:

(1)    to cure any ambiguity, defect, mistake or inconsistency;

(2)    to provide for uncertificated notes in addition to or in place of certificated notes;

(3)    to provide for the assumption of the Issuers’ obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of the Issuers’ assets;

(4)    to comply with the rules of any applicable securities depository;

(5)    to comply with applicable Gaming Laws, to the extent that such amendment or supplement is not materially adverse to the holders of notes;

(6)    to provide for the issuance of additional notes or additional debt securities of any series in accordance with the limitations set forth in the indenture;

(7)    to make any change that would provide any additional rights or benefits to the holders of notes (including to provide for any guarantees of the notes or any collateral securing the notes or any guarantees of the notes) or that does not materially adversely affect the legal rights under the indenture of any such holder;

(8)    to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the TIA; or

(9)    to conform the text of the indenture or the notes to any provision of the Description of Notes contained in the 2013 Offering Memorandum or this prospectus supplement as set forth in an officer’s certificate.

Legal Defeasance and Covenant Defeasance

The Issuers may, at their option and at any time, elect to have all of their obligations discharged with respect to any series of the outstanding notes (“Legal Defeasance”) except for:

(1)    the rights of holders of outstanding notes to receive payments in respect of the principal of or interest or premium on such notes when such payments are due from the trust referred to below;

(2)    the Issuers’ obligations with respect to the notes concerning issuing temporary notes, the replacement of mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)    the rights, powers, trusts, duties and immunities of the trustee, and the Issuers’ obligations in connection therewith; and

(4)    the Legal Defeasance provisions of the indenture.

In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers released with respect to certain covenants that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a default or event of default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including the events described in clauses (1), (2), or (4) under the caption “Events of Default” above pertaining to the Issuers) described under the caption “Events of Default” above will no longer constitute an event of default with respect to the notes. The Issuers may exercise Legal Defeasance regardless of whether they previously have exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)    the Issuers must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the series of notes to be defeased, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable government securities, in amounts as will be sufficient, in the opinion or based on the report of a nationally recognized firm of independent public accountants, investment bank or appraisal firm, to pay the principal of, premium, if any, on and accrued and unpaid interest on the outstanding notes to be defeased on the stated maturity or on a redemption date, as the case may be, and the Issuers must specify whether the notes are being defeased to maturity or to a particular redemption date; provided that, with respect to any redemption pursuant to “—Redemption—Optional Redemption,” the amount deposited shall be sufficient for purposes of the indenture to the extent that an amount is so deposited with the trustee equal to the redemption amount computed using the Treasury Rate as of the third business date preceding the date of such deposit with the trustee;

(2)    in the case of Legal Defeasance, the Issuers must have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that the holders of the outstanding notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)    in the case of Covenant Defeasance, the Issuers must have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)    no default or event of default has occurred and is continuing on the date of such deposit (other than a default or event of default resulting from transactions occurring contemporaneously with the borrowing of funds, or the borrowing of funds, to be applied to such deposit or other Indebtedness which is being Discharged and, in each case, the granting of Liens in connection therewith);

(5)    such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture or any agreement or instrument governing any other Indebtedness which is being Discharged) to which the Issuers are a party or by which the Issuers are bound;

(6)    the Issuers must deliver to the trustee an officer’s certificate stating that the deposit was not made by the Issuers with the intent of preferring the holders of notes over the other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

(7)    the Issuers must deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

The Legal Defeasance or Covenant Defeasance will be effective on the day on which all the applicable conditions above have been satisfied. Upon compliance with the foregoing, the trustee shall execute proper instrument(s) acknowledging such Legal Defeasance or Covenant Defeasance.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1)    either:

(a)    all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and, if provided for in the indenture, thereafter repaid to the Issuers, have been delivered to the trustee for cancellation; or

(b)    all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuers have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable government securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued and unpaid interest to, but not including, the date of maturity or redemption; provided that, in the event that any portion of the trust funds so deposited consist of non-callable government securities, the sufficiency of such trust funds shall be determined based upon the opinion or the report of a nationally recognized firm of independent public accountants, investment bank or appraisal firm; provided further that, with respect to any redemption pursuant to “—Redemption—Optional Redemption,” the amount deposited shall be sufficient for purposes of the indenture to the extent that an amount is so deposited with the trustee equal to the redemption amount computed using the Treasury Rate as of the third business date preceding the date of such deposit with the trustee (the date of any such deposit, a “Deposit Date”);

(2)    the Issuers have paid or caused to be paid all other sums then payable by it under the indenture; and

(3)    the Issuers have delivered irrevocable written instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver an officer’s certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Upon compliance with the foregoing, the trustee shall execute proper instrument(s) acknowledging the satisfaction and discharge of all of the Issuers’ obligations under the notes and the indenture.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or direct or indirect partner, member or stockholder, past, present or future, of the Issuers, the Guarantor or any successor entity, as such, will have any liability for any obligations of the Issuers or the Guarantor under the notes or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Forms and Denomination

The notes will be issued as permanent global securities in the name of a nominee of DTC. The notes will be issued in fully registered form without coupons and are available for purchase only in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

Governing Law

The indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

If the trustee becomes a creditor of the Issuers or the Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The holders of a majority in principal amount of then outstanding applicable series of notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to such series of notes, subject to certain exceptions. The indenture provides that in case an event of default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

The trustee shall be entitled to make a deduction or withholding from any payment which it makes under the indenture for or on account of any present or future taxes, duties or charges if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto or by virtue of the relevant holder failing to satisfy any certification or other requirements in respect of the notes, in which event the trustee shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted and shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of such withholding tax. In connection with any proposed exchange of a certificated note for a global note interest, the Issuers or DTC shall be required to use commercially reasonable efforts to provide or cause to be provided to the trustee all information reasonably requested by the trustee that is necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The trustee shall be entitled to rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Wells Fargo Bank, National Association, in addition to serving as trustee under the indenture, is one of the lenders under the Credit Facility, and such credit facility includes outstanding debt which is to be retired at least in part with proceeds from this transaction. Wells Fargo Securities, LLC, an affiliate of the trustee, is one of the underwriters. We currently have a business relationship, and may from time to time conduct other banking transactions including lending transactions or maintaining deposit accounts, with Wells Fargo Bank, National Association in the ordinary course of business.

Additional Information

Anyone who receives this prospectus during the marketing of this offering may obtain a copy of the indenture without charge by writing to Gaming and Leisure Properties, Inc., Wyomissing Professional Center, 845 Berkshire Boulevard, Suite 200, Wyomissing, PA 19610, Attention: Chief Financial Officer.

UNDERWRITING (CONFLICTS OF INTEREST)

Wells Fargo Securities, LLC, BofA Securities, Inc., Fifth Third Securities, Inc. and J.P. Morgan Securities LLC are acting as representatives (the “Representatives”) of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters named below have agreed, severally and not jointly, to purchase from us, the principal amounts of notes set forth opposite its name below.

Underwriter	Principal Amount of 2024 Notes	Principal Amount of 2030 Notes
Wells Fargo Securities, LLC	$71,072,000	$124,377,000
BofA Securities, Inc.	$54,814,000	$95,924,000
Fifth Third Securities, Inc.	$54,814,000	$95,924,000
J.P. Morgan Securities LLC	$38,554,000	$67,470,000
Citizens Capital Markets, Inc.	$56,218,000	$98,381,000
SunTrust Robinson Humphrey, Inc.	$40,156,000	$70,272,000
M&T Securities, Inc.	$35,518,000	$62,157,000
Credit Agricole Securities (USA) Inc.	$25,924,000	$45,366,000
Barclays Capital Inc.	$22,930,000	$40,129,000

Total	$400,000,000	$700,000,000

The underwriting agreement provides that the underwriters are obligated to purchase all of the notes of such series if any are purchased. The underwriting agreement also provides that if an underwriter defaults with respect to a series of notes, the purchase commitments of non-defaulting underwriters of such series may be increased or the offering of such series of notes may be terminated.

The underwriters initially propose to offer the notes for resale at the issue price that appears on the cover of this prospectus supplement. The underwriters may offer the 2024 notes to selected dealers at the public offering price minus a concession of up to, in the case of the 2024 notes, 0.35% of the principal amount of the 2024 notes and, in the case of the 2030 notes, 0.40% of the principal amount of the 2030 notes. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to, in the case of the 2024 notes, 0.25% of the principal amount of the 2024, and, in the case of the 2030 notes, 0.25% of the principal amount of the 2030 notes, to certain other dealers. After the initial offering, the underwriters may change the offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

We estimate that our out-of-pocket expenses for this offering will be approximately $3.0 million.

The notes are new issues of securities with no established trading market. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. Certain of the underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so and they may discontinue any market making at any time in their sole discretion without notice. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable.

During the period from the date hereof through the issue date, we have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of any debt securities issued or guaranteed by us and having a tenor of more than one year.

We have agreed to indemnify the several underwriters against certain liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in that respect.

In connection with this offering of the notes, the underwriters may engage in overallotments, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the aggregate principal amount of notes offered pursuant to this prospectus supplement, which creates a syndicate short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the market prices of the notes to be higher than they would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

The settlement date of the notes is expected to be August 29, 2019, the 10th business day following the trade date (such settlement date being referred to as “T +10”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the date that is two business days preceding the settlement date will be required, by virtue of the fact that the notes initially settle in T +10 to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes during such period should consult their advisors.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement and the accompanying prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any Relevant Member State (as defined below) of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation. This prospectus supplement has been prepared on the basis that any offer of securities in any Member State of the EEA which has implemented the Prospectus Regulation (each, a ‘‘Relevant Member State’’) will only be made to a legal entity which is a qualified investor under the Prospectus Directive. Accordingly, any person making or intending to make an offer in that Relevant Member State of securities which are the subject of the offering contemplated in this prospectus supplement may only do so with respect to qualified investors. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of securities other than to qualified investors.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement is for distribution only to, and is directed solely at, persons who (i) are outside the United Kingdom, (ii) are investment professionals, as such term is defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”), (iii) are persons falling within Article 49(2)(a) to (d) of the Financial Promotion Order, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any notes may otherwise be lawfully communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement or any of its contents.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes shall not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the Securities and Futures Act, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

Where the notes are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is:

(a)    corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)    a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the Securities and Futures Act) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the Securities and Futures Act except:

(1)    to an institutional investor or to a relevant person defined in Section 275(2) of the Securities and Futures Act, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the Securities and Futures Act;

(2)    where no consideration is or will be given for the transfer;

(3)    where the transfer is by operation of law;

(4)    as specified in Section 276(7) of the Securities and Futures Act; or

(5)    as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Singapore Securities and Futures Act Product Classification

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), the issuers have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes offered hereby to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered hereby should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold in Hong Kong, by means of any document, other than to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) (the “SFO”) and any rules made under the SFO or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No person may have in its possession for the purposes of issue, or will issue (in each case whether in Hong Kong or elsewhere), any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of (A) only to persons outside Hong Kong or (B) only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in Switzerland

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange.

Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Other Relationships

Wells Fargo Securities, LLC is acting as a dealer manager in the Tender Offer and will receive customary fees in connection therewith. Additionally, some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. In addition, if any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consistent of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

As described in “Use of Proceeds,” we intend to use net proceeds from this offering to repay outstanding borrowings under the Revolver, the Term Loan A-1 facility and to finance the Tender Offer. Because certain of the underwriters and/or their affiliates are lenders under the Revolver and the Term Loan A-1 facility and may hold a position in our 2020 Notes, more than 5% of the net proceeds of this offering (not including underwriting discounts and commissions) may be received by such affiliates. Nonetheless, in accordance with the Financial Industry Regulatory Authority, Inc. Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering because the notes are investment grade rated.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Goodwin Procter LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Cahill Gordon & Reindel LLP, New York, New York. Certain legal matters in connection with Pennsylvania law will be passed upon by Ballard Spahr LLP, Philadelphia, Pennsylvania. Goodwin Procter LLP and Cahill Gordon & Reindel LLP may rely on Ballard Spahr LLP with respect to matters governed by Pennsylvania law.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, of Gaming and Leisure Properties, Inc. and subsidiaries as of December 31, 2018 and 2017, and for each of the three years in the period ended December 31, 2018 incorporated in this Prospectus by reference from Gaming and Leisure Properties, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of Gaming and Leisure Properties, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon such reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

As of the date of this prospectus supplement, the Operating Partnership and Capital Corp. are not subject to the information requirements of the Exchange Act. GLPI is currently subject to the periodic and other information requirements of the Exchange Act and, in accordance with the Exchange Act, GLPI files annual, quarterly and current reports, proxy statements and other information with the SEC. GLPI’s SEC filings are available to the public from the SEC’s website at http://www.sec.gov.

GLPI has a website located at http://www.glpropinc.com. The information contained on, or that can be accessed through, GLPI’s website is not incorporated by reference in, and is not part of, this prospectus, and you should not rely on any such information. Information may also be obtained from GLPI at 845 Berkshire Blvd., Suite 200, Wyomissing, Pennsylvania 19610, Attention: Chief Financial Officer, telephone (610) 401-2900.

Additionally, Penn, Boyd and Eldorado are currently subject to the reporting requirements of the SEC and are required to file with the SEC annual reports containing audited financial information and quarterly reports containing unaudited financial information. The information related to Penn, Boyd and Eldorado provided herein has been derived from their public filings. GLPI has not independently verified this information. GLPI has no reason to believe that information derived from either Penn’s, Boyd’s or Eldorado’s public filings is inaccurate in any material respect that has not been disclosed publicly. GLPI is providing this data for informational purposes only and such data is not incorporated by reference into, and does not constitute a part of, this prospectus supplement or the accompanying prospectus. The SEC filings of Penn, Boyd and Eldorado can be found at www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

This prospectus supplement incorporates by reference certain information that we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement. Any statement contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

We incorporate by reference the documents listed below that we have previously filed with the SEC, and all filings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequently filed with the SEC prior to the termination of the offering under this prospectus supplement (excluding, in each case, any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	the Annual Report on Form 10-K for the year ended December 31, 2018 of Gaming and Leisure Properties, Inc.;

•

The portions of the Definitive Proxy Statement on Schedule 14A of Gaming and Leisure Properties, Inc., incorporated by reference in the Annual Report on Form 10-K of Gaming and Leisure Properties, Inc. for the year ended December 31, 2018;

•	the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019 of Gaming and Leisure Properties, Inc.; and

•	the Current Reports on Form 8-K of Gaming and Leisure Properties, Inc. filed on February 4, April 2, May 31 and June 17, 2019, respectively.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. The reports and documents specifically listed above or filed in the future (excluding any information furnished to, rather than filed with, the SEC) are deemed to be part of this prospectus supplement and accompanying prospectus from the date of the filing of such reports and documents.

Upon request, we will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered a copy of the documents incorporated by reference in this prospectus supplement. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in the accompanying prospectus, by writing or telephoning us at the following:

Gaming and Leisure Properties, Inc.

845 Berkshire Blvd., Suite 200

Wyomissing, Pennsylvania 19610

Attention: Investor Relations

(610) 401-2900

Gaming and Leisure Properties, Inc.

Common Stock

Preferred Stock

Depositary Shares

Guarantees

GLP Capital, L.P.

GLP Financing II, Inc.

Debt Securities

Gaming and Leisure Properties, Inc. (“GLPI”) may from time to time offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities: common stock, preferred stock, preferred stock represented by depositary shares and guarantees of debt securities. The selling securityholders may from time to time offer, in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, common stock.

GLP Capital, L.P. (the “Operating Partnership”) and GLP Financing II, Inc. (“Capital Corp.”) may from time to time offer one or more series of debt securities, which may be fully and unconditionally guaranteed by GLPI through guarantees of such debt securities. The debt securities may be non-convertible or convertible into or exercisable or exchangeable for securities of GLPI or the Operating Partnership.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time any of GLPI, the Operating Partnership, Capital Corp. or selling security holders sell securities, a prospectus supplement will be provided that will contain specific information about the terms of any securities offered and the specific manner in which the securities will be offered and the identity of any selling securityholders. The prospectus supplement will also contain information, where appropriate, about certain U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. The prospectus supplement may add to, update or change the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

GLPI, the Operating Partnership, Capital Corp. or selling security holders may offer the securities directly to investors, through agents designated from time to time by GLPI, or to or through underwriters or dealers. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. See “Plan of Distribution”. We will not receive any of the proceeds from the sale of securities by the selling securityholders.

GLPI’s common stock is listed on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “GLPI”. On August 9, 2019, the last reported sale price of our common stock on NASDAQ was $37.73 per share.

Investing in our securities involves various risks. See “Risk Factors” beginning on page 7 of this prospectus and in the most recent Annual Report on Form 10-K of GLPI, along with the disclosure related to the risk factors contained in subsequent quarterly reports on Form 10-Q, as updated by GLPI’s subsequent filings with the Securities and Exchange Commission, to the extent incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No gaming or regulatory agency has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 12, 2019.

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus and the documents incorporated by reference in this prospectus before deciding whether to invest in our securities.

Unless the context otherwise requires, or unless otherwise specified, all references in this prospectus to “GLPI” and the “Company” mean Gaming and Leisure Properties, Inc., all references to the “Operating Partnership” and “GLP Capital” mean GLP Capital, L.P. and all references to “Capital Corp.” mean GLP Financing II, Inc. Unless the context otherwise requires, or unless otherwise specified, all references in this prospectus to the terms “we”, “us”, “our” and “company” refer to GLPI, together with its consolidated subsidiaries, including the Operating Partnership and Capital Corp.

About this Prospectus

This prospectus is part of an automatic shelf registration statement that we have filed under the Securities Act with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, GLPI is registering an unspecified amount of common stock, preferred stock, depositary shares and guarantees, and the Operating Partnership and Capital Corp. are registering an unspecified amount of debt securities, and, in each case, may sell such securities from time to time, in one or more offerings. In addition, selling securityholders to be named in a prospectus supplement may sell shares of common stock from time to time.

This prospectus provides you with a general description of the securities GLPI, the Operating Partnership, Capital Corp. and any selling securityholders may offer. Each time GLPI, the Operating Partnership, Capital Corp. or any selling securityholder sell securities, GLPI, the Operating Partnership, Capital Corp. or the selling securityholder will provide a prospectus supplement containing specific information about the terms of the securities being offered. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and in a related prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any related prospectus supplement together with additional information described under the heading “Where You Can Find More Information”.

When acquiring securities, you should rely only on the information provided in this prospectus and the related prospectus supplement, including any information incorporated by reference in this prospectus or any related prospectus supplement. No one is authorized to provide you with information different from that which is contained, or deemed to be contained, in this prospectus and the related prospectus supplement. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and the related prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information in this prospectus, any related prospectus supplement or any document incorporated by reference is truthful or complete as of any date other than the date indicated on the cover page of such documents.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this prospectus and the documents incorporated by reference herein may constitute “forward-looking statements” within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include information concerning our business strategy, plans, and goals and objectives.

Forward-looking statements in this document include, but are not limited to, statements regarding our ability to grow our portfolio of gaming facilities and to secure additional avenues of growth beyond the gaming industry. In addition, statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. You should understand that the following important factors could affect future results and could cause actual results to differ materially from those expressed in such forward-looking statements:

•	the availability of, and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease the respective properties on favorable terms;

•	the degree and nature of our competition;

•

the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate our properties, or other delays or impediments to completing our planned acquisitions or projects;

•

our ability to maintain our status as a real estate investment trust (“REIT”), given the highly technical and complex Internal Revenue Code (the “Code”) provisions for which only limited judicial and administrative authorities exist, where even a technical or inadvertent violation could jeopardize REIT qualification and where requirements may depend in part on the actions of third parties over which the Company has no control or only limited influence;

•	the satisfaction of certain asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis in order for the Company to maintain its REIT status;

•

the ability and willingness of our tenants, operators and other third parties to meet and/or perform their obligations under their respective contractual arrangements with us, including lease and note requirements and in some cases, their obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities;

•

the ability of our tenants and operators to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness;

•

the ability of our tenants and operators to comply with laws, rules and regulations in the operation of our properties, to deliver high quality services, to attract and retain qualified personnel and to attract customers;

•

the satisfaction of the mortgage loan made to Eldorado Resorts, Inc. (“Eldorado”) by way of substitution of one or more additional Eldorado properties acceptable to Eldorado and the Company, which will be transferred to the Company;

•	the ability to generate sufficient cash flows to service our outstanding indebtedness;

•	the access to debt and equity capital markets, including for acquisitions or refinancing due to maturities;

•	adverse changes in our credit rating;

•	fluctuating interest rates;

•	the impact of global or regional economic conditions;

•	the availability of qualified personnel and our ability to retain our key management personnel;

•

GLPI’s obligation to indemnify Penn National Gaming, Inc. (“Penn”) in certain circumstances if the spin-off transaction described in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2018 fails to be tax-free;

•	changes in U.S. tax law and other state, federal or local laws, whether or not specific to real estate, real estate investment trusts or to the gaming, lodging or hospitality industries;

•	changes in accounting standards;

•	the impact of weather events or conditions, natural disasters, acts of terrorism and other international hostilities, war or political instability;

•	other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and

•	additional factors as discussed in our filings with the SEC that are incorporated by reference into this prospectus.

Certain of these factors and other factors, risks and uncertainties are discussed in the “Risk Factors” section in this prospectus, as well as in our filings with the SEC that are incorporated by reference into this prospectus. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by forward-looking statements are reasonable, we can give no assurance that such plans, intentions, expectations, strategies or prospects will be attained or achieved. Other unknown or unpredictable factors may also cause actual results to differ materially from those projected by the forward-looking statements. Most of these factors are difficult to anticipate and are generally beyond our control. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we disclaim any obligation to update such statements or to publicly announce the result of any revisions to any of the forward-looking statements contained in this prospectus to reflect future events and developments.

About GLPI

GLPI is a self-administered and self-managed Pennsylvania REIT. GLPI was incorporated on February 13, 2013, as a wholly-owned subsidiary of Penn. GLPI’s primary business consists of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements. On November 1, 2013, Penn contributed to GLPI, through a series of internal corporate restructurings, substantially all of the assets and liabilities associated with Penn’s real property interests and real estate development business, as well as the assets and liabilities of Hollywood Casino Baton Rouge and Hollywood Casino Perryville (the “TRS Properties”), and then spun-off GLPI to holders of Penn’s common and preferred stock in a tax-free distribution (the “Spin-Off”). The Company elected on its U.S. federal income tax return for its taxable year that began on January 1, 2014 to be treated as a REIT and, together with its indirect wholly-owned subsidiary, GLP Holdings, Inc., jointly elected to treat each of GLP Holdings, Inc., Louisiana Casino Cruises, Inc. (d/b/a Hollywood Casino Baton Rouge) and Penn Cecil Maryland, Inc. (d/b/a Hollywood Casino Perryville) as a taxable REIT subsidiary, effective on the first day of the first taxable year of GLPI as a REIT. As a result of the Spin-Off, GLPI owns substantially all of Penn’s former real property assets (as of the Spin-Off) and leases back most of those assets to Penn for use by its subsidiaries under a unitary master lease (a triple-net operating lease with an initial term of 15 years (expiring October 31, 2028) with no purchase option, followed by four 5-year renewal options (exercisable by Penn) on the same terms and conditions (the “Penn Master Lease”)), and also owns and operates the TRS Properties through an indirect wholly-owned subsidiary, GLP Holdings, Inc.

In April 2016, the Company acquired substantially all of the real estate assets of Pinnacle Entertainment, Inc. (“Pinnacle”) for approximately $4.8 billion. GLPI originally leased these assets back to Pinnacle, under a unitary triple-net lease with an initial term of 10 years (expiring April 30, 2026) with no purchase option, followed by five 5-year renewal options (exercisable by Pinnacle) on the same terms and conditions (the “Pinnacle Master Lease”). On October 15, 2018, the Company completed its previously announced transactions with Penn, Pinnacle and Boyd Gaming Corporation (“Boyd”) to accommodate Penn’s acquisition of the majority of Pinnacle’s operations, pursuant to a definitive agreement and plan of merger between Penn and Pinnacle, dated December 17, 2017 (the “Penn-Pinnacle Merger”). Concurrent with the Penn-Pinnacle Merger, the Company amended the Pinnacle Master Lease to allow for the sale of the operating assets of Ameristar Casino Hotel Kansas City, Ameristar Casino Resort Spa St. Charles and Belterra Casino Resort from Pinnacle to Boyd (the “Amended Pinnacle Master Lease”) and entered into a new unitary triple-net master lease agreement with Boyd (the “Boyd Master Lease”) for these properties on terms similar to the Company’s Amended Pinnacle Master Lease. The Boyd Master Lease has an initial term of 10 years (from the original April 2016 commencement date of the Pinnacle Master Lease and expiring April 30, 2026), with no purchase option, followed by five 5-year renewal options (exercisable by Boyd) on the same terms and conditions. The Company also purchased the real estate assets of Plainridge Park Casino (“Plainridge Park”) from Penn for $250.0 million, exclusive of transaction fees and taxes and added this property to the Amended Pinnacle Master Lease. The Amended Pinnacle Master Lease was assumed by Penn at the consummation of the Penn-Pinnacle Merger. The Company also entered into a mortgage loan agreement with Boyd in connection with Boyd’s acquisition of Belterra Park Gaming & Entertainment Center (“Belterra Park”), whereby the Company loaned Boyd $57.7 million.

In addition to the acquisition of Plainridge Park described above, on October 1, 2018, the Company closed its previously announced transaction to acquire certain real property assets from Tropicana Entertainment Inc. (“Tropicana”) and certain of its affiliates pursuant to a Purchase and Sale Agreement dated April 15, 2018, between Tropicana and GLP Capital, which was subsequently amended on October 1, 2018 (as amended, the “Amended Real Estate Purchase Agreement”). Pursuant to the terms of the Amended Real Estate Purchase Agreement, the Company acquired the real estate assets of Tropicana Atlantic City, Tropicana Evansville, Tropicana Laughlin, Trop Casino Greenville and the Belle of Baton Rouge (the “GLP Assets”) from Tropicana for an aggregate cash purchase price of $964.0 million, exclusive of transaction fees and taxes. Concurrent with the Tropicana Acquisition, Eldorado acquired the operating assets of these properties from Tropicana pursuant to an Agreement and Plan of Merger dated April 15, 2018 by and among Tropicana, GLP Capital, Eldorado and a wholly-owned subsidiary of Eldorado and leased the GLP Assets from the Company pursuant to the terms of a new unitary triple-net master lease with an initial term of 15 years, with no purchase option followed by four successive 5-year renewal periods (exercisable by Eldorado) on the same terms and conditions. Additionally, on October 1, 2018 the Company made a mortgage loan to Eldorado in the amount of $246.0 million in connection with Eldorado’s acquisition of Lumière Place Casino and Hotel.

As of June 30, 2019, GLPI’s portfolio consisted of interests in 46 gaming and related facilities, including the TRS Properties, the real property associated with 33 gaming and related facilities operated by Penn, the real property associated with 6 gaming and related facilities operated by Eldorado (including one mortgaged facility), the real property associated with 4 gaming and related facilities operated by Boyd (including one mortgaged facility) and the real property associated with the Casino Queen in East St. Louis, Illinois. These facilities are geographically diversified across 16 states and were 100% occupied at June 30, 2019. GLPI expects to continue growing its portfolio by pursuing opportunities to acquire additional gaming facilities to lease to gaming operators under prudent terms.

As of June 30, 2019, the majority of our earnings are the result of the rental revenues we receive from our triple-net master leases with Penn, Boyd and Eldorado. Additionally, we have rental revenue from the Casino Queen property which is leased back to a third-party operator on a triple-net basis and the Meadows property which is leased to Penn under a single property triple-net lease. In addition to rent, the tenants are required to pay the following executory costs: (1) all facility maintenance, (2) all insurance required in connection with the leased properties and the business conducted on the leased properties, including coverage of the landlord’s interests, (3) taxes levied on or with respect to the leased properties (other than taxes on the income of the lessor) and (4) all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties.

Additionally, in accordance with ASC 842, we record revenue for the ground lease rent paid by our tenants with an offsetting expense in land rights and ground lease expense within the condensed consolidated statement of income as we have concluded that as the lessee we are the primary obligor under the ground leases. We sublease these ground leases back to our tenants, who are responsible for payment directly to the landlord.

The Company may periodically loan funds to casino owner-operators pursuant to secured mortgage loans for the purchase of gaming related properties. Interest income related to mortgage loans receivable is recorded as revenue from mortgaged real estate within the Company’s condensed consolidated statements of income in the period earned. At June 30, 2019, the Company had financial interests in two casino properties, Belterra Park and Lumière Place, pursuant to the secured mortgage loans made by the Company to the respective casino owner-operators, Boyd and Eldorado.

Gaming revenue for our TRS Properties is derived primarily from gaming on slot machines and to a lesser extent, table game and poker revenue, which is highly dependent upon the volume and spending levels of customers at our TRS Properties. Other revenues at our TRS Properties are derived from our dining, retail and certain other ancillary activities.

About the Operating Partnership

The Operating Partnership is a wholly-owned subsidiary of GLPI through which GLPI owns substantially all of its assets and was formed under Pennsylvania law on March 12, 2013.

Our principal executive office is located at 845 Berkshire Blvd., Suite 200, Wyomissing, Pennsylvania 19610 and our telephone number is (610) 401-2900. Our internet address is www.glpropinc.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC.

Additional information regarding GLPI and the Operating Partnership, including audited financial statements and descriptions of GLPI and the Operating Partnership, is contained in the documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 7 of this prospectus.

About Capital Corp.

Capital Corp. is a Delaware corporation and a wholly-owned subsidiary of the Operating Partnership. Capital Corp. is nominally capitalized and does not have any material assets or significant operations, other than with respect to acting as co-issuer or guarantor for certain debt obligations that the Operating Partnership may incur or guarantee from time to time.

Market and Industry Data

Certain documents incorporated by reference into this prospectus include information with respect to market share and industry conditions, which are based upon internal estimates and various third party sources. While management believes that such data is reliable, we have not independently verified any of the data from third party sources nor have we ascertained the underlying assumptions relied upon therein. Similarly, our internal research is based upon management’s understanding of industry conditions, and such information has not been verified by any independent sources. Accordingly, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

RISK FACTORS

Before investing in any securities offered pursuant to this prospectus, you should consider carefully all of the information set forth herein, in any accompanying prospectus supplement and the documents incorporated by reference herein and therein, and any free writing prospectus we authorize to be delivered to you unless expressly provided otherwise, and, in particular, the risk factors described in the Annual Report on Form 10-K of GLPI for the year ended December 31, 2018, and all other information contained or incorporated by reference into this prospectus, as updated by any subsequent filings under the Exchange Act that are incorporated by reference herein, as well as the risk factors and other information contained or incorporated by reference in the applicable prospectus supplement. The risks described in any accompanying prospectus supplement and the documents incorporated by reference herein are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also adversely affect our business operations. These risks could materially adversely affect, among other things, our business financial condition and results of operations, and could cause the trading price of our securities to decline, resulting in the loss of all or part of your investment.

WHERE YOU CAN FIND MORE INFORMATION

At the time of the filing of this registration statement, the Operating Partnership and Capital Corp. are not subject to the information requirements of the Exchange Act. GLPI is currently subject to the periodic and other information requirements of the Exchange Act and, in accordance with the Exchange Act, GLPI files annual, quarterly and current reports, proxy statements and other information with the SEC, which are available to the public on the SEC’s website at http://www.sec.gov.

GLPI has a website located at http://www.glpropinc.com. The information contained on, or that can be accessed through, GLPI’s website is not incorporated by reference in, and is not part of, this prospectus, and you should not rely on any such information. Information may also be obtained from GLPI at 845 Berkshire Blvd., Suite 200, Wyomissing, Pennsylvania 19610, Attention: Chief Financial Officer, telephone (610) 401-2900.

Additionally, Penn, Eldorado and Boyd are currently subject to the reporting requirements of the SEC and are required to file with the SEC annual reports containing audited financial information and quarterly reports containing unaudited financial information. The information related to Penn, Eldorado and Boyd provided herein has been derived from their public filings. GLPI has not independently verified this information. GLPI has no reason to believe that information derived from Penn’s, Eldorado’s and Boyd’s public filings is inaccurate in any material respect that has not been disclosed publically. GLPI is providing this data for informational purposes only and such data is not incorporated by reference into and does not constitute a part of this prospectus. Penn’s, Eldorado’s and Boyd’s filings with the SEC can be found at www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

This prospectus incorporates by reference certain information that GLPI files, and the Operating Partnership and Capital Corp. may file in the future, with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document that is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents filed with the SEC:

•	GLPI’s Annual Report on Form 10-K for the year ended December 31, 2018;

•	GLPI’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019;

•

The portions of GLPI’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2019, incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2018;

•

The portions of GLPI’s Definitive Additional Materials on Schedule 14A filed with the SEC on May 31, 2019, incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2018;

•	GLPI’s Current Reports on Form 8-K filed on February 4, 2019, April 2, 2019, May 31, 2019 and June 17, 2019; and

•

the description of GLPI’s common stock contained in GLPI’s Registration Statement on Form 8-A, filed on October 9, 2013, including any amendments and reports filed for the purpose of updating such description.

All documents filed by each of GLPI, the Operating Partnership and Capital Corp. with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus (other than information furnished pursuant to Item 2.01, Item 7.01 or exhibits furnished pursuant to Item 9.01 of Form 8-K), shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents until the earlier of the date on which all of the securities registered hereunder have been sold or this registration statement has been withdrawn.

The information relating to GLPI, the Operating Partnership and Capital Corp. contained in this prospectus should be read together with the information in the documents incorporated herein by reference.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference in this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, by writing or telephoning us at the following:

Gaming and Leisure Properties, Inc.

845 Berkshire Blvd., Suite 200

Wyomissing, Pennsylvania 19610

Attention: Chief Financial Officer

(610) 401-2900

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into the registration statement. You should read the exhibits carefully for provisions that may be important to you.

USE OF PROCEEDS

Unless we provide otherwise in the applicable prospectus supplement or any related free writing prospectus, GLPI intends to contribute the net proceeds from any sale of its securities pursuant to this prospectus to its Operating Partnership. The Operating Partnership intends to subsequently use the net proceeds contributed by GLPI, as well as any net proceeds from the sale of debt securities issued by the Operating Partnership and/or Capital Corp. pursuant to this prospectus, for one or more of the following:

•	the acquisition, development, and improvement of properties;

•	repayment of debt;

•	capital expenditures;

•	working capital; and

•	other general business purposes.

Pending such uses, such proceeds may be temporarily invested. The precise amounts and timing of the application of proceeds will depend upon funding requirements and the availability of other funds. Except as mentioned in the applicable prospectus supplement or any related free writing prospectus, specific allocations of the net proceeds to such purposes will not have been made at the date of that prospectus supplement.

Unless otherwise set forth in the applicable prospectus supplement or any related free writing prospectus, we will not receive any of the proceeds of the sale by selling security holders of the securities covered by this prospectus.

DESCRIPTION OF DEBT SECURITIES

GLP Capital and Capital Corp. may issue debt securities from time to time in one or more series, which may be guaranteed by GLPI. GLP Capital and Capital Corp. will set forth in the accompanying prospectus supplement a description of the debt securities that may be offered under this prospectus, as well as the terms of any guarantee of such debt securities by GLPI. The applicable prospectus supplement and other offering material relating to such offering will describe the specific terms relating to the series of debt securities and guarantees being offered, including a description of the material terms of the indenture (and any supplemental indentures) governing such series. These terms may include the following:

(1)

the designation of the debt securities of the series, including CUSIP numbers, which shall distinguish the debt securities of the series from the debt securities of all other series, and which may be part of a series of debt securities previously issued;

(2)	any limit upon the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture;

(3)

the date or dates on which the principal of and premium, if any, on the debt securities of the series is payable or the method of determination and/or extension of such date or dates, and the amount or amounts of such principal and premium, if any, payments and methods of determination thereof;

(4)

the rate or rates at which the debt securities of the series shall bear interest (including any defaulted interest), if any, or the method of calculating and/or resetting such rate or rates of interest, the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the interest payment dates on which any such interest shall be payable and the date or dates on which a record shall be taken for the determination of holders of such debt securities to whom interest is payable;

(5)

the period or periods within which, the price or prices at which, and other terms and conditions upon which debt securities of the series (a) may be redeemed, in whole or in part, at the option of GLP Capital and Capital Corp., if GLP Capital and Capital Corp. are to have the option or (b) shall be redeemed, in whole or in part, upon the occurrence of specified events, if the debt securities shall be subject to a mandatory redemption provision;

(6)

if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that shall be payable upon declaration of acceleration of maturity or the method by which such portion shall be determined;

(7)

any addition to, deletion from or change in the events of default which apply to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

(8)	any addition to, deletion from or change in the covenants set forth in the indenture;

(9)

whether and under what circumstances GLP Capital and Capital Corp. will pay additional amounts on the debt securities of the series held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether GLP Capital and Capital Corp. will have the option to redeem the debt securities of the series rather than pay such additional amounts;

(10)

if the debt securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary debt security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

(11)	any trustees, depositaries, authenticating or paying agents, transfer agents or registrars of any other agents with respect to the debt securities of such series;

(12)

if the debt securities of the series are to be convertible into or exchangeable for any other security or property of GLP Capital or Capital Corp., including, without limitation, debt securities of another person held by either GLP Capital or Capital Corp. or their affiliates and, if so, the terms thereof;

(13)	any addition to, deletion from or change in any guarantors with respect to the debt securities of such series;

(14)

whether the debt securities of such series shall be issued as global securities (including global securities initially sold in reliance on Rule 144A under the Securities Act, global securities initially sold in reliance on Regulation S under the Securities Act, global securities sold to institutional accredited investors, or unrestricted global securities) or as definitive securities (including restricted definitive securities or unrestricted definitive securities); and

(15)	any other terms of the series.

DESCRIPTION OF CAPITAL STOCK OF GLPI

The following is a summary of certain information concerning GLPI’s capital stock. The summaries and descriptions below do not purport to be complete statements of the relevant provisions of GLPI’s amended and restated articles of incorporation (the “Articles of Incorporation”) and amended and restated bylaws (the “Bylaws”). The summaries are qualified in their entirety by reference to the full text of GLPI’s Articles of Incorporation and Bylaws, which you must read for complete information on GLPI’s capital stock and which are included as exhibits to the registration statement of which this prospectus is a part.

General

The Articles of Incorporation provide that GLPI may issue up to 500,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. As of August 7, 2019, 214,682,856 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

GLPI may issue common stock from time to time. GLPI’s board of directors must approve the amount of stock it sells and the price for which it is sold. Holders of GLPI’s common stock do not have any preemptive, subscription, redemption, conversion or sinking fund rights with respect to the common stock, or any instruments convertible (directly or indirectly) into GLPI stock.

The issued and outstanding shares of GLPI common stock are fully paid and nonassessable. This means the full purchase price for the outstanding shares of common stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares. Any additional shares of common stock that GLPI may issue in the future will also be fully paid and nonassessable.

Dividends

Subject to prior dividend rights of the holders of any preferred stock, applicable law and the restrictions of the Articles of Incorporation on ownership and transfer of GLPI’s stock, holders of GLPI common stock will be entitled to receive dividends when, and if declared by its board of directors out of funds legally available for that purpose. In the event of any liquidation, dissolution or winding up of GLPI after the satisfaction in full of the liquidation preferences of holders of any preferred stock, holders of shares of our common stock will be entitled to ratable distribution of the remaining assets available for distribution to shareholders.

Voting Rights

Subject to the rights of the holders of preferred stock, applicable law and restrictions of the Articles of Incorporation on ownership and transfer of GLPI’s stock, each share of common stock will be entitled to one vote on all matters submitted to a vote of shareholders, including the election of directors, and the holders of common stock possess the exclusive voting power. Holders of shares of common stock will not have cumulative voting rights in the election of directors of GLPI. Generally, all matters to be voted on by shareholders must be approved by a majority of the votes cast by the holders of shares entitled to vote at a meeting at which a quorum is present, subject to any voting rights granted to holders of any then outstanding preferred stock.

Other Rights

Subject to the restrictions of the Articles of Incorporation on ownership and transfer of GLPI’s stock, holders of shares of GLPI common stock generally will have no preference or appraisal rights. Subject to the restrictions in the Articles of Incorporation on ownership and transfer of GLPI’s stock, holders of shares of GLPI’s common stock initially will have equal dividend, liquidation and other rights.

Preferred Stock

Under the Articles of Incorporation, GLPI’s board of directors may from time to time establish and cause GLPI to issue one or more series of preferred stock and set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of such class or series. The authority of GLPI’s board of directors with respect to each series of preferred stock includes, but is not limited to, the determination of the following:

•	the designation of the series, which may be by distinguishing number, letter or title;

•	the number of shares constituting such series, including the authority to increase or decrease such number (but not below the number of shares thereof then outstanding);

•

the dividend rate of the shares of such series, whether the dividends shall be cumulative and, if so, the date from which they shall be cumulative, and the relative rights of priority, if any, of payment of dividends on shares of such series;

•	the dates at which dividends, if any, shall be payable;

•	the right, if any, of GLPI to redeem shares of such series and the terms and conditions of such redemption;

•	the rights of the shares in case of a voluntary or involuntary liquidation, dissolution or winding up of GLPI, and the relative rights of priority, if any, of payment of shares of such series;

•	the voting power, if any, of such series and the terms and conditions under which such voting power may be exercised;

•	the obligation, if any, of GLPI to retire shares of such series pursuant to a retirement or sinking fund or funds of a similar nature or otherwise and the terms and conditions of such obligations;

•

the terms and conditions, if any, upon which shares of such series shall be convertible into or exchangeable for shares of stock of any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	any other rights, preferences or limitations of the shares of such series.

Accordingly, GLPI’s board of directors, without shareholder approval, may issue preferred stock with voting, conversion, or other rights that could adversely affect the voting power and other rights of the holders of GLPI’s common stock. Preferred stock could be issued quickly with terms calculated to delay, defer, or prevent a change of control or other corporate action, or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of GLPI’s common stock, may adversely affect the voting and other rights of the holders of GLPI’s common stock.

Restrictions on Ownership and Transfer

In order for GLPI to qualify to be taxed as a REIT under the Code, shares of its stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (other than the first year for which an election to qualify to be taxed as a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of GLPI stock (after taking into account options to acquire shares of stock) may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). In addition, rent from related party tenants (generally, a tenant of a REIT owned, actually or constructively, 10% or more by the REIT, or a 10% owner of the REIT) is not qualifying income for purposes of the gross income tests under the Code. To qualify to be taxed as a REIT, GLPI must satisfy other requirements as well. See “Certain United States Federal Income Tax Considerations—Classification and Taxation of GLPI as a REIT” and “Certain United States Federal Income Tax Considerations—Requirements for Qualification as a REIT.”

The Articles of Incorporation contain restrictions on the ownership and transfer of GLPI’s stock that are intended to assist GLPI in complying with these requirements. The relevant sections of the Articles of Incorporation provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, beneficially or by virtue of the applicable constructive ownership provisions of the Code, more than 7% of the outstanding shares of GLPI common stock (the “common stock ownership limit”) or more than 7% in value or in number, whichever is more restrictive, of the outstanding shares of all classes or series of GLPI stock (the “aggregate stock ownership limit”). The common stock ownership limit and the aggregate stock ownership limit are collectively referred to as the “ownership limits.” The person or entity that, but for operation of the ownership limits or another restriction on ownership and transfer of GLPI stock as described below, would beneficially own or constructively own shares of GLPI stock in violation of such limits or restrictions or, if appropriate in the context, a person or entity that would have been the record owner of such shares of GLPI stock is referred to as a “prohibited owner.”

The constructive ownership rules under the Code are complex and may cause stock owned beneficially or constructively by a group of related individuals and/or entities to be owned beneficially or constructively by one individual or entity. As a result, the acquisition of less than 7% of the outstanding shares of GLPI common stock or less than 7% in value or in number, whichever is more restrictive, of the outstanding shares of all classes and series of GLPI stock (or the acquisition by an individual or entity of an interest in an entity that owns, beneficially or constructively, shares of GLPI stock) could, nevertheless, cause that individual or entity, or another individual or entity, to own beneficially or constructively shares of GLPI stock in excess of the ownership limits. In addition, a person that did not acquire more than 7% of our outstanding stock may become subject to these restrictions if repurchases by us cause such person’s holdings to exceed 7% of our outstanding stock.

Pursuant to the Articles of Incorporation, GLPI’s board of directors may exempt, prospectively or retroactively, a particular shareholder (the “excepted holder”) from the ownership limits or establish a different limit on ownership (the “excepted holder limit”) if:

•

no individual’s beneficial or constructive ownership of GLPI stock will result in GLPI being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify to be taxed as a REIT or would cause any income of GLPI that would otherwise qualify as rents from real property to fail to qualify as such; and

•

such shareholder does not and represents that it will not own, actually or constructively, an interest in a tenant of GLPI (or a tenant of any entity owned or controlled by GLPI) that would cause GLPI to own, actually or constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant (or GLPI’s board of directors determines that rent derived from such tenant will not affect GLPI’s ability to qualify to be taxed as a REIT).

Peter M. Carlino, GLPI’s Chairman and Chief Executive Officer, the Carlino Family Trust, The Vanguard Group Inc., BlackRock, Inc. and Cohen & Steers, Inc. have each been deemed excepted holders by GLPI’s board of directors.

As a condition of granting the waiver or establishing the excepted holder limit, GLPI’s board of directors may require an opinion of counsel or a ruling from the IRS, in either case in form and in substance satisfactory to GLPI’s board of directors (in its sole discretion) in order to determine or ensure GLPI’s status as a REIT and such representations and undertakings from the person requesting the exception as GLPI’s board of directors may require (in its sole discretion) to make the determinations above. GLPI’s board of directors may impose such conditions or restrictions as it deems appropriate in connection with granting such a waiver or establishing an excepted holder limit.

GLPI’s board of directors may from time to time increase or decrease the common stock ownership limit, the aggregate stock ownership limit or both, for all other persons, unless, after giving effect to such increase, five or fewer individuals could beneficially own, in the aggregate, more than 49.9% in value of GLPI’s outstanding stock. A reduced ownership limit will not apply to any person or entity whose percentage ownership of GLPI common stock or GLPI stock of all classes and series, as applicable, is, at the effective time of such reduction, in excess of such decreased ownership limit until such time as such person’s or entity’s percentage ownership of GLPI common stock or GLPI stock of all classes and series, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of shares of GLPI common stock or stock of all other classes or series, as applicable, will violate the decreased ownership limit.

The Articles of Incorporation further prohibit:

•

any person from beneficially or constructively owning shares of GLPI stock that would result in GLPI being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause GLPI to fail to qualify to be taxed as a REIT;

•

any person from transferring shares of GLPI stock if the transfer would result in shares of GLPI stock being beneficially owned by fewer than 100 persons (determined without reference to the rules of attribution under Section 544 of the Code); and

•

any person from constructively owning shares of GLPI stock to the extent that such constructive ownership would cause any of GLPI’s income that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of GLPI stock that will or may violate the ownership limits or any of the other restrictions on ownership and transfer of GLPI stock described above, or who would have owned shares of GLPI stock transferred to the charitable trust described below, must immediately give notice to GLPI of such event or, in the case of an attempted or proposed transaction, give GLPI at least fifteen days’ prior written notice and provide GLPI with such other information as it may request in order to determine the effect of such transfer on its status as a REIT. The foregoing restrictions on ownership and transfer of GLPI stock will not apply if GLPI’s board of directors determines that it is no longer in GLPI’s best interests to attempt to qualify, or to continue to qualify, to be taxed as a REIT or that compliance with the restrictions and limits on ownership and transfer of GLPI stock described above is no longer required in order for GLPI to qualify to be taxed as a REIT.

If any transfer of shares of GLPI stock or any other event would result in any person violating the ownership limits or any other restriction on ownership and transfer of GLPI shares described above then that number of shares (rounded up to the nearest whole share) that would cause the violation will be automatically transferred to, and held by, a trust for the benefit of one or more charitable organizations selected by GLPI, and the intended transferee or other prohibited owner will acquire no rights in the shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. If the transfer to the trust as described above would not be effective, for any reason, to prevent violation of the applicable ownership limits or any other restriction on ownership and transfer of GLPI shares described above, then the Articles of Incorporation provide that the transfer of the shares will be null and void and the intended transferee will acquire no rights in such shares.

Shares of GLPI stock held in the trust will continue to be issued and outstanding shares. The prohibited owner will not benefit economically from ownership of any shares of GLPI stock held in the trust and will have no rights to distributions and no rights to vote or other rights attributable to the shares of GLPI stock held in the trust. The trustee of the trust shall have all voting rights and rights to dividends and other distributions with respect to shares held in the trust for the exclusive benefit of the charitable beneficiary of the trust. Any distribution made before GLPI’s discovery that the shares have been transferred to a trust as described above must be repaid by the recipient to the trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the trustee. Subject to Pennsylvania law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority (at the trustee’s sole discretion) (i) to rescind as void any vote cast by a prohibited owner or unsuitable person, as applicable, before GLPI’s discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust. However, if GLPI has already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

Shares of GLPI stock transferred to the trustee will be deemed offered for sale to GLPI, or its designee, at a price per share equal to the lesser of (i) the market price of the shares on the day of the event causing the shares to be held in the trust, or (ii) the market price on the date GLPI, or its designee, accepts such offer. GLPI may reduce the amount so payable to the prohibited owner by the amount of any distribution that GLPI made to the prohibited owner before it discovered that the shares had been automatically transferred to the trust and that are then owed by the prohibited owner to the trustee as described above, and GLPI may pay the amount of any such reduction to the trustee for the benefit of the charitable beneficiary. GLPI will have the right to accept such offer until the trustee has sold the shares of GLPI stock held in the trust as discussed below. Upon a sale to GLPI, the interest of the charitable beneficiary in the shares sold will terminate, and the trustee must distribute the net proceeds of the sale to the prohibited owner and must distribute any distributions held by the trustee with respect to such shares to the charitable beneficiary.

If GLPI does not buy the shares, the trustee must, within 20 days of receiving notice from GLPI of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or the other restrictions on ownership and transfer of GLPI stock. After the sale of the shares, the interest of the charitable beneficiary in the shares sold will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (i) the market price of the shares on the day of the event causing the shares to be held in the trust and (ii) the sales proceeds (net of any commissions and other expenses of sale) received by the trust for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of any distribution that GLPI paid to the prohibited owner before GLPI discovered that the shares had been automatically transferred to the trust and that are then owed by the prohibited owner to the trustee as described above. Any net sales proceeds in excess of the amount payable to the prohibited owner must be paid immediately to the charitable beneficiary, together with any distributions thereon. In addition, if prior to the discovery by GLPI that shares of stock have been transferred to a trust, such shares of stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand. The prohibited owner will have no rights in the shares held by the trustee.

In addition, if GLPI’s board of directors determines in good faith that a transfer or other event has occurred that would violate the restrictions on ownership and transfer of GLPI stock described above or that a person or entity intends to acquire or has attempted to acquire beneficial or constructive ownership of any shares of GLPI stock in violation of the restrictions on ownership and transfer of GLPI stock described above, GLPI’s board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer or other event, including, but not limited to, causing GLPI to redeem shares of GLPI stock, refusing to give effect to the transfer of GLPI’s books or instituting proceedings to enjoin the transfer or other event.

Every person or entity who is a beneficial owner or constructive owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) in number of value (whichever is more restrictive) of GLPI stock, within 30 days after initially reaching such ownership threshold and within 30 days after the end of each taxable year, must give GLPI written notice stating the shareholder’s name and address, the number of shares of each class and series of GLPI stock that the shareholder beneficially or constructively owns and a description of the manner in which the shares are held. Each such owner must provide to GLPI such additional information as GLPI may request in order to determine the effect, if any, of the shareholder’s beneficial ownership on GLPI’s qualification as a REIT and to ensure compliance with the applicable ownership limits. In addition, any person or entity that will be a beneficial owner or constructive owner of shares of GLPI stock and any person or entity (including the shareholder of record) who is holding shares of GLPI stock for a beneficial owner or constructive owner must provide to GLPI such information as GLPI may request in order to determine GLPI’s qualification as a REIT and to comply with the requirements of any governmental or taxing authority or to determine such compliance and to ensure compliance with the ownership limits.

Any certificates representing shares of GLPI stock will bear a legend referring to the restrictions on ownership and transfer of GLPI stock described above.

The restrictions on ownership and transfer of GLPI stock described above could delay, defer or prevent a transaction or a change in control that might involve a premium price for GLPI common stock or otherwise be in the best interests of GLPI shareholders.

Redemption of Securities Owned or Controlled by an Unsuitable Person or Affiliate

In addition to the restrictions set forth above, all of GLPI’s outstanding capital stock shall be held subject to applicable gaming laws. Any person owning or controlling at least five percent of any class of GLPI’s outstanding capital stock will be required by the Articles of Incorporation to promptly notify GLPI of such person’s identity. The Articles of Incorporation provide that capital stock of GLPI that is owned or controlled by an unsuitable person or an affiliate of an unsuitable person is redeemable by GLPI, out of funds legally available for that redemption, to the extent required by the gaming authorities making the determination of unsuitability or to the extent determined to be necessary or advisable by GLPI’s board of directors. From and after the redemption date, the securities will not be considered outstanding and all rights of the unsuitable person or affiliate will cease, other than the right to receive the redemption price. The redemption price with respect to any securities to be redeemed will be the price, if any, required to be paid by the gaming authority making the finding of unsuitability or if the gaming authority does not require a price to be paid (including if the finding of unsuitability is made by GLPI’s board of directors alone), the lesser of (i) the market price on the date of the redemption notice, (ii) the market price on the redemption date or (iii) the actual amount paid by the owner thereof, in each case less a discount in a percentage (up to 100%) to be determined by GLPI’s board of directors in its sole and absolute discretion. The redemption price may be paid in cash, by promissory note, or both, as required by the applicable gaming authority and, if not, as determined by GLPI.

The Articles of Incorporation also provide that capital stock of GLPI that is owned or controlled by an unsuitable person or an affiliate of an unsuitable person will be transferred to a trust for the benefit of a designated charitable beneficiary, and that any such unsuitable person or affiliate will not be entitled to any dividends on the shares or be entitled to vote the shares or receive any proceeds from the subsequent sale of the shares in excess of the lesser of the price paid by the unsuitable person or affiliate for the shares or the amount realized from the sale, in each case less a discount in a percentage (up to 100%) to be determined by the GLPI board of directors in its sole and absolute discretion.

The Articles of Incorporation require any unsuitable person and any affiliate of an unsuitable person to indemnify and hold harmless GLPI and its affiliated companies for any and all losses, costs, and expenses, including attorneys’ costs, fees and expenses, incurred by GLPI and its affiliated companies as a result of, or arising out of, the unsuitable person’s ownership or control of any securities of GLPI, failure or refusal to comply with the provisions of the Articles of Incorporation, or failure to divest himself, herself or itself of any securities when and in the specific manner required by a gaming authority or the Articles of Incorporation.

Transfer Agent

The transfer agent and registrar for GLPI common stock is Continental Stock Transfer & Trust. We will name the transfer agent and registrar for the preferred stock in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES OF GLPI

This section outlines some of the provisions of the deposit agreement to govern any depositary shares, the depositary shares themselves and the depositary receipts. This information may not be complete in all respects and is qualified entirely by reference to the relevant deposit agreement and depositary receipts with respect to the depositary shares related to any particular series of preferred stock. The specific terms of any series of depositary shares will be described in the applicable prospectus supplement. If so described in the applicable prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.

Interest in a Fractional Share, or Multiple Shares, of Preferred Stock

We may, at our option, elect to offer depositary shares, each of which would represent an interest in a fractional share, or multiple shares, of our preferred stock instead of whole shares of preferred stock. If so, we will allow a depositary to issue to the public depositary shares, each of which will represent an interest in a fractional share, or multiple shares, of preferred stock as described in the prospectus supplement.

Deposit Agreement

The shares of the preferred stock underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company acting as depositary with respect to those shares of preferred stock. The prospectus supplement relating to a series of depositary shares will specify the name and address of the depositary. Under the deposit agreement, each owner of a depositary share will be entitled, in proportion of its interest in a fractional share, or multiple shares, of the preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, and exchange and liquidation rights, in each case as designated by our board of directors and described in the applicable prospectus supplement.

Depositary shares will be evidenced by one or more depositary receipts issued under the deposit agreement. We will distribute depositary receipts to those persons purchasing such depositary shares in accordance with the terms of the offering made by the related prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record depositary shareholder based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any depositary shareholders a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record depositary shareholders.

If there is a distribution other than in cash, the depositary will distribute property to the entitled record depositary shareholders, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from this sale to the concerned holders.

Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the relevant series of preferred stock will be made available to depositary shareholders.

The amount distributed in all of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes and governmental charges.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the office of the depositary and upon payment of the charges provided in the deposit agreement and subject to the terms thereof, a holder of depositary receipts is entitled to have the depositary deliver to such holder the applicable number of shares of preferred stock underlying the depositary shares evidenced by the surrendered depositary receipts. There may be no market, however, for the underlying preferred stock and once the underlying preferred stock is withdrawn from the depositary, it may not be redeposited.

Redemption and Liquidation

The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the applicable prospectus supplement.

Voting

Upon receiving notice of any meeting at which preferred shareholders of any series are entitled to vote, the depositary will mail the information contained in that notice to the record depositary shareholders relating to those series of preferred stock. Each depositary shareholder on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock underlying that holder’s depositary shares. The depositary will vote the shares of preferred stock underlying those depositary shares according to those instructions, and we will take reasonably necessary actions to enable the depositary to do so. If the depositary does not receive specific instructions from the depositary shareholders relating to that preferred stock, it will abstain from voting those shares of preferred stock, unless otherwise discussed in the prospectus supplement.

Amendment and Termination of Deposit Agreement

We and the depositary may amend the depositary receipt form evidencing the depositary shares and the related deposit agreement. However, any amendment that materially adversely affects the rights of the depositary shareholders will not be effective unless holders of a majority of the outstanding depositary shares approve that amendment. No amendment, however, may impair the right of any depositary shareholder to receive any money or other property to which he may be entitled under the terms of the deposit agreement at the times and in the manner and amount provided for therein. We or the depositary may terminate a deposit agreement only if:

•	we redeemed or reacquired all outstanding depositary shares relating to the deposit agreement;

•	all outstanding depositary shares have been converted (if convertible) into shares of Class A common stock or another series of preferred stock; or

•

there has been a final distribution in respect of the preferred stock of any series in connection with our liquidation, dissolution or winding up and such distribution has been made to the related depositary shareholders.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. We will also pay all charges of each depositary in connection with the initial deposit and any redemption of the preferred stock. Depositary shareholders will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement for their accounts.

Resignation and Removal of Depositary

A depositary may resign at any time by delivering to us a notice of resignation, and we may remove any depositary at any time by delivering it a notice of removal. Resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal.

Restrictions on Ownership

In order to safeguard us against an inadvertent loss of REIT status, the deposit agreement will contain provisions restricting the ownership and transfer of depositary shares. These restrictions will be described in the applicable prospectus supplement.

Miscellaneous

Each depositary will forward to the relevant depositary shareholders all our reports and communications that we are required to furnish to preferred shareholders of any series.

The deposit agreement will contain provisions relating to adjustments in the fraction of a share of preferred stock represented by a depositary share in the event of a change in par value, split-up, combination or other reclassification of the preferred stock or upon any recapitalization, merger or sale of substantially all of our assets.

Neither the depositary nor our company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under any deposit agreement, or subject to any liability under the deposit agreement to holders of depositary receipts other than for the relevant party’s gross negligence or willful misconduct. The obligations of our company and each depositary under any deposit agreement will be limited to performance in good faith of their duties under that agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless they are provided with satisfactory indemnity. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, depositary shareholders or other persons believed to be competent and on documents believed to be genuine.

CERTAIN PROVISIONS OF PENNSYLVANIA LAW AND GLPI’S ARTICLES OF INCORPORATION AND BYLAWS AND OTHER GOVERNANCE DOCUMENTS

The following is a summary of certain provisions of Pennsylvania law and GLPI’s Articles of Incorporation and Bylaws. This description is not complete and is subject to, and qualified in its entirety by reference to, Pennsylvania law and GLPI’s Articles of Incorporation and Bylaws, copies of which are exhibits to the registration statement of which this prospectus is a part.

Size of Board and Vacancies; Removal of Directors

Pursuant to GLPI’s Articles of Incorporation, each member of GLPI’s board of directors is elected until the next annual meeting of shareholders and until his successor is elected, with the current members’ terms expiring at the annual meeting of shareholders to be held in 2020. At any meeting of shareholders for the uncontested election of directors at which a quorum is present, the election will be determined by a majority of the votes cast by the shareholders entitled to vote in the election.

GLPI’s board of directors has six directors. The Bylaws provide that the number of directors on GLPI’s board of directors will be fixed exclusively by the board of directors. Subject to the rights of holders of any stock having preference over the common stock to elect additional directors, newly created directorships resulting from any increase in the number of directors and any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled generally by the majority vote of the remaining directors in office, even if less than a quorum is present.

Subject to the rights of any stock having preference over the common stock to elect directors, the Bylaws provide that a director may be removed only for cause (as defined in the Bylaws) by the affirmative vote of: (i) a majority of the entire GLPI board of directors (not including the director whose removal is being considered); or (ii) 75% of the votes cast by the holders of shares entitled to vote generally in the election of directors. In addition, under Section 1726(c) of the Pennsylvania Business Corporation Law, or the PBCL, a court may remove a director upon application in a derivative suit in cases of fraudulent or dishonest acts, gross abuse of authority or discretion, or for any other proper cause. Section 1726(a)(4) of the PBCL also provides that the board of directors may be removed at any time with or without cause by the unanimous vote or written consents of the shareholders entitled to vote thereon.

Pennsylvania State Takeover Statutes

Section 2538 of Subchapter 25D of the PBCL requires certain transactions with an “interested shareholder” to be approved by a majority of disinterested shareholders. “Interested shareholder” is defined broadly to include any shareholder who is a party to the transaction or who is treated differently than other shareholders and affiliates of the corporation.

Subchapter 25E of the PBCL requires a person or group of persons acting in concert which acquires 20% or more of the voting shares of the corporation to offer to purchase the shares of any other shareholder at “fair value.” “Fair value” means the value not less than the highest price paid by the controlling person or group during the 90-day period prior to the control transaction, plus a control premium. Among other exceptions, shares acquired directly from the corporation in a transaction exempt from the registration requirements of the Securities Act of 1933, are not counted towards the determination of whether the 20% share ownership threshold has been met for purposes of Subchapter 25E.

Subchapter 25F of the PBCL generally establishes a 5-year moratorium on a “business combination” with an “interested shareholder.” “Interested shareholder” is defined generally to be any beneficial owner of 20% or more of the corporation’s voting stock. “Business combination” is defined broadly to include mergers, consolidations, asset sales and certain self-dealing transactions. Certain restrictions apply to a business combination following the 5-year period. Among other exceptions, Subchapter 25F will be rendered inapplicable if the board of directors approves the proposed business combination, or approves the interested shareholder’s acquisition of 20% of the voting shares, in either case prior to the date on which the shareholder first becomes an interested shareholder.

Subchapter 25G of the PBCL provides that “control shares” lose voting rights unless such rights are restored by the affirmative vote of a majority of (i) the disinterested shares (generally, shares held by persons other than the acquiror, executive officers of the corporation and certain employee stock plans) and (ii) the outstanding voting shares of the corporation. “Control shares” are defined as shares which, upon acquisition, will result in a person or group acquiring for the first time voting control over (a) 20%, (b) 33 1/3% or (c) 50% or more of the outstanding shares, together with shares acquired within 180 days of attaining the applicable threshold and shares purchased with the intention of attaining such threshold. A corporation may redeem control shares if the acquiring person does not request restoration of voting rights as permitted by Subchapter 25G. Among other exceptions, Subchapter 25G does not apply to a merger, consolidation or a share exchange if the corporation is a party to the transaction agreement.

Subchapter 25H of the PBCL provides that if any person or group publicly discloses that the person or group may acquire control of the corporation, or a person or group acquires, or publicly discloses an offer or intent to acquire, 20% or more of the voting power of the corporation and, in either case, sells shares in the following 18 months, then the profits from such sale must be disgorged to the corporation if the securities that were sold were acquired during the 18-month period or within the preceding 24 months.

If shareholders approve a control share acquisition under Subchapter 25G, the corporation is also subject to Subchapters 25I and 25J of the PBCL. Subchapter 25I provides for a minimum severance payment to certain employees terminated within two years of the approval. Subchapter 25J prohibits the abrogation of certain labor contracts prior to their stated date of expiration.

Amendments to GLPI’s Articles of Incorporation and Bylaws and Approval of Extraordinary Actions

Pennsylvania law and the Articles of Incorporation generally provide that GLPI can amend its Articles of Incorporation, merge, consolidate, sell all or substantially all of our assets, engage in a statutory share exchange or dissolve if the action has first been approved by the board of directors and then by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote on the matter. The Articles of Incorporation also provide that the amendment or repeal of any Articles of Incorporation provision concerning the indemnification or limitation of liability of GLPI’s directors will require the affirmative vote of at least 75% of the voting power of all of its outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class. Pennsylvania law provides that GLPI’s shareholders are not entitled by statute to propose amendments to the Articles of Incorporation or to call special meetings of shareholders.

GLPI’s board of directors is authorized to adopt, amend or repeal any provision of the bylaws without shareholder approval. Except as otherwise required by law, any provision of the Bylaws may only be adopted, amended or repealed by the shareholders (i) upon receiving at least 75% of the votes cast by the holders of shares entitled to vote thereon or (ii) in the event that the amendment has been proposed by a majority of the board of directors, upon receiving a majority of the votes cast by the holders of shares entitled to vote thereon.

Shareholder Meetings

Under the PBCL, shareholders will be not entitled to call special meetings of shareholders. Only the chairman of the board of directors or a majority of the directors then in office may call such meetings pursuant to the Bylaws.

Shareholder Action by Written Consent

Under the PBCL, any action required to be taken or which may be taken at any annual or special meeting of the shareholders may be taken without a meeting if, and only if, prior to the taking of such action, all shareholders entitled to vote thereon consent in writing to such action being taken.

Requirements for Advance Notification of Shareholder Nominations and Proposals

The Bylaws contain advance notice procedures with respect to shareholder proposals and recommendations of candidates for election as directors other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In particular, shareholders must notify the corporate secretary in writing prior to the meeting at which the matters are to be acted upon or directors are to be elected. The notice must contain the information specified in the Bylaws. To be timely, the notice must be received at GLPI’s principal executive office not less than 120 nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. In order to be eligible to present a shareholder proposal or recommend a candidate for nomination for election as a director at a shareholders meeting, a shareholder must have owned beneficially at least 1% of the outstanding GLPI common stock for a continuous period of not less than 12 months. In addition, shareholders will not be permitted to nominate directly candidates for election to the board of directors, but will instead be permitted to recommend potential nominees to the compensation and governance committee.

Effect of Certain Provisions of Pennsylvania Law and of the Articles of Incorporation and Bylaws

The restrictions on ownership and transfer of GLPI stock will prohibit any person from acquiring more than 7% of its outstanding common stock (without prior approval of GLPI’s board of directors). The power of GLPI’s board of directors to issue authorized but unissued shares of our common stock and preferred stock without shareholder approval also could have the effect of delaying, deferring or preventing a change in control or other transaction. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could make it more difficult, or discourage an attempt, to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

These provisions, along with other provisions of the PBCL and the Articles of Incorporation and Bylaws discussed above, including provisions relating to the removal of directors and the filling of vacancies, the advance notice and special meeting provisions, alone or in combination, are designed to protect GLPI’s shareholders from coercive or otherwise unfair takeover tactics by requiring potential acquirors to negotiate with GLPI’s board of directors and by providing GLPI’s board of directors with more time to assess any acquisition proposal.

Shareholders Rights Plan

While the PBCL authorizes a corporation to adopt a shareholder rights plan, GLPI does not have a shareholder rights plan currently in effect.

Limitation on Liability of Directors and Officers

The PBCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a representative of the corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In an action by or in the right of the corporation, indemnification will not be made in respect of any claim, issue, or matter as to which the person has been adjudged to be liable to the corporation.

Unless ordered by a court, the determination of whether indemnification is proper in a specific case will be determined by (1) the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding; (2) if such a quorum is not obtainable or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (3) by the shareholders.

To the extent that a representative of a business corporation has been successful on the merits or otherwise in defense of a third-party action, derivative action, or corporate action, he must be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Pennsylvania law permits a corporation to purchase and maintain insurance for a director or officer against any liability asserted against him, and incurred in his capacity as a director or officer or arising out of his position, whether or not the corporation would have the power to indemnify him against such liability under Pennsylvania law.

The Articles of Incorporation and Bylaws provide that a director shall, to the maximum extent permitted by Pennsylvania law, have no personal liability or monetary damages for any action taken, or any failure to take any action as a director. The Articles of Incorporation and Bylaws also provide for indemnification for current and former directors, officers, employees, or agents serving at the request of the corporation to the fullest extent permitted by Pennsylvania law. The Articles of Incorporation and Bylaws also permit the advancement of expenses.

Description of the Partnership Agreement of the Operating Partnership

GLP Capital, L.P., our operating partnership, was organized as a Pennsylvania limited partnership on March 12, 2013. The partnership agreement was entered into on March 13, 2013 by and between GLP Capital Partners, LLC, as a limited partner, and GLPI, as the general partner. Pursuant to the partnership agreement, as the general partner of the Operating Partnership, GLPI has full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership and has the power to bind the Operating Partnership in the act of carrying on the business of the Operating Partnership.

GLPI may not, without the consent of the limited partner, sell, assign, transfer, give, donate, pledge, deposit, alienate, bequeath, devise or otherwise dispose of or encumber to any person other than the Operating Partnership, all or any portion of its interest in the Operating Partnership except (i) by operation of law, (ii) to a receiver or trustee in bankruptcy for GLPI or (iii) to any wholly owned affiliate of GLPI.

The partnership agreement provides that the Operating Partnership will make distributions out of funds legally available therefor, at such time and in such amounts as determined by GLPI in its sole discretion, to GLPI and the limited partner in accordance with their respective percentage interests in the Operating Partnership.

Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and liabilities of the Operating Partnership, any remaining assets of the Operating Partnership will be distributed to GLPI and the limited partner in accordance with their respective percentage interests.

The Operating Partnership will have perpetual existence, or until sooner dissolved upon:

•	The sale of all or substantially all of the Operating Partnership’s assets and properties;

•	The unanimous agreement of the partners to effect such dissolution; or

•	The entry of any order of judicial dissolution under Section 8681(a)(6) of the Pennsylvania Uniform Limited Partnership Act of 2016.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and relating to the purchase, ownership and disposition of our shares of common stock and preferred stock, and debt securities issued by the Operating Partnership and Capital Corp. Because this is a summary that is intended to address only certain material U.S. federal income tax considerations relating to the ownership and disposition of our common stock and preferred stock, and the Operating Partnership’s and Capital Corp.’s debt securities, generally applicable to holders, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

•	the tax consequences to you may vary depending on your particular tax situation;

•

special rules that are not discussed below may apply to you if, for example, you are a broker-dealer, a trust, an estate, a regulated investment company, a REIT, a financial institution, an insurance company, a controlled foreign corporation, a passive foreign investment company, a partnership or similar pass-through entity or a person holding their interest through such entity, a person subject to the alternative minimum tax provisions of the Code, a person holding our common stock, preferred stock or debt securities as part of a “straddle,” “hedge,” “short sale,” “conversion transaction,” “synthetic security” or other integrated investment, a person who marks-to market our common stock or preferred stock, or debt securities of the Operating Partnership or Capital Corp., a U.S. expatriate, a U.S. stockholder or U.S. holder (each, as defined below) whose functional currency is not the U.S. dollar, who holds our common stock or preferred stock, or debt securities of the Operating Partnership or Capital Corp., through a non-U.S. broker or other non-U.S. intermediary, or are otherwise subject to special tax treatment under the Code;

•	this summary does not address state, local or non-U.S. tax considerations or U.S. federal taxes other than income taxes (such as estate and gift taxes);

•

this summary assumes that holders of our common stock and preferred stock and the debt securities of the Operating Partnership and Capital Corp. hold such assets as a “capital asset” within the meaning of Section 1221 of the Code;

•	this summary does not address U.S. federal income tax considerations applicable to tax-exempt entities and non-U.S. persons, except to the limited extent described below; and

•	this discussion is not intended to be, and should not be construed as, tax advice.

In addition, this summary does not address tax considerations relating to the purchase, ownership and disposition of preferred stock represented by depository shares. In the event we issue any such securities, the prospectus supplement will discuss the related tax considerations in greater detail.

You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of ownership and disposition of our common stock, preferred stock and debt securities on your particular tax situation, including any state, local or non-U.S. tax consequences.

For purposes of this discussion, references to “we,” “us” or “our” and any similar terms, refer solely to GLPI and not the Operating Partnership, unless otherwise noted.

The information in this section is based on the current Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (“IRS”) including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law, possibly with retroactive effect. Any change could adversely affect an investment in our common stock or preferred stock or in debt securities of the Operating Partnership or Capital Corp. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. As a result, it is possible that the IRS could challenge the statements in this discussion and that a court could agree with the IRS.

Classification and Taxation of GLPI as a REIT

We elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year beginning on January 1, 2014. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to stockholders if it meets the applicable REIT distribution requirements and other requirements for qualification.

We believe that our ownership, form of organization and our operations through the date hereof and our proposed ownership, organization and method of operations thereafter have enabled and will enable to us to qualify as a REIT beginning with our taxable year beginning on January 1, 2014. In connection with this filing, we will receive an opinion of our tax counsel, Goodwin Procter LLP, to the effect that, commencing with our taxable year beginning on January 1, 2014 (i) we have been and we are organized in conformity with the requirements for qualification and taxation as a REIT, and (ii) our prior, current and proposed organization, ownership, distributions and method of operation as represented by management have allowed and will allow us to satisfy the requirements for qualification and taxation as a REIT. This opinion is based on representations made by us as to certain factual matters relating to our prior and intended and expected organization, ownership and method of operation. Goodwin Procter LLP has not verified those representations, and their opinion assumes that such representations and covenants are accurate and complete, that we have been owned, organized and operated and will continue to be owned, organized and will continue to operate in accordance with such representations and that we will take no action inconsistent with such representations. In addition, this opinion is based on the law existing and in effect as of its date. Our qualification and taxation as a REIT will depend on our ability to meet on a continuing basis, through actual operating results, asset composition, distribution levels, diversity of share ownership and various other qualification tests imposed under the Code discussed below. Goodwin Procter LLP has not reviewed and will not review our compliance with these tests on a continuing basis. Accordingly, the opinion of our tax counsel does not guarantee our ability to qualify as or remain qualified as a REIT, and no assurance can be given that we have satisfied and will satisfy such tests for our taxable year beginning on January 1, 2014 or for any subsequent period. Also, the opinion of Goodwin Procter LLP is not binding on the IRS, or any court, and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to U.S. federal income tax laws, any of which could be applied retroactively. Goodwin Procter LLP will have no obligation to advise us or the holders of our stock of any subsequent change in the matters addressed in its opinion, the factual representations or assumptions on which the conclusions in the opinion are based, or of any subsequent change in applicable law.

So long as we qualify for taxation as a REIT, we generally will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal income tax on our net income that we distribute currently to our stockholders. This treatment substantially eliminates “double taxation” (that is, taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation. However, even if we qualify for taxation as a REIT, we will be subject to U.S. federal income tax as follows:

•

We will be subject to regular U.S. federal corporate income tax on any undistributed “REIT taxable income.” REIT taxable income is the taxable income of the REIT, including net capital gain, subject to specified adjustments, including a deduction for dividends paid.

•

If we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business, or other nonqualifying income from foreclosure property, we will be subject to tax at the highest U.S. federal corporate income tax rate on this income.

•

If we have net income from “prohibited transactions” we will be subject to a 100% tax on this income. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property.

•

If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax in an amount equal to the greater of either (1) the amount by which we fail the 75% gross income test for the taxable year or (2) the amount by which we fail the 95% gross income test for the taxable year, multiplied by a fraction intended to reflect our profitability.

•

If we fail to satisfy any of the REIT asset tests, as described below, other than a failure by a de minimis amount of the 5% or 10% assets tests, and we qualify for and satisfy certain cure provisions, then we will be required to pay a tax equal to the greater of $50,000 or the product of (1) the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests and (2) the highest U.S. federal corporate income tax rate.

•

If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.

•

If we fail to qualify for taxation as a REIT because we fail to distribute by the end of the relevant year any earnings and profits we inherit from a taxable C corporation during the year (e.g., by tax-free merger or tax-free liquidation), and the failure is not due to fraud with intent to evade tax, we generally may retain our REIT status by paying a special distribution, but we will be required to pay an interest charge on 50% of the amount of undistributed non-REIT earnings and profits.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification as a REIT.”

•

We will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which U.S. federal income tax was paid, if we fail to distribute during each calendar year at least the sum of 85% of our REIT ordinary income for the year, 95% of our REIT capital gain net income for the year; and any undistributed taxable income from prior taxable years.

•

We will be subject to a 100% penalty tax on some payments we receive or on certain other amounts (or on certain expenses deducted by our TRSs) if arrangements among us, our tenants and/or our TRSs (including the amounts paid to us and/or our TRSs) are not comparable to similar arrangements among unrelated parties.

•

We may be subject to tax on gain recognized in a taxable disposition of assets acquired by way of a tax-free merger or other tax-free reorganization with a non-REIT corporation or a tax-free liquidation of a non-REIT corporation into us. Specifically, to the extent we acquire any asset from a C corporation in a carry-over basis transaction and we subsequently recognize gain on a disposition of such asset during a five-year period beginning on the date on which we acquired the asset, then, to the extent of any “built-in gain,” such gain will be subject to U.S. federal income tax at the highest regular corporate tax rate, which is currently 21%. Built-in gain means the excess of (1) the fair market value of the asset as of the beginning of the applicable recognition period over (2) our adjusted basis in such asset as of the beginning of such recognition period. See “—Tax on Built-in Gains of Former C Corporation Assets.”

•

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would: (1) include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, (2) be deemed to have paid its proportionate share of the tax that we paid on such gain and (3) be allowed a credit for its proportionate share of the tax deemed to have been paid, with an adjustment made to increase the stockholders’ basis in our stock.

•

We have subsidiaries that are C corporations that have elected, jointly with us, to be treated as our TRSs and we may have other subsidiaries or own interests in their lower-tier entities that are TRSs in the future. The earnings of our TRSs are subject to U.S. federal corporate income tax.

No assurance can be given that the amount of any such U.S. federal income taxes will not be substantial. In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local and non-U.S. income, franchise, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

We elected to be taxed as a REIT under the Code effective with our taxable year beginning on January 1, 2014. In order to have so qualified, we must have met and continue to meet the requirements discussed below, relating to our organization, ownership, sources of income, nature of assets and distributions of income to stockholders, beginning with our taxable year beginning on January 1, 2014, unless otherwise noted.

The Code defines a REIT as a corporation, trust, or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation, but for its election to be subject to tax as a REIT under Sections 856 through 860 of the Code;

(4)	that is neither a financial institution nor an insurance company subject to applicable provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)

during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned directly or indirectly by five or fewer “individuals,” as defined in the Code to include specified entities;

(7)

that makes an election to be taxable as a REIT, or has made this election for a previous taxable year, which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)	that uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the Code and regulations promulgated thereunder; and

(9)	that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

Conditions (1), (2), (3) and (4) above must be met during the entire taxable year and condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) need not be satisfied during a corporation’s initial tax year as a REIT (which, in our case, was our taxable year beginning on January 1, 2014). For purposes of determining stock ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are generally treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above. A successful challenge to our valuation determination could jeopardize our ability to comply with condition (6) above. For purposes of its opinion, Goodwin Procter LLP is relying on our determinations of relative values of our shares.

We believe that we have sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our charter provides restrictions regarding the transfer of shares of our capital stock that are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements.

We complied with condition (7) above by making our REIT election as part of our U.S. federal income tax return for our taxable year beginning on January 1, 2014.

To monitor its compliance with condition (6) above, a REIT is required to send annual letters to its stockholders requesting information regarding the actual ownership of its shares. If we comply with the annual letters requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above.

For purposes of condition (8) above, we will use a calendar year for U.S. federal income tax purposes, and we intend to comply with the applicable recordkeeping requirements.

Non-REIT Accumulated Earnings and Profits

As a REIT, we may not have any undistributed non-REIT earnings and profits at the end of any taxable year, including our first REIT taxable year beginning on January 1, 2014. We entered into a closing agreement with the IRS to determine the portion of our former parent’s earnings and profits that was allocated to us in connection with the Spin-Off, and we believe we have distributed an amount sufficient to purge all of such earnings plus our earnings accumulated post Spin-Off and prior to our first REIT taxable year. In addition, to the extent we may have inherited non-REIT earnings and profits in connection with any acquisition, we believe we have fully distributed any such earnings and profits prior to the end of our tax year in which such acquisition occurred. Although we do not believe we have had any non-REIT earnings and profits at the end of any REIT taxable year, and we currently do not expect to have any non-REIT earnings and profits at the end of any REIT taxable year, we are not precluded from acquiring a non-REIT corporation in a manner that causes us to succeed to its non-REIT earnings and profits, in which case we would need to distribute or otherwise eliminate such earnings and profits by year-end. If it is subsequently determined that we had undistributed non-REIT earnings and profits as of the end of our first taxable year as a REIT or at the end of any subsequent taxable year, we could fail to qualify as a REIT.

Taxable REIT Subsidiaries

A TRS of ours is a corporation in which we directly or indirectly own stock and that jointly with us elects to be treated as our TRS under Section 856(l) of the Code. In addition, if one of our TRSs owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as our TRS. A domestic TRS (or a foreign TRS with income from a U.S. business) pays U.S. federal, state, and local income taxes at the full applicable corporate rates on its taxable income. A TRS owning property outside of the U.S. may pay foreign taxes. The taxes owed by a TRS could be substantial. To the extent that our TRSs are required to pay U.S. federal, state, local or foreign taxes, the cash available for distribution by us will be reduced accordingly.

Generally, a TRS can perform impermissible tenant services without causing us to receive impermissible tenant services income from those services under the REIT income tests. A TRS may also engage in other activities that, if conducted by us other than through a TRS, could result in the receipt of non-qualified income or the ownership of non-qualified assets. However, several provisions regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of U.S. federal income taxation. For example, we will be obligated to pay a 100% penalty tax on some payments that we receive or on certain other amounts or on certain expenses deducted by the TRS if the economic arrangements among us, our tenants and/or the TRS are not comparable to similar arrangements among unrelated parties.

We own and may continue to own interests in one or more TRSs that may hold assets or generate income that, if held or generated by us, could cause us to fail the REIT income or asset tests or subject us to the 100% tax on prohibited transactions. Our TRSs may incur significant amounts of U.S. federal, state and local income taxes.

Subsidiary REITs

If any REIT in which we acquire an interest fails to qualify for taxation as a REIT in any taxable year, that failure could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation that is not a REIT or a TRS, as further described below.

Ownership of Partnership Interests and Disregarded Subsidiaries by a REIT

A REIT that is a partner in a partnership (or a member of a limited liability company or other entity that is treated as a partnership for U.S. federal income tax purposes) will be deemed to own its proportionate share of the assets of the partnership and will be deemed to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs, as described below.

If a REIT owns all of the stock of a corporate subsidiary (including an entity that is treated as an association taxable as a corporation for U.S. federal income tax purposes) that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a TRS, all of the capital stock of which is owned by the REIT (either directly or through other disregarded subsidiaries). For U.S. federal income tax purposes, all assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. Our qualified REIT subsidiaries will not be subject to U.S. federal income taxation, but may be subject to state and local taxation in some states.

Certain other entities also may be treated as disregarded entities for U.S. federal income tax purposes, generally including any unincorporated entity that would be treated as a partnership for U.S. federal income tax purposes if it had more than one owner. For U.S. federal income tax purposes, all assets, liabilities and items of income, deduction and credit of any such disregarded entity will be treated as assets, liabilities and items of income, deduction and credit of the owner of the disregarded entity. The Operating Partnership is currently treated as a disregarded entity for U.S. federal income tax purposes. As a result, its assets, liabilities and items of income, including its share of the assets, liabilities and items of income of any subsidiary partnership (or other entity treated as a partnership for U.S. federal income tax purposes), will be treated as our assets, liabilities and items of income for purposes of applying the REIT income and asset tests. As a result, to the extent that the Operating Partnership holds interests in partnerships that it does not control, the Operating Partnership may need to hold such interests indirectly through TRSs.

Income Tests Applicable to REITs

To qualify as a REIT, we must satisfy two gross income tests annually. First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain other income and gains described below, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including “rents from real property,” gains on the disposition of real estate assets (but not including certain debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property and gain from prohibited transactions), dividends paid by another REIT and interest on obligations secured by mortgages on real property or on interests in real property, or from some types of temporary investments. Interest and gain on debt instruments issued by publicly offered REITs that are not secured by mortgages on real property or interests in real property are not qualifying income for the 75% test.

Second, at least 95% of our gross income for each taxable year, excluding gross income from prohibited transactions and certain other income and gains described below, must be derived from any combination of income qualifying under the 75% test and dividends, interest and gain from the sale or disposition of stock or securities.

Rents we receive will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS and either (i) at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (ii) the property leased is a “qualified lodging facility,” as defined in Section 856(d)(9)(D) of the Code, or a “qualified health care property,” as defined in Section 856(e)(6)(D)(i), and certain other conditions are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease (determined based on the average of the fair market values as of the beginning and end of the taxable year), then the portion of rent attributable to the personal property will not qualify as rents from real property.

Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” Accordingly, we may not provide “impermissible services” to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a TRS) without giving rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150% of the direct cost to us of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not disqualify any other income from the property that qualifies as rents from real property, but the impermissible tenant service income will not qualify as rents from real property.

We have not derived, and do not anticipate deriving, rents based in whole or in part on the income or profits of any person, rents from related party tenants and/or rents attributable to personal property leased in connection with real property that exceeds 15% of the total rents from that property in sufficient amounts to jeopardize our status as REIT. We also have not derived, and do not anticipate deriving, impermissible tenant service income that exceeds 1% of our total income from any property if the treatment of the rents from such property as nonqualifying rents would jeopardize our status as a REIT. The Operating Partnership and its subsidiaries may receive other amounts of nonqualifying income, but we intend to structure our interests in those sources of nonqualifying income as needed to preserve our REIT status, such as by conducting such activities through a TRS.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, we attach a schedule of the sources of our income to our U.S. federal income tax return and otherwise comply with the applicable Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur unexpectedly exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT. Even if these relief provisions apply, a tax would be imposed based on the amount of nonqualifying income.

Asset Tests Applicable to REITs

At the close of each quarter of our taxable year, we must satisfy five tests relating to the nature of our assets:

(1)

at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and U.S. Government securities. Real estate assets include interests in real property (such as land, buildings, leasehold interest in real property and personal property leased with real property if the rents attributable to the personal property would be rents from real property under the income tests discussed above), interests in mortgages on real property or on interests in real property, shares in other qualifying REITs, and stock or debt instruments held for less than one year purchased with the proceeds from an offering of shares of our stock or certain debt and debt instruments issued by publicly offered REITs;

(2)	not more than 25% of the value of our total assets may be represented by securities other than those in the 75% asset class;

(3)

except for equity investments in REITs, qualified REIT subsidiaries, other securities that qualify as “real estate assets” for purposes of the test described in clause (1) or securities of our TRSs: the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; we may not own more than 10% of any one issuer’s outstanding voting securities; and we may not own more than 10% of the value of the outstanding securities of any one issuer;

(4)

not more than 25% (for taxable years beginning before January 1, 2018) or 20% (for taxable years beginning on or after January 1, 2018) of the value of our total assets may be represented by securities of one or more TRSs; and

(5)	not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.

Securities for purposes of the asset tests may include debt securities that are not fully secured by a mortgage on real property (or treated as such). However, the 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and debt securities issued by another REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, straight debt may not contain a convertibility feature.

We believe that our assets comply and have complied with the above asset tests and that we can operate so that we can continue to comply with those tests. However, our ability to satisfy these asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination and for which we will not obtain independent appraisals. For example, we may hold significant assets through our TRSs or hold significant non-real estate assets (such as certain goodwill), and we cannot provide any assurance that the IRS might not disagree with our determinations.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the 25%, 20%, and 5% asset tests described above, and the 10% value limitation described above, at the end of a later quarter solely by reason of changes in the relative values of our assets (including changes in relative values as a result of fluctuations in foreign currency exchange rates). If the failure to satisfy the 25%, 20% or 5% asset tests or the 10% value limitation results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available actions within 30 days after the close of any quarter as may be required to cure any noncompliance with the 25%, 20% or 5% asset tests or 10% value limitation. If we fail the 5% asset test or the 10% asset test at the end of any quarter, and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets or otherwise satisfy the requirements of such asset tests within six months after the last day of the quarter in which our identification of the failure to satisfy those asset tests occurred to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of the total value of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests, or our failure of the 5% and 10% asset tests is in excess of this amount, as long as the failure was due to reasonable cause and not willful neglect and, following our identification of the failure, we filed a schedule in accordance with the Treasury Regulations describing each asset that caused the failure, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps to satisfy the requirements of the applicable asset test within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred, including the disposition of sufficient assets to meet the asset tests. If we rely on this reasonable cause cure provision to cure a violation of the asset tests, we also must pay a tax equal to the greater of $50,000 or the product of (x) the net income generated by the nonqualifying assets during the period in which we failed to satisfy the relevant asset test and (y) the highest U.S. federal income tax rate then applicable to U.S. corporations.

Annual Distribution Requirements Applicable to REITs

To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to (1) the sum of (a) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (b) 90% of the net income, after tax, from foreclosure property, minus (2) the sum of certain specified items of noncash income. For purposes of the distribution requirements, any built-in gain (net of the applicable tax) we recognize during the applicable recognition period that existed on an asset at the time we acquired it from a C corporation in a carry-over basis transaction will be included in our REIT taxable income. See “—Tax on Built-in Gains of Former C Corporation Assets” for a discussion of the possible recognition of built-in gain. These distributions must be paid either in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the prior year and if paid with or before the first regular dividend payment date after the declaration is made.

To the extent that we do not distribute (and are not deemed to have distributed) all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to U.S. federal income tax on these retained amounts at regular corporate tax rates.

We will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which U.S. federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

(1)	85% of our REIT ordinary income for the year;

(2)	95% of our REIT capital gain net income for the year; and

(3)	any undistributed taxable income from prior taxable years.

A REIT may elect to retain, rather than distribute, all or a portion of its net capital gains and pay the tax on the gains. In that case, the REIT’s stockholders must include their proportionate share of the undistributed net capital gains in income as long-term capital gains and would receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed.

We believe we have made and intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements.

We anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement and to distribute such greater amount as may be necessary to avoid U.S. federal income and excise taxes. It is possible, however, that, from time to time, we may not have sufficient cash or other liquid assets to fund required distributions as a result, for example, of differences in timing between our cash flow, the receipt of income for GAAP purposes and the recognition of income for U.S. federal income tax purposes, the effect of non-deductible capital expenditures, the creation of reserves, payment of required debt service or amortization payments, or the need to make additional investments in qualifying real estate assets. The insufficiency of our cash flow to cover our distribution requirements could require us to (1) sell assets in adverse market conditions, (2) borrow on unfavorable terms, (3) distribute amounts that would otherwise be invested in future acquisitions or capital expenditures or used for the repayment of debt, (4) pay dividends in the form of taxable stock dividends or (5) use cash reserves, in order to comply with the REIT distribution requirements. Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. We will refer to such dividends as “deficiency dividends.” Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Tax on Built-in Gains of Former C Corporation Assets

If a REIT acquires an asset from a C corporation in a transaction in which the REIT’s basis in the asset is determined by reference to the basis of the asset in the hands of the C corporation (e.g., a tax-free reorganization under Section 368(a) of the Code), the REIT may be subject to an entity-level tax upon a taxable disposition during a 5-year period following the acquisition date. The amount of the tax is determined by applying the highest regular corporate tax rate, which is currently 21%, to the lesser of (i) the excess, if any, of the asset’s fair market value over the REIT’s basis in the asset on the acquisition date, or (ii) the gain recognized by the REIT in the disposition. The amount described in clause (i) is referred to as “built-in gain.”

We currently hold significant assets with built-in gain that would be subject to this corporate tax if sold today. In particular, we acquired a substantial amount of assets from Pinnacle, the Meadows and Penn in carryover basis transactions. Furthermore, we expect to acquire assets in the future in carryover basis transactions. The sale of any such assets within the five-year period following the date we acquire the asset would cause us to be subject to the corporate tax described above.

Prohibited Transactions

Net income derived from prohibited transactions is subject to a 100% tax. The term “prohibited transactions” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the specific facts and circumstances. The Code provides a safe harbor pursuant to which sales of properties held for at least two years and meeting certain additional requirements will not be treated as prohibited transactions, but compliance with the safe harbor may not always be practical. We have conducted and intend to continue to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held as inventory or for sale to customers and that a sale of any such asset will not be treated as having been in the ordinary course of our business. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of owning and operating properties and to make sales of properties that are consistent with our investment objectives, however, no assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that the safe-harbor provisions will apply. The 100% tax will not apply to gains from the sale of property held through a TRS or other taxable corporation, although such income will be subject to U.S. federal income tax at regular corporate income tax rates. The potential application of the prohibited transactions tax could cause us to forego potential dispositions of other property or to forego other opportunities that might otherwise be attractive to us (such as developing property for sale), or to undertake such dispositions or other opportunities through a TRS, which would generally result in corporate income taxes being incurred.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Hedging Transactions and Foreign Currency Gains

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction (1) made in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by us to acquire or own real estate assets, (2) entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property that generates such income or gain), or, (3) that hedges against transactions described in clause (1) or (2) and is entered into in connection with the extinguishment of debt or sale of property that is being hedged against by the transaction described in clause (1) or (2), and which complies with certain identification requirements, including gain from the disposition or termination of such a transaction, will not constitute gross income for purposes of the 95% gross income test and the 75% gross income test. To the extent we enter into other types of hedging transactions, or do not make proper identifications, as applicable, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT. No assurances can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the gross income tests and that such income will not adversely affect our ability to satisfy the REIT qualification requirements.

In addition, certain foreign currency gains may be excluded from gross income for purposes of one or both of the REIT gross income tests, provided we do not deal in or engage in substantial and regular trading in securities.

Investments in Certain Debt Instruments

We may acquire mortgage, mezzanine, bridge loans and other debt investments. Except as provided below, in cases where a mortgage loan is secured by both real property and other property, if the outstanding principal balance of a mortgage loan during the year exceeds the value of the real property securing the loan at the time we committed to acquire the loan, which may be the case, for instance, if we acquire a “distressed” mortgage loan, including with a view to acquiring the collateral, a portion of the interest accrued during the year will not be qualifying income for purposes of the 75% gross income test applicable to REITs and a portion of such loan will not be a qualifying real estate asset. Furthermore, we may be required to retest modified loans that we hold to determine if the modified loan is adequately secured by real property as of the modification date. If the IRS were to assert successfully that any mortgage loans we hold were not properly secured by real estate or that the value of the real estate collateral (at the time of commitment or retesting) was otherwise less than the amount of the loan, we could, as mentioned, earn income that is not qualifying for the 75% income test and also be treated as holding a non-real estate investment in whole or part, which could result in our failure to qualify as a REIT. Notwithstanding the foregoing, a mortgage loan secured by both real property and personal property shall be treated as a wholly qualifying real estate asset and all interest shall be qualifying income for purposes of the 75% income test if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, even if the real property collateral value is less than the outstanding principal balance of the loan.

The IRS has provided a safe harbor with respect to the treatment of a mezzanine loan as a mortgage loan and therefore as a qualifying asset for purposes of the REIT asset tests, but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a qualifying real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. However, structuring a mezzanine loan to meet the requirements of the safe harbor may not always be practical. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor, such loans might not be properly treated as qualifying mortgage loans for REIT purposes.

To the extent that we derive interest income from a mortgage loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower. This limitation does not apply, however, where the borrower leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had we earned the income directly.

Investments in debt instruments may require recognition of taxable income prior to receipt of cash from such investments and may cause portions of gain to be treated as ordinary income. For example, we may purchase debt instruments at a discount from face value. To the extent we purchase any instruments at a discount in connection with their original issuances, the discount will be “original issue discount,” or “OID”, if it exceeds certain de minimis amounts, which must be accrued on a constant yield method even though we may not receive the corresponding cash payment until maturity. To the extent debt instruments are purchased by us at a discount after their original issuances, the discount may represent “market discount.” Unlike OID, market discount is not required to be included in income on a constant yield method. However, if we sell a debt instrument with market discount, we will be required to treat gain up to an amount equal to the market discount that has accrued while we held the debt instrument as ordinary income. Additionally, any principal payments we receive in respect of our debt instruments must be treated as ordinary income to the extent of any accrued market discount. If we ultimately collect less on a debt instrument than our purchase price and any OID or accrued market discount that we have included in income, there may be limitations on our ability to use any losses resulting from that debt instrument. We may acquire distressed debt instruments that are subsequently modified by agreement with the borrower. Under applicable Treasury Regulations, these modifications may be treated as a taxable event in which we exchange the old debt instrument for a new debt instrument, the value of which may be treated as equal to the face amount of the new debt instrument. Because distressed debt instruments are often acquired at a substantial discount from face value, the difference between our amount realized and our tax basis in the old note could be significant, resulting in significant income without any corresponding receipt of cash. Similarly, if we acquire a distressed debt instrument and subsequently foreclose, we could have taxable income to the extent that the fair market value of the property we receive exceeds our tax basis in the debt instrument. Such a scenario could also result in significant taxable income without any receipt of cash. In the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income.

We generally will be required to include certain amounts in income for U.S. federal income tax purposes no later than the time such amounts are reflected on certain financial statements. The application of this rule may require the accrual of income with respect to our debt instruments earlier than would be the case under the general tax rules described in the preceding paragraph.

Tax Aspects of the Operating Partnership

In General. We will own all or substantially all of our assets through the Operating Partnership, and the Operating Partnership in turn will own a substantial portion of its assets through interests in various partnerships and limited liability companies.

The Operating Partnership is currently a disregarded entity. As such, we are treated as directly earning its items of income, gain, loss, deduction and credit for purposes of computing the REIT taxable income. Except in the case of subsidiaries that have elected REIT or TRS status, we expect that the Operating Partnership’s partnership and limited liability company subsidiaries will be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are classified as partnerships for U.S. federal income tax purposes are treated as “pass-through” entities that are not required to pay U.S. federal income taxes. Rather, partners or members of such entities are allocated their share of the items of income, gain, loss, deduction and credit of the entity and are potentially required to pay tax on that income without regard to whether the partners or members receive a distribution of cash from the entity. We will include in our income our allocable share of the foregoing items for purposes of computing our REIT taxable income, based on the applicable operating agreement. For purposes of applying the REIT income and asset tests, we will include the Operating Partnership’s income and assets as if they were directly earned and held by us, and we will include the Operating Partnership’s share of the income and assets of any subsidiary partnerships and limited liability companies treated as partnerships for U.S. federal income tax purposes, based on our capital interests in such entities. See “—Ownership of Partnership Interests and Disregarded Subsidiaries by a REIT.”

Our ownership interests in such subsidiaries involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships or disregarded entities, as opposed to associations taxable as corporations, for U.S. federal income tax purposes. If the Operating Partnership or one or more of its subsidiary partnerships or limited liability companies intended to be taxed as partnerships or disregarded entities, were treated as an association, it would be taxable as a corporation and would be subject to U.S. federal income taxes on its income. In that case, the character of the entity and its income would change for purposes of the asset and income tests applicable to REITs and could prevent us from satisfying these tests. See “—Asset Tests Applicable to REITs” and “—Income Tests Applicable to REITs.” This, in turn, could prevent us from qualifying as a REIT. See “—Failure to Qualify as a REIT” for a discussion of the effect of our failure to meet these tests for a taxable year.

We believe that the Operating Partnership and other subsidiary partnerships and limited liability companies that do not elect REIT or TRS status have been and/or will be classified as partnerships or disregarded entities for U.S. federal income tax purposes, and the remainder of the discussion under this section “—Tax Aspects of The Operating Partnership” is based on such classification.

Although a domestic unincorporated entity is generally treated as a partnership (if it has more than one owner) or a disregarded entity (if it has a single owner) for U.S. federal income tax purposes, in certain situations such an entity may be treated as a corporation for U.S. federal income tax purposes, including if the entity is a

“publicly traded partnership” that does not qualify for an exemption based on the character of its income. A partnership is a “publicly traded partnership” under Section 7704 of the Code if:

•	interests in the partnership are traded on an established securities market; or

•	interests in the partnership are readily tradable on a “secondary market” or the “substantial equivalent” of a secondary market.

A partnership will not be treated as a publicly traded partnership if it qualifies for certain safe harbors, one of which applies to certain partnerships 100 or fewer partners. Because the Operating Partnership is a disregarded entity, it is currently not subject to the publicly traded partnership rules.

Allocations of Income, Gain, Loss and Deduction. A partnership or limited liability company agreement will generally determine the allocation of income and losses among partners or members for U.S. federal income tax purposes. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the related Treasury Regulations. Generally, Section 704(b) of the Code and the related Treasury Regulations require that partnership and limited liability company allocations respect the economic arrangement of their partners or members. If an allocation is not recognized by the IRS for U.S. federal income tax purposes, the item subject to the allocation will be reallocated according to the partners’ or members’ interests in the partnership or limited liability company, as the case may be. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. The allocations of taxable income and loss in the Operating Partnership’s partnership subsidiaries are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. In the event the Operating Partnership becomes a partnership for tax purposes, we intend for its allocations of taxable income and loss to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties. In general, when property is contributed to a partnership in exchange for a partnership interest, the partnership inherits the carry-over tax basis of the contributing partner in the contributed property. Any difference between the fair market value and the adjusted tax basis of contributed property at the time of contribution is referred to as a “book-tax difference.” Under Section 704(c) of the Code, income, gain, loss and deduction attributable to property with a book-tax difference that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution, as adjusted from time to time, so that, to the extent possible under the applicable method elected under Section 704(c) of the Code, the non-contributing partners receive allocations of depreciation and gain or loss for tax purposes comparable to the allocations they would have received in the absence of book-tax differences. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. Similar tax allocations are required with respect to the book-tax differences in the assets owned by a partnership when additional assets are contributed in exchange for a new partnership interest.

In the event the Operating Partnership becomes a partnership for tax purposes, certain of the Operating Partnership’s assets may have book tax differences. Consequently, we expect the agreement of limited partnership of the Operating Partnership will require such allocations to be made in a manner consistent with Section 704(c) of the Code. In the event this happens, we may be allocated lower amounts of depreciation and other deductions for tax purposes, and possibly greater amounts of taxable income in the event of a disposition, as compared to our share of such items for economic or book purposes. Thus, these rules may cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirements. See “—Annual Distribution Requirements Applicable to REITs.”

Withholding Obligations with respect to Non-U.S. Partners. In the event we admit a non-U.S. limited partner into the Operating Partnership, the Operating Partnership generally will be required to withhold at varying rates with respect to the non-U.S. limited partner’s share of the Operating Partnership income (with such rates based on the character of the items comprising the income and the status of the limited partner for U.S. federal income tax purposes), regardless of the amounts distributed to such non-U.S. limited partner. We will be liable for any under withholdings (including interest and penalties). The Operating Partnership will have to make the withholding payments in any event even if the withholding obligation exceeds a limited partner’s share of distributions. Unless it can recover the excess withholdings from the limited partner, the Operating Partnership will have to find other sources of cash to fund excess withholdings.

Partnership Audit Rules. Congress revised the rules applicable to U.S. federal income tax audits of partnerships and the collection of any tax resulting from any such audits or other tax proceedings, generally for taxable years beginning after December 31, 2017. Under these rules, the partnership itself may be liable for a hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on audit, regardless of changes in the composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment (and thus potentially causing the partners at the time of the audit adjustment to bear taxes attributable to former partners). The new rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed against the affected partners, subject to a higher rate of interest than otherwise would apply (often referred to as a “push-out election”). Applicable Treasury Regulations provide that when a push-out election affects a partner that is a REIT, such REIT may be able to use deficiency dividend procedures with respect to adjustments resulting from such election. It is possible that partnerships in which we directly and indirectly invest may be subject to U.S. federal income tax, interest and penalties in the event of a U.S. federal income tax audit as a result of the foregoing new rules, and as a result, we could be required to bear the economic cost of taxes attributable to our partners.

Failure to Qualify as a REIT

In the event we violate (or have violated) a provision of the Code that would result in our failure to qualify as a REIT, specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy the provision and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief. If we fail (or have failed) to qualify as a REIT in any taxable year that remains open to examination by the IRS, and the relief provisions of the Code do not apply, we will be subject to tax on our taxable income at regular U.S. federal corporate income tax rates, as in effect for the applicable taxable year. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our stockholders will generally be taxable to stockholders who are individual U.S. stockholders at a current maximum rate of 20%, and dividends received by our corporate U.S. stockholders may be eligible for a dividends received deduction. However, non-corporate stockholders (including individuals) will not be able to deduct 20% of certain dividends they receive from us, as described below. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing REIT status for the four taxable years following a year during which qualification was lost.

Taxation of Stockholders and Potential Tax Consequences of Their Investment in Shares of Common Stock or Preferred Stock

Taxation of Taxable U.S. Stockholders

For purposes of this discussion, the term “U.S. stockholder” means a beneficial owner of shares of common stock or preferred stock who, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) a valid election is in place to treat the trust as a United States person.

If an entity treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership considering an investment in our common stock or preferred stock, you should consult your own tax advisor regarding the consequences of the purchase, ownership and disposition of shares of common stock or preferred stock by the partnership.

Certain accrual method taxpayers are required to include certain amounts in income for U.S. federal income tax purposes no later than the time such amounts are reflected on certain financial statements. This summary does not address the impact of those rules.

Dividends. As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends. Dividends on our preferred stock will be treated as made out of any available earnings and profits in priority to distributions on our common stock. Dividends paid to a non-corporate U.S. stockholder generally will not qualify for the preferential (currently 20%) tax rate for “qualified dividend income.” Qualified dividend income generally includes dividends paid to most U.S. non-corporate taxpayers by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders, our ordinary dividends generally will not be eligible for the 20% tax rate on qualified dividend income. As a result, our ordinary dividends will continue to be taxed at the higher tax rate applicable to ordinary income. The preferential tax rate for qualified dividend income will apply to our ordinary dividends (1) attributable to dividends received by us from taxable corporations, such as our TRSs, and (2) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend. For taxable years beginning after December 31, 2017 and before January 1, 2026, individuals and other non-corporate U.S stockholders generally may deduct 20% of certain qualified business income, including “qualified REIT dividends” (generally, dividends received by a REIT shareholder that are not designated as capital gain dividends or qualified dividend income), subject to certain limitations. Dividends paid to a corporate U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. If we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution no later than January 31 of the following year.

Distributions from us that are properly designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed our actual net capital gains for the taxable year, without regard to the period for which the U.S. stockholder has held our common stock. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at a maximum current U.S. federal rate of 20%, in the case of U.S. stockholders who are individuals, and 21% for corporations. Capital gains dividends attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% U.S. federal income tax rate for U.S. stockholders who are individuals, trusts or estates, to the extent of previously claimed depreciation deductions.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, we may elect to designate the retained amount as undistributed capital gains with the result that a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The

U.S. stockholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its common stock or preferred stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s stock. Instead, the distribution will reduce the adjusted basis of such stock. A U.S. stockholder will recognize gain upon a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her stock as long-term capital gain if the shares of stock have been held for more than one year, or short-term capital gain, if the shares of stock have been held for one year or less.

Stockholders may not include in their own income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common stock or preferred stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income. In addition, with respect to non-corporate U.S. stockholders, taxable distributions from us generally will be treated as investment income for purposes of the investment interest limitations. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain. Ordinary income and capital gain must be allocated proportionately among taxable dividends on both our preferred stock and common stock.

Dispositions of Stock. In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our stock as long-term capital gain or loss if the U.S. stockholder has held our stock for more than one year. Otherwise, the U.S. stockholder must treat any such gain or loss as short-term capital gain or loss. However, a U.S. stockholder must treat any loss upon a sale or exchange of our stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of our common stock or preferred stock may be disallowed if the U.S. stockholder repurchases our common stock or preferred stock within 30 days before or after the disposition.

A redemption by us of any redeemable preferred stock we may issue could be treated either as a taxable disposition of shares or as a dividend, depending on the applicable facts and circumstances. In the event we issue any redeemable preferred stock, the prospectus supplement will discuss the tax considerations of owning such securities in greater detail.

Capital Gains and Losses. The tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is currently 37%. The maximum tax rate on long-term capital gains applicable to non-corporate taxpayers is currently 20% for sales and exchanges of capital assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain, known as “unrecaptured section 1250 gains, would have been treated as ordinary income on depreciation recapture if the property were “section 1245 property.” With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders as long-term capital gains or unrecaptured section 1250 gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25%

(which is generally higher than the long-term capital gain tax rates for non-corporate taxpayers) to a portion of capital gain realized by a non-corporate stockholder on the sale of REIT stock that would correspond to the REIT’s “unrecaptured Section 1250 gain.” In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates (currently 21%). A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

If a U.S. stockholder recognizes a loss upon a subsequent disposition of our common stock or preferred stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of certain Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our common stock or preferred stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to U.S. federal income tax on their unrelated business taxable income. Subject to the exceptions described below, a tax-exempt U.S. stockholder generally would not recognize unrelated business taxable income as a result of an investment in our common stock or preferred stock unless the stock were used in an unrelated trade or business conducted by such stockholder. However, if a tax-exempt stockholder were to finance its acquisition of common stock or preferred stock with debt, a portion of the income that it receives from us and a portion of the gain on sale of our common stock or preferred stock could constitute unrelated business taxable income pursuant to the “debt-financed property” rules.

Social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from U.S. federal income taxation under special provisions of the U.S. federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income.

In certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock by value at any time during a taxable year must treat a percentage of the dividends that it receives from us for the taxable year as unrelated business taxable income. Such percentage is equal to the gross income (less direct expenses related thereto) that we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income (less direct expenses related thereto) for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares by value only if:

•	the percentage of our dividends that the tax-exempt trust must treat as unrelated business taxable income is at least 5%;

•

we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of the value of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

•

either (a) one pension trust owns more than 25% of the value of our stock; or (b) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Stockholders

The rules governing U.S. federal income taxation of beneficial owners of our common stock or preferred stock that are nonresident alien individuals or foreign corporations for U.S. federal income tax purposes (“non-U.S. stockholders”) are complex. This section is only a partial discussion of such rules. It does not attempt to address all of the considerations that may be relevant for non-U.S. stockholders that are partnerships or other pass-through entities, that hold their common or preferred stock through intermediate entities, that have special status (such as sovereigns), or that otherwise are subject to special rules under the Code. We urge non-U.S. stockholders to consult their tax advisors to determine the impact of U.S. federal, state, local and non U.S. income and other tax laws on ownership of our stock, including any reporting requirements.

Distributions. A non-U.S. stockholder who receives a distribution that is not attributable to gain from our sale or exchange of U.S. real property interests, or USRPIs, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the dividend (including any portion of any dividend that is payable in our stock) ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. Under some treaties, lower withholding tax rates generally applicable to dividends do not apply to dividends from REITs (or are not as favorable for REIT dividends as compared to non-REIT dividends). However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed on distributions, and in the case of a corporate non-U.S. stockholder also may be subject to a branch profits tax at the rate of 30% (or lower treaty rate). Withholding of U.S. federal income tax generally will apply at the rate of 30% on the gross amount of any distribution paid to a non-U.S. stockholder unless: (i) a lower treaty rate or special provision of the Code (e.g., Section 892) applies and the non-U.S. stockholder provides any required IRS Form W-8 evidencing eligibility for that reduced rate; (ii) the non-U.S. stockholder provides an IRS Form W-8ECI claiming that the distribution is effectively connected income, or (iii) a different withholding rate applies (such as because it can be determined at the time of distribution that the distribution is a capital gain dividend or is attributable to gain from the sale or exchange of USRPIs).

A non-U.S. stockholder generally will not be subject to U.S. federal income tax (but may be subject to withholding as described below) on a distribution not attributable to gain from our sale or exchange of a U.S. real property interest and in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the stockholder’s adjusted tax basis of its stock. Instead, the excess portion of the distribution will reduce the adjusted tax basis of that stock. A non-U.S. stockholder will be subject to U.S. federal income tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock, if the non-U.S. stockholder otherwise would be subject to U.S. federal income tax on gain from the sale or disposition of its stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, withholding may apply on the entire amount of any distribution at the same rate as would apply with respect to withholding on a dividend.

Additional withholding rules may require withholding of 15% of any distribution that exceeds our current and accumulated earnings and profits even if a lower treaty rate applies to dividends or the non-U.S. stockholder is not liable for tax on the receipt of that distribution. Consequently, to the extent that withholding does not apply at a rate of 30% to the entire amount of any distribution, we generally expect withholding to apply at a rate of 15% (i.e., on any portion of the distribution to which 30%) withholding does not apply unless we conclude that an exemption or different rate applies.

A non-U.S. stockholder may seek a refund from the IRS if the non-U.S. stockholder’s withholdings and any other tax payments exceed its U.S. federal income tax liability for the year.

Subject to the exception discussed below for 10% or smaller holders of classes of stock of a corporation that are regularly traded on an established securities market located in the United States and the special rules for “qualified shareholders” or “qualified foreign pension funds” discussed below, a non-U.S. stockholder will incur tax on distributions that are attributable to gain from our sale or exchange of USPRIs under special provisions of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, regardless of whether we designate such distributions as capital gain distributions. The term “USRPIs” includes interests in U.S. real property and stock in U.S. corporations at least 50% of whose assets consist of interests in U.S. real property. Under those rules, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of United States real property interests as if the gain were effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. stockholders, subject to any applicable alternative minimum tax. A corporate non-U.S. stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We will be required to withhold and remit to the IRS 21% of any distributions to non-U.S. stockholders attributable to gain from our sale or exchange of United States real property interests (“FIRPTA Withholding”). A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold. FIRPTA Withholding will not apply to any distribution to a “qualified shareholder” or a “qualified foreign pension fund,” as defined below.

A non-U.S. stockholder that owns, actually or constructively, no more than 10% of a class of our common stock or preferred stock at all times during the one-year period ending on the date of a distribution with respect to such class should not be subject to FIRPTA, branch profits tax or FIRPTA Withholding with respect to a distribution on that class of common stock or preferred stock that is attributable to gain from our sale or exchange of United States real property interests, provided that such class of our stock is regularly traded on an established securities market located in the United States. In the case of any such distribution that was a capital gain dividend made to such non-U.S. stockholder, the distribution will be treated as an ordinary dividend subject to the general withholding rules discussed above, which generally impose a withholding tax equal to 30% of the gross amount of each dividend distribution (unless reduced by treaty).

Distributions that are designated by us as capital gain dividends, other than those attributable to the disposition of a United States real property interest (and thus not subject to FIRPTA Withholding), generally should not be subject to U.S. federal income taxation unless: (i) such distribution is effectively connected with the non-U.S. stockholder’s U.S. trade or business and, if certain treaties apply, is attributable to a U.S. permanent establishment maintained by the non-U.S. stockholder, in which case the non-U.S. stockholder will be subject to tax on a net basis in a manner similar to the taxation of U.S. stockholders with respect to such gain, except that a holder that is a foreign corporation may also be subject to the additional 30% branch profits tax; or (ii) the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and meets certain other criteria, in which case such nonresident alien individual generally will be subject to a 30% tax on the individual’s net U.S. source capital gain. Notwithstanding that such non-FIRPTA capital gain dividend may not be subject to U.S. federal income taxation, as noted above we generally plan to withhold U.S. federal income tax at the rate of 30% on the gross amount of any dividend distribution paid to a non-U.S. stockholder and we may be required to withhold not less than 21% of any such capital gain dividends (or amounts we could have designated as such). Distributions can be designated as capital gain dividends to the extent of our net capital gain for the taxable year of the distribution. The amount withheld is creditable against the non-U.S. stockholder’s U.S. federal income tax liability.

Although the law is not clear on the matter, it appears that amounts designated by us as undistributed capital gains generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under that approach, non-U.S. stockholders would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom an amount equal to their proportionate share of the tax paid by us on the undistributed capital gains and to receive from the IRS a refund to the extent their proportionate share of this tax paid by us exceeds their actual U.S. federal income tax liability.

Dispositions of Stock. A non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain on a disposition of our common stock or preferred stock as long as at all times during the five-year period ending on the date of disposition, non-U.S. persons hold, directly or indirectly, less than 50% in value of our stock. For such testing periods that end on or after December 18, 2015, a person holding less than 5% of our regularly traded classes of stock for five years has been, and will be, treated as a U.S. person unless we have actual knowledge that such person is not a U.S. person. Because our common stock is publicly traded, we cannot assure you that our non-U.S. ownership will be less than 50% at any time.

Even if our non-U.S. ownership is under 50% for five years and we otherwise meet the requirements of this rule, pursuant to certain “wash sale” rules under FIRPTA, a non-U.S. stockholder may incur tax under FIRPTA to the extent such stockholder disposes of our stock within a certain period prior to a distribution attributable to USRPI gain and directly or indirectly (including through certain affiliates) reacquires our stock within certain prescribed periods, provided that this rule will not apply to a disposition and reacquisition of our common stock by a non-U.S. stockholder that is a “qualified shareholder”, a “qualified foreign pension fund”, or a non-U.S. stockholder owning, actually or constructively, 5% or less of our common stock at any time during the one-year period ending on the date of such distribution attributable to USRPI gain.

Regardless of the extent of our non-U.S. ownership, a non-U.S. stockholder will not incur tax under FIRPTA on a disposition of shares of a publicly traded class of our stock if such non-U.S. stockholder owned, actually or constructively, at all times during a specified testing period, 10% or less of the total fair market value of such class of stock. The testing period is the shorter of (1) the period during which the non-U.S. stockholder held the shares and (2) the five-year period ending on the disposition date. For as long as our common stock is regularly traded on an established securities market, a non-U.S. stockholder should not incur tax under FIRPTA with respect to gain on a sale of our common stock unless it owns, actually or constructively, more than 10% of our common stock during such testing period. If we issue a class of preferred stock that is regularly traded on an established securities market, the rules described in the previous sentence will also apply to sales of such preferred stock. Provided that our common stock continues to be regularly traded on an established securities market, a non-U.S. stockholder will not incur tax under FIRPTA on a disposition of the shares of our non-publicly traded preferred stock if the fair market value of all of the shares of such class of preferred stock acquired by such non-U.S. stockholder did not exceed 5% of the fair market value of our regularly traded class of stock with the lowest fair market value, determined as of the most recent acquisition date.

To the extent our stock is held directly (or indirectly through one or more partnerships) by a “qualified shareholder,” it will not be treated as a USRPI for such qualified shareholder. Thus, gain from the sale or exchange of our stock (including distributions treated as gain from the sale or exchange of our stock (including distributions treated as gain from the sale or exchange of our stock) will not be subject to tax unless such gain is treated as effectively connected with the qualified shareholder’s conduct of a U.S. trade or business. Further, to the extent such treatment applies, any distribution to such shareholder will not be treated as gain recognized from the sale or exchange of a USRPI (and capital gain dividends and non-dividend distributions to such shareholder may be treated as ordinary dividends). For these purposes, a qualified shareholder is generally a non-U.S. shareholder that (i)(A) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program and the principal class of interests of which is listed and regularly traded on one or more stock exchanges as defined by the treaty, or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50% of the value of all partnership units) on the New York Stock Exchange or Nasdaq, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code) and (iii) maintains records of persons holding 5% or more of the class of interests described in clauses (i)(A) or (i)(B) above. However, in the case of a qualified shareholder having one or more “applicable investors,” the exception described in the first sentence of this paragraph will not apply to the applicable percentage of the qualified shareholder’s stock (with “applicable percentage” generally meaning the percentage of the value of the interests in the qualified shareholder held by applicable investors after applying certain constructive ownership rules). The applicable percentage of the amount realized by a qualified shareholder on the disposition of our stock or with respect to a distribution from us attributable to gain from the sale or exchange of a USRPI will be treated as amounts realized from the disposition of a USRPI. Such treatment shall also apply to applicable investors in respect of distributions treated as a sale or exchange of stock with respect to a qualified shareholder. For these purposes, an “applicable investor” is a person (other than a qualified shareholder) who generally holds an interest in the qualified shareholder and holds more than 10% of our stock applying certain constructive ownership rules.

For FIRPTA purposes, neither a “qualified foreign pension fund” nor an entity all of the interests of which are held by a qualified foreign pension fund is treated as a non-U.S. stockholder. A “qualified foreign pension fund” is an organization or arrangement (i) created or organized in a foreign country, (ii) established to provide retirement or pension benefits to current or former employees (including self-employed individuals) or their designees by either (A) a foreign country (or one or more political subdivisions thereof) as a result of services rendered by such employees to their employers, or (B) one or more employers in consideration for services rendered by such employees to such employers, (iii) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information about its beneficiaries is provided, or is otherwise available, to relevant local tax authorities, and (v) with respect to which, under its local laws, (A) contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or (B) taxation of its investment income is deferred, or such income is excluded from its gross income or taxed at a reduced rate.

If the gain on the sale of our stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders subject to any applicable alternative minimum tax, and the purchaser of the stock (including us) would be required to withhold and remit to the IRS 15% of the gross purchase price. Furthermore, a non-U.S. stockholder generally will incur U.S. federal income tax on gain not subject to FIRPTA if:

•

the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case, unless an applicable tax treaty provides otherwise, the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain and may be subject to the 30% branch profits tax on its effectively connected earnings and profits, subject to adjustments, in the case of a foreign corporation; or

•

the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and meets certain other criteria, in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains derived from sources within the United States (net of certain losses derived from sources within the United States), unless an applicable income tax treaty provides otherwise).

Taxation of Holders of Certain Fixed Rate Debt Securities of GLP Capital and Capital Corp.

This section describes certain material U.S. federal income tax considerations of owning the fixed rate debt securities that the Operating Partnership and Capital Corp. may offer, for general information only. It is not tax advice. It applies only if the fixed rate debt securities purchased are not original issue discount or zero coupon debt securities and such fixed rate debt securities are acquired in the initial offering at the issue price. If these fixed rate debt securities are purchased at a price other than the issue price, the amortizable bond premium or market discount rules may apply. Prospective holders should consult their tax advisors regarding the possible applicability of such rules.

The tax consequences of owning any zero coupon debt securities, original issue discount debt securities, floating rate debt securities, convertible or exchangeable debt securities, or indexed debt securities offered by the Operating Partnership and Capital Corp. will be discussed in the applicable prospectus supplement. For purposes of this discussion, a “U.S. holder” is a beneficial owner of a debt security that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia; (iii) any estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) any trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if a valid election is in place to treat the trust as a U.S. person. For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of a debt security that is a (i) foreign corporation or (ii) a nonresident alien individual. If any entity treated as a partnership for U.S. federal income tax purposes holds a debt security, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in such a partnership considering an investment in debt securities, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of the debt securities by the partnership.

Certain accrual method taxpayers are required to include certain amounts in income for U.S. federal income tax purposes no later than the time such amounts are reflected on certain financial statements. This summary does not address the impact of such rules.

Prospective purchasers of debt securities should consult their tax advisors concerning the tax consequences of holding debt securities in light of their particular circumstances, including the application of the U.S. federal income tax considerations discussed below, as well as the application of U.S. federal tax laws other than income tax laws (such as estate and gift tax laws), or state, local, or non-U.S. tax laws.

U.S. Holders

Payments of Interest. Payments of stated interest on debt securities generally will be taxable to a U.S. holder as ordinary income at the time that such payments are received or accrued, in accordance with such U.S. holder’s regular method of accounting for U.S. federal income tax purposes. If, however, the debt securities’ principal amount exceeds their issue price (the first price at which a substantial amount of the debt securities are sold to investors for cash, excluding sales to underwriters or other persons acting in a similar capacity) by at least a de minimis amount, as determined under applicable Treasury Regulations, a U.S. holder will be required to include such excess in income as ordinary income, as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash payments attributable to this income.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of Debt Securities. Upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security , a U.S. holder generally will recognize gain or loss in an amount equal to the difference between the amount realized upon the sale, exchange, redemption, retirement or other disposition (other than amounts attributable to any accrued but unpaid interest, which will be taxable as interest income as discussed above to the extent not previously included in income by the U.S. holder) and the U.S. holder’s adjusted U.S. federal income tax basis in the debt security. A U.S. holder’s adjusted U.S. federal income tax basis in a debt security generally will be its cost for that debt security, increased by any accrued original issue discount previously included as income by such U.S. holder, and decreased by any payments on the debt security other than stated interest. Any such gain or loss generally will be capital gain or loss. Capital gains of non-corporate U.S. holders (including individuals) derived in respect of capital assets held for more than one year currently are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations under the Code.

Taxation of Tax-Exempt Holders of Debt Securities

Interest income accrued on a debt security should not constitute unrelated business taxable income to a tax-exempt U.S. holder. As a result, a tax-exempt U.S. holder generally should not be subject to U.S. federal income tax on the interest income accruing on the Operating Partnership’s and Capital Corp.’s debt securities. Similarly, any gain recognized by the tax-exempt U.S. holder in connection with a sale of a debt security generally should not be unrelated business taxable income. However, if a tax-exempt U.S. holder were to finance its acquisition of the debt security with debt, a portion of the interest income and gain attributable to the debt security would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. A tax-exempt U.S. holder that is subject to tax on its unrelated business taxable income will be required to separately compute its unrelated business taxable income for each unrelated trade or business activity for purposes of determining its unrelated business taxable income. Tax-exempt U.S. holders should consult their own tax advisor to determine the potential tax consequences of an investment in the Operating Partnership’s and Capital Corp.’s debt securities.

Non-U.S. Holders

Payments of Interest. Subject to the discussions below under the headings “Information Reporting Requirements and Backup Withholding Applicable to Stockholders and Debt Holders” and “Foreign Account Tax Compliance Act,” payments of non-contingent interest (including any original issue discount) on any debt security to a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax if the non-U.S. holder:

•

(i) if the Operating Partnership is a disregarded entity for U.S. federal income tax purposes, does not own actually or constructively 10% or more of our stock, or (ii) if the Operating Partnership is a partnership for U.S. federal income tax purposes, does not actually or constructively own 10% or more of the Operating Partnership’s capital or profits interests and does not own 10% or more of the stock of Capital Corp;

•	is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of the Code;

•	provides the non-U.S. holder’s name and address on an IRS Form W-8BEN or Form W-8BEN-E (or other applicable successor form) and certifies under penalties of perjury that it is not a U.S. person;

•	is not a bank receiving interest on the extension of credit made pursuant to a loan agreement made in the ordinary course of its trade or business; and

•

is not engaged in a U.S. trade or business pursuant to which interest on the debt securities is effectively connected (any income effectively connected with such a U.S. trade or business, “U.S. Trade or Business Income”).

The gross amount of interest payments to a non-U.S. holder that do not qualify for the portfolio interest exemption will be subject to U.S. withholding tax at the rate of 30%, unless a U.S. income tax treaty applies to reduce or eliminate such withholding tax (and the non-U.S. holder provides a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, claiming the benefits of such treaty) or the payments constitute U.S. Trade or Business Income to the non-U.S. holder (and the non-U.S. holder provides a properly executed IRS Form W-8ECI). U.S. Trade or Business Income will be taxed on a net basis at regular graduated U.S. rates rather than the 30% gross rate. In the case of a non-U.S. holder that is a corporation, such U.S. Trade or Business Income may also be subject to the branch profits tax at a 30% rate. The branch profits tax may not apply, or may apply at a reduced rate, if a recipient is a qualified resident of certain countries with which the United States has an income tax treaty.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of Debt Securities. Subject to the discussions below under the headings “ —Information Reporting Requirements and Backup Withholding Applicable to Stockholders and Debt Holders” and “ —Foreign Account Tax Compliance Act,” any gain realized by a non-U.S. holder upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security (other than amounts attributable to any accrued and unpaid interest, which would be subject to U.S. federal income taxation as interest as described above in “ —Payments of Interest”) generally will not be subject to U.S. federal income tax, unless (i) such gain is U.S. Trade or Business Income, in which case the non-U.S. holder generally will be taxed on such gain in the same manner as a U.S. holder, and if such non-U.S. holder is a corporation, the branch profits tax may also apply; or (ii) in the case of any gain realized by an individual non-U.S. holder, such holder is present in the United States for 183 days or more in the taxable year of such sale, exchange, redemption, retirement or other taxable disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% U.S. federal income tax on such gain (except as otherwise provided by an applicable income tax treaty), which may be offset by certain U.S.-source losses.

Information Reporting Requirements and Backup Withholding Applicable to Stockholders and Debt Holders

U.S. Stockholders and U.S. Debt Holders.

In general, information reporting requirements will apply to (i) payments of distributions on our stock and payments of the proceeds of the sale of our stock to some stockholders, and (ii) payments on our debt securities (including payments of interest and of the proceeds of the sale, exchange, redemption, repurchase, retirement or other disposition of the debt securities) to a U.S. debt holder, unless an exception applies. Further, the payor will be required to backup withhold on any payments at the current rate of 24% if: (1) the payee fails to furnish a taxpayer identification number, or TIN, to the payor or establish an exemption from backup withholding; (2) the IRS notifies the payor that the TIN furnished by the payee is incorrect; (3) the payee fails to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code; or (4) in the case of interest on a debt security, there has been a notified payee under-reporting with respect to interest, dividends or OID described in Code Section 3406(c).

Some U.S. stockholders and U.S. debt holders, including corporations and tax-exempt organizations, will be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a stockholder or debt holder will be allowed as a credit against the stockholder’s or debt holder’s U.S. federal income tax liability and may entitle the stockholder or debt holder to a refund, provided that the required information is furnished to the IRS on a timely basis.

Non-U.S. Stockholders and Non-U.S. Holders of Debt Securities.

Information reporting requirements and backup withholding may apply to (i) payments of distributions on our stock to a non-U.S. stockholder, (ii) proceeds a non-U.S. stockholder receives upon the sale, exchange, redemption, retirement or other disposition of our stock, (iii) interest payments on our debt securities to a non-U.S. holder, and (iv) proceeds a non-U.S. holder receives upon the sale, exchange, redemption, retirement or other disposition of our debt securities. Information reporting and backup withholding will generally not apply if an appropriate IRS Form W-8 is duly provided by such non-U.S. stockholder or non-U.S. holder or the stockholder or debt holder otherwise establishes an exemption. Even without having executed an appropriate IRS Form W-8 or substantially similar form, however, in some cases information reporting and backup withholding will not apply to proceeds received through a broker’s foreign office that a non-U.S. stockholder receives upon the sale, exchange, redemption, retirement or other disposition of our stock or that a non-U.S. holder receives upon the sale, exchange, redemption, retirement or other disposition of our debt securities. However, this exemption does not apply to brokers that are U.S. persons and certain foreign brokers with substantial U.S. ownership or operations. Any amount withheld under the backup withholding rules is allowable as a credit against such stockholder’s or debt holder’s U.S. federal income tax liability (which might entitle such holder to a refund), provided that such holder furnishes the required information to the IRS. Payments not subject to information reporting requirements may nonetheless be subject to other reporting requirements.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act, or FATCA, provisions of the Code, together with administrative guidance and certain intergovernmental agreements entered into thereunder, impose a 30% withholding tax on certain types of U.S.-source passive payments made to ‘‘foreign financial institutions’’ (as specifically defined in the Code) and certain other non-U.S. entities unless (i) the foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owners) undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity (as the beneficial owner or, in certain cases, as an intermediary for the beneficial owners) either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution that is not subject to special treatment under certain intergovernmental agreements, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertakes to identify accounts held by certain U.S. persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold

30% on payments to account holders whose actions prevent them from complying with these reporting and other requirements. The compliance requirements under FATCA are complex and special requirements may apply to certain categories of payees. Withholding under this legislation applies with respect to any payment of interest, dividends, and certain other types of generally passive income if such payment is from sources within the United States. However, the following payments are not subject to FATCA withholding: (i) income from our stock or our debt securities that is treated as income effectively connected with the conduct of a trade or business within the United States; or (ii) proceeds from a sale or other disposition of our stock or our debt securities.

Medicare Tax

A U.S. stockholder or U.S. debt holder who is an individual is subject to a 3.8% tax on the lesser of (1) the U.S. stockholder’s or U.S. debt holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. stockholder’s or U.S. debt holder’s modified gross income for the taxable year over a certain threshold (which currently is between $125,000 and $250,000, depending on the individual’s circumstances). A similar regime applies to certain estates and trusts. Net investment income generally would include (i) dividends on our common stock and preferred stock (without regard to the 20% deduction allowed by Section 199A of the Code) and gain from the sale of our common stock and preferred stock, and (ii) gross interest income and net gains from the disposition of a debt security. If you are a U.S. person that is an individual, an estate or a trust, you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in our common stock, preferred stock or debt securities.

Tax Legislation or Other Actions Affecting REITs

The recently enacted legislation informally knows as the Tax Cuts and Jobs Act, or TCJA, is generally applicable for tax years beginning after December 31, 2017 and made significant changes to the Code, including a number of provisions of the Code that affect the taxation of businesses and their owners, including REITs, their stockholders and holders of their debt securities. Among other changes not reflected elsewhere above, the TCJA (i) reduces the U.S. federal income tax rates on ordinary income of individuals, trusts and estates for taxable years beginning before January 1, 2026 and on corporations indefinitely, (ii) limits the deductibility of interest expense, and (iii) limits the use of net operating losses. The effect of the TCJA on us and our stockholders remains unclear in certain material respects, and further administrative guidance will be required in order to fully evaluate the effect of certain provisions. Future technical corrections with respect to the TCJA could have an adverse effect on us or our stockholders.

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department and it is possible that there could be future changes that could adversely impact our stockholders. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our stockholders may be enacted, amended or repealed. Changes to the U.S. federal income tax laws and to interpretations of the U.S. federal income tax laws could adversely affect an investment in our common stock or preferred stock.

State, Local and Foreign Taxes

We and/or holders of our stock or debt securities may be subject to state, local and foreign taxation in various state or local or foreign jurisdictions, including those in which we or they transact business or reside. The foreign, state and local tax treatment of us and of holders of our stock or debt securities may not conform to the U.S. federal income tax considerations discussed above. The TCJA also disallows itemized deductions for individuals for state and local income, property and sales taxes in excess of a combined limit of $10,000 per year. Prospective investors should consult their own tax advisors regarding the effect of state, local and foreign tax laws on an investment in our common stock, preferred stock or debt securities.

SELLING SECURITY HOLDERS

Information about selling security holders of GLPI, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC, which are incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION

Sales by Us

We may sell the securities offered by this prospectus from time to time in one or more transactions in any of the following ways:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public; and

•	through a combination of any such methods of sale.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

The applicable prospectus supplement will, where applicable:

•	describe the terms of the offering;

•	identify any such underwriter, dealer or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate by all underwriters and agents;

•	describe the purchase price or the public offering price of the securities;

•	identify the amounts underwritten; and

•	identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock of GLPI, which are listed on NASDAQ. Any common stock sold pursuant to a prospectus supplement will be listed on NASDAQ, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock, on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplements.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.

Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, GLPI, GLP Capital or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

Sales by Selling Security Holders

The selling security holders may resell or redistribute the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the named selling security holders (including but not limited to persons who receive securities from a named selling security holder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to “selling security holders” in this prospectus. The selling security holders may sell the securities by one or more of the following methods, without limitation:

•

block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

•	an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the securities may be listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the securities are listed or to or through a market maker other than on that stock exchange;

•	privately negotiated transactions, directly or through agents;

•	short sales;

•	through the writing of options on the securities, whether or the options are listed on an options exchange;

•	through the distribution of the securities by any security holders to its partners, members or stockholders;

•	one or more underwritten offerings;

•	agreements between a broker or dealer and any security holder to sell a specified number of the securities at a stipulated price per share; and

•	any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

The security holders may also transfer the securities by gift.

The selling security holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling security holder. Broker-dealers may agree with a selling security holder to sell a specified number of the securities at a stipulated price per share. If the broker-dealer is unable to sell securities acting as agent for a selling security holder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

From time to time, one or more of the selling security holders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of a selling security holder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling security holder’s securities will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

The selling security holders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

A selling security holder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling security holder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling security holder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling security holder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

The selling security holders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling security holders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling security holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We may agree to indemnify the selling security holders and their respective officers, directors, employees and agents, and any underwriter or other person who participates in the offering of the securities, against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify us, the other selling security holders and any underwriter or other person who participates in the offering of the securities, against specified liabilities arising from information provided by the selling security holders for use in this prospectus or any accompanying prospectus supplement, including liabilities under the federal securities laws. In each case, indemnification may include each person who is an affiliate of or controls one of these specified indemnified persons within the meaning of the federal securities laws or is required to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify any brokers, dealers or agents who participate in transactions involving sales of the securities against specified liabilities arising under the federal securities laws in connection with the offering and sale of the securities.

We will not receive any proceeds from sales of any securities by the selling security holders.

We cannot assure you that the selling security holders will sell all or any portion of the securities offered.

We will supply the selling security holders and any stock exchange upon which the securities are listed with reasonable quantities of copies of this prospectus. To the extent required by Rule 424 under the Securities Act in connection with any resale or redistribution by a selling security holder, we will file a prospectus supplement setting forth:

•	the aggregate number of securities to be sold;

•	the purchase price;

•	the public offering price;

•	if applicable, the names of any underwriter, agent or broker-dealer; and

•

any applicable commissions, discounts, concessions, fees or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular transaction (which may exceed customary commissions or compensation).

If a selling security holder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus.

LEGAL MATTERS

Certain legal matters in connection with the offering will be passed upon for us by Goodwin Procter LLP, New York, New York. Ballard Spahr LLP, Philadelphia, Pennsylvania, will pass upon certain matters of Pennsylvania law. Goodwin Procter LLP may rely on Ballard Spahr LLP with respect to matters governed by Pennsylvania law.

EXPERTS

The consolidated financial statements of Gaming and Leisure Properties, Inc. and the related financial statement schedules, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of Gaming and Leisure Properties, Inc. internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table.

SEC registration fee	$	*
Legal fees and expenses (other than Blue Sky)	$	**
Blue Sky fees and expenses	$	**
Accounting fees and expenses	$	**
Printing fees and expenses	$	**
Transfer Agent, Depositary and Trustee fees and expenses	$	**
Miscellaneous (including listing and rating agency fees)	$	**

Total	$	**

*	Deferred in accordance with Rules 456(b) and 457(r).
**	Estimated expenses not presently known. Each prospectus supplement will reflect estimated expenses based on the amount of the related offering.

Item 15. Indemnification of Directors and Officers.

Pennsylvania Registrants

Gaming and Leisure Properties, Inc. (“GLPI”)

Sections 1741 through 1750 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law of 1988 (the “PBCL”), contain provisions for mandatory and discretionary indemnification of a corporation’s directors, officers and other personnel, and related matters. As described below, GLPI indemnifies its directors, officers and other such personnel to the fullest extent permitted by the PBCL.

GLPI’s articles of incorporation and bylaws require it to indemnify any person against all liability, loss and expense (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such person by reason of the fact that he is or was a director or officer of GLPI, or is or was serving at GLPI’s request as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise or entity, including service with respect to an employee benefit plan, its participants or beneficiaries, to the full extent permitted by applicable law. Pennsylvania law permits us to provide similar indemnification to our employees and agents who are not directors or officers. The determination of whether an individual meets the applicable standard of conduct may be made by the disinterested directors, independent legal counsel or the shareholders. Pennsylvania law also permits indemnification in connection with a proceeding brought by GLPI or in its right to procure a judgment in its favor. Insofar as indemnification for liabilities arising under the Securities Act of may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, GLPI has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

GLPI purchases and maintains insurance on behalf of any person who is or was a director or officer of GLPI or an employee or agent of GLPI, against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not GLPI would have the power to indemnify him or her against that liability. Accordingly, GLPI maintains directors’ and officers’ liability insurance to provide directors and officers with insurance coverage for losses, including those that arise from claims based on breaches of duty, negligence, error and other wrongful acts and for violations with respect to the Securities Act.

GLP Capital, L.P. (“GLP Capital”)

Section 8510 of Subchapter A, Chapter 85, of the Pennsylvania Revised Uniform Limited Partnership Act (the “ULPA”) contains provisions for discretionary and mandatory indemnification of a limited partnership’s partners and other persons. The ULPA permits GLP Capital to indemnify any partner or other person from and against any and all claims and demands, except where the act giving rise to a claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Additionally, GLP Capital is required to indemnify every partner for payments made and personal liabilities reasonably incurred by such partner in the ordinary and proper conduct of GLP Capital’s business or for the preservation of GLP Capital’s business or property.

Delaware Registrant

GLP Financing II, Inc. (“Capital Corp.”)

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit.

Article TENTH of Capital Corp.’s certificate of incorporation provides:

“To the maximum extent permitted from time to time under the laws of the State of Delaware, the Corporation eliminates the personal liability of each member of its board of directors to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that, to the extent provided by applicable law, the foregoing shall not eliminate the liability of a director (i) for any breach of such director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code or (iv) for any transaction from which such director derived an improper personal benefit. No amendment or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.”

Additionally, Section 6.1 of Capital Corp.’s bylaws provides that, to the fullest extent permitted by Delaware General Corporation Law, a director shall not liable to Capital Corp. or its stockholders for breach of fiduciary duty as a director.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Article ELEVENTH of Capital Corp.’s certificate of incorporation and Section 6.2 of its bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer of Capital Corp., whether the basis of such proceeding is alleged action in an official capacity while serving as a director or officer, or in any other capacity while serving as a director or officer, shall be indemnified by Capital Corp. to the fullest extent authorized by Delaware General Corporation Law against all expense, liability and loss reasonably incurred by such director or officer in connection therewith; provided, however, that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Capital Corp., and with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided further, however, that no indemnification shall be made in the case of an action, suit or proceeding by or in the right of Capital Corp. in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such director or officer is liable to Capital Corp., unless a court having jurisdiction shall determine that, despite such adjudication, such person is fairly and reasonably entitled to indemnification; provided further, however, that, except with respect to proceedings to enforce rights to indemnification, Capital Corp. shall indemnify any such director or officer in connection with a proceeding (or part thereof) initiated by such director or officer only if such proceeding (or part thereof) was authorized or ratified by Capital Corp.’s board of directors.

Item 16. Exhibits.

See the Exhibit Index which is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

(i)

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

GLP Capital, L.P.

GLP Financing II, Inc.

$400,000,000 3.350% Senior Notes due 2024

$700,000,000 4.000% Senior Notes due 2030

PROSPECTUS SUPPLEMENT

Wells Fargo Securities

BofA Merrill Lynch

Fifth Third Securities

J.P. Morgan

Barclays

Citizens Capital Markets

Credit Agricole CIB

M&T Securities

SunTrust Robinson Humphrey

August 15, 2019